UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TOLL BROTHERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TOLL BROTHERS, INC.
250 Gibraltar Road
Horsham, Pennsylvania 19044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, March 12, 2008

The 2008 Annual Meeting of Stockholders (the “Meeting”) of Toll Brothers, Inc. (the “Company”) will be held on Wednesday, March 12, 2008 at 12:00 p.m., at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1. To elect three directors to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. (The terms of office of the other directors do not expire until 2009 or 2010.)

2. To consider the approval of the Toll Brothers, Inc. CEO Cash Bonus Plan.

3. To consider the approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007).

4. To consider the approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007).

5. To consider the approval of plan amendments to authorize a stock option exchange program for employees other than executive officers and directors.

6. To ratify the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

7. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 15, 2008 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

MICHAEL I. SNYDER
Secretary

February 8, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 12, 2008

The proxy statement and 2007 annual report of Toll Brothers, Inc. are available at:
http://ww3.ics.adp.com/streetlink/tol

ATTENDANCE AT ANNUAL MEETING — ADMISSION POLICY AND PROCEDURES

Attendance at the Meeting is limited to Toll Brothers, Inc. stockholders or their named representatives. No one else will be admitted to the Meeting. The Meeting will begin promptly at 12:00 p.m. Eastern standard time. Please allow ample time for the admission procedures described below.

If you hold your shares directly with the Company and you plan to attend the Meeting, please mark the appropriate box on your proxy card.

If your shares are held for you by a bank, broker or other intermediary and you plan to attend the Meeting, please send written notice of your intention to attend to Toll Brothers, Inc., 250 Gibraltar Road, Horsham, PA 19044, Attention: Michael I. Snyder, Secretary, no later than March 5, 2008. Please include with such notice: (1) your name and complete mailing address, (2) if you will be naming a representative to attend on your behalf, the name, complete mailing address and phone number of that individual, and (3) evidence of your ownership (such as the relevant portion of your bank or brokerage firm account statement or a letter from the bank, broker or other intermediary confirming your ownership). If you plan to vote your shares at the Meeting, please bring evidence of ownership with you.

The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the Meeting and all attendees must present valid photo identification to be admitted to the Meeting. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices, and the use of cellular phones, will not be permitted at the Meeting. We will have representatives at the entrance to the Meeting and these representatives will have the authority, on our behalf, to determine whether these admission procedures have been followed.

TOLL BROTHERS, INC.
250 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT
For
Annual Meeting of Stockholders
Wednesday, March 12, 2008

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2008 Annual Meeting of Stockholders (the “Meeting”), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company on or about February 8, 2008.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the nominees of the Board of Directors in the election of the three directors whose terms of office will extend until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; “FOR” Proposal Two, approval of the Toll Brothers, Inc. CEO Cash Bonus Plan; “FOR” Proposal Three, approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007); “FOR” Proposal Four, approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007); “FOR” Proposal Five, approval of plan amendments to authorize a stock option exchange program for employees other than executive officers and directors; and “FOR” Proposal Six, the ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. Any proxy may be revoked at any time before its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

VOTING SECURITIES AND SECURITY OWNERSHIP

Shares Entitled To Vote, Quorum and Required Vote

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was January 15, 2008 (the “Record Date”). At the close of business on the Record Date, there were 158,463,825 shares of the Company’s common stock outstanding and eligible to vote at the Meeting. The Company has no other class of voting securities outstanding. At the Meeting, stockholders will be entitled to one vote for each share of common stock owned of record at the close of business on the Record Date. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One:  Directors are elected by a plurality of the votes cast at the Meeting and the three nominees who receive the most votes will be elected. Proposal One is considered a “routine” matter under the rules of the New York Stock Exchange (“NYSE”) and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ shares on Proposal One if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

Proposals Two, Three, Four and Five:  To be approved, each of these proposals must receive an affirmative majority of the votes cast at the Meeting. These proposals are not considered “routine” matters under the NYSE’s rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to any of these proposals. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of these proposals.

Proposal Six:  To be approved, this proposal must receive an affirmative majority of the votes cast at the Meeting. Proposal Six is considered a “routine” matter under the NYSE’s rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ unvoted shares on Proposal Six if the customers have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.

Security Ownership of Principal Stockholders and Management

The following table sets forth certain information with respect to the holdings of: (1) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company; (2) each director and nominee for director of the Company and each executive officer named in the Summary Compensation Table under “Executive Compensation”; and (3) all directors and executive officers of the Company as a group. This information is as of the Record Date, except as otherwise indicated. To the best of the Company’s knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

		Percent of
	Amount and Nature of	Common
Name of Beneficial Owner	Beneficial Ownership(1)	Stock

Robert I. Toll (2)(3)(4)	29,081,321	17.44
Bruce E. Toll (5)	6,857,899	4.32
FMR LLC (6)	16,565,240	10.45
Massachusetts Financial Services Company (7)	8,500,300	5.36
Zvi Barzilay	2,614,458	1.62
Robert S. Blank	317,392	*
Edward G. Boehne	294,000	*
Richard J. Braemer	530,100	*
Roger S. Hillas	526,433	*
Carl B. Marbach (8)	428,852	*
Stephen A. Novick	109,350	*
Joel H. Rassman	1,372,331	*
Paul E. Shapiro	430,890	*
All directors and executive officers as a group (11 persons) (3)(8)(9)	42,563,026	24.64

*	Less than 1%

(1)	Shares issuable pursuant to options exercisable within 60 days after the Record Date are deemed to be beneficially owned. Accordingly, the information presented above includes the following numbers of shares of common stock underlying options held by the following individuals, and all directors and executive officers as a group: Mr. Robert I. Toll, 8,277,500 shares; Mr. Bruce E. Toll, 235,500 shares; Mr. Barzilay, 2,496,460 shares; Mr. Blank, 306,000 shares; Mr. Boehne, 292,500 shares (includes 64,000 options transferred to his wife); Mr. Braemer, 358,500 shares; Mr. Hillas, 313,000 shares; Mr. Marbach, 392,750 shares; Mr. Novick, 108,750 shares; Mr. Rassman, 1,115,660 shares; Mr. Shapiro, 389,000 shares; and all directors and executive officers as a group, 14,285,620 shares.

(2)	The address for Mr. Robert I. Toll is c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044.

(3)	Amount includes 402,775 shares held by trusts for Mr. Robert I. Toll’s children and grandchildren, of which Mrs. Jane Toll, Mr. Robert I. Toll’s spouse, is a trustee with voting and dispositive power, and as to which he disclaims beneficial ownership. Amount also includes 56,000 shares owned by the Robert and Jane Toll Foundation, of which Mr. Robert I. Toll is a trustee with shared voting and dispositive power, and as to which he disclaims beneficial ownership.

(4)	Amount includes 7,120,316 shares pledged to certain financial institutions to secure obligations of Mr. Robert I. Toll.

(5)	Amount includes 3,750,000 shares pledged to certain financial institutions to secure obligations of Mr. Bruce E. Toll and The Bruce E. Toll Revocable Trust (of which Mr. Bruce E. Toll is the sole trustee).

(6)	Based on a Schedule 13G, filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2008, which states that the address of FMR LLC (“FMR”) is 82 Devonshire Street, Boston, Massachusetts 02109, that FMR has sole voting power with respect to 303,440 shares and that FMR has sole dispositive power with respect to 16,565,240 shares.

(7)	Based on a Schedule 13G, filed with the SEC on February 1, 2008, which states that the address of Massachusetts Financial Services Company (“MFS”) is 500 Boylston Street, Boston, Massachusetts 02116, that MFS has sole voting power with respect to 7,675,990 shares and that MFS has sole dispositive power with respect to 8,500,300 shares.

(8)	Amount includes an aggregate of 9,400 shares beneficially owned by individual retirement accounts (“IRAs”) for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 4,700 shares held by his wife’s IRA.

(9)	The Board of Directors, after reviewing the functions of all of the Company’s officers, both in terms of designated function and functions actually performed, has determined that, for purposes of Section 16 of the Securities Exchange Act of 1934 (and the rules thereunder) and Regulation S-K of the Securities and Exchange Commission, only the Chief Executive Officer, Chief Operating Officer, and Executive Vice President/Chief Financial Officer/Treasurer (and the Chief Accounting Officer for purposes of Section 16) are deemed to be officers or executive officers of the Company for reporting purposes under those provisions, respectively.

PROPOSAL ONE

ELECTION OF DIRECTORS FOR TERMS ENDING 2011

At the Meeting, the stockholders will elect three directors to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Company’s Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose three-year terms of office expire at the Meeting are Messrs. Robert I. Toll, Bruce E. Toll and Joel H. Rassman.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Robert I. Toll, Bruce E. Toll and Joel H. Rassman to serve again as directors until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to continue to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate on the recommendation of the Nominating and Corporate Governance Committee.

Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.

		Director	Term
Name	Age	Since	Expires	Position(s) with the Company

Robert I. Toll	67	1986	2008	Chairman of the Board and Chief Executive Officer
Bruce E. Toll	64	1986	2008	Vice Chairman of the Board
Zvi Barzilay	61	1994	2010	President, Chief Operating Officer and Director
Robert S. Blank	67	1986	2009	Director
Edward G. Boehne	67	2000	2010	Director
Richard J. Braemer	66	1986	2010	Director
Roger S. Hillas	80	1988	2009	Director
Carl B. Marbach	66	1991	2010	Director
Stephen A. Novick	67	2003	2009	Director
Joel H. Rassman	62	1996	2008	Executive Vice President, Chief Financial Officer, Treasurer and Director
Paul E. Shapiro	66	1993	2009	Director

Robert I. Toll co-founded the Company’s predecessors’ operations with his brother, Bruce E. Toll, in 1967. He has been a member of the Board of Directors since the Company’s inception in May 1986. His principal occupation since the Company’s inception has been as Chief Executive Officer of the Company.

Bruce E. Toll, the brother of Robert I. Toll, has been a member of the Board of Directors since the Company’s inception in May 1986 and served as its Chief Operating Officer until May 1998 and its President until November 1998. He is a member of the Public Debt and Equity Financing Committee. He is the founder and president of BET Investments, a commercial real estate company, and the owner of several car dealerships. Mr. Toll is also the Chairman of Philadelphia Media Holdings, L.L.C., which is the parent company of the Philadelphia Inquirer and the Philadelphia Daily News. From 2000 until July 2006, Mr. Toll was a member of the Board of Directors of UbiquiTel, Inc.

Zvi Barzilay has been a member of the Board of Directors since June 1994. He joined the Company’s predecessor in 1980 as a project manager and was appointed a Vice President in 1983. He held the position of Executive Vice President from January 1992 until May 1998, when he was appointed to the additional position of Chief Operating Officer. Since November 1998, he has been President and Chief Operating Officer of the Company.

Robert S. Blank has been a member of the Board of Directors since September 1986. He is a member of the Nominating and Corporate Governance Committee and the Public Debt and Equity Financing Committee. For more than the past five years, Mr. Blank has been Co-Chairman and Co-Chief Executive Officer of Whitney Communication Company and Senior Partner of Whitcom Partners. Whitney Communications Company and Whitcom Partners own daily and non-daily newspapers and other publications and formerly owned broadcast television stations, radio stations and cable television stations. From August 2001 until June 2007, Mr. Blank was a member of the Board of Directors of Advanta Corp.

Edward G. Boehne has been a member of the Board of Directors since July 2000. He is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is a member of the Board of Directors of Beneficial Mutual Bancorp, Inc. (and certain of its affiliated holding companies), Penn Mutual Life Insurance Co. and AAA Mid-Atlantic, Inc. (and certain of its affiliated companies and divisions). Mr. Boehne is also a member of the Board of Directors of, and a Senior Economic Advisor to, the Haverford Trust Company.

Richard J. Braemer has been a member of the Board of Directors since September 1986. He is the chairman of the Public Debt and Equity Financing Committee. For more than the past five years, Mr. Braemer has been a partner in the Philadelphia office of the law firm of Ballard, Spahr, Andrews & Ingersoll, LLP.

Roger S. Hillas has been a member of the Board of Directors since April 1988. He is a member of the Audit Committee. From July 1988 until his retirement in December 1992, Mr. Hillas was Chairman and Chief Executive Officer of Meritor Savings Bank. Prior to July 1988, Mr. Hillas was Chairman of PNC Financial Corp. and Chairman of Provident National Bank.

Carl B. Marbach has been a member of the Board of Directors since December 1991. He is the Chairman of the Executive Compensation Committee and a member of the Audit Committee. Since January 2004, Mr. Marbach has been president of Greater Marbach Airlines, Inc. and Florida Professional Aviation, Inc., companies that provide aviation services and consulting. From January 1995 to January 2004, Mr. Marbach was President of Internetwork Publishing Corp., an electronic publisher, which he founded.

Stephen A. Novick has been a member of the Board of Directors since January 2003. He is a member of the Executive Compensation Committee and the Nominating and Corporate Governance Committee. In January 2005, Mr. Novick became Senior Advisor for The Andrea and Charles Bronfman Philanthropies. Until December 2006, Mr. Novick was a consultant to Grey Global Group, a marketing communications company. For more than the five years prior to his retirement in December 2004, Mr. Novick was Chief Creative Officer-Worldwide, and from April 2000 to December 2004, had been Vice Chairman, of Grey Global Group. Mr. Novick is also a member of the Board of Directors of Ark Restaurant Corp.

Joel H. Rassman has been a member of the Board of Directors since September 1996. He joined the Company’s predecessor in 1984 as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Rassman was appointed Executive Vice President in June 2002. Mr. Rassman continues to serve as Executive Vice President, Treasurer and Chief Financial Officer of the Company.

Paul E. Shapiro has been a member of the Board of Directors since December 1993. He is the Chairman of the Audit Committee. Since June 30, 2004, Mr. Shapiro has been Chairman of the Board of Q Capital Strategies, LLC, a life settlement company. From January 1, 2004 to June 30, 2004, Mr. Shapiro was Senior Vice President of MacAndrews & Forbes Holdings, Inc., a private holding company of operating businesses. From June 2001 to December 2003, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Revlon Inc.

Meetings and Committees of the Board of Directors

The Board of Directors held four regular meetings and three telephonic meetings during the Company’s 2007 fiscal year.

The Board of Directors currently has an Audit Committee, an Executive Compensation Committee, a Nominating and Corporate Governance Committee and a Public Debt and Equity Financing Committee.

The Audit Committee is currently composed of, and for the entire 2007 fiscal year was composed of Paul E. Shapiro (Chairman), Edward G. Boehne, Roger S. Hillas and Carl B. Marbach, each of whom has been determined by the Board of Directors to meet the standards of independence required of audit committee members by the NYSE and applicable Securities and Exchange Commission (“SEC”) rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this proxy statement. The Board of Directors has further determined that (1) all members of the Audit Committee are financially literate, and (2) Edward G. Boehne possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and that he is an “audit committee financial expert” within the meaning of the applicable SEC rules.

The Audit Committee, among other things, assists the Company’s Board of Directors in fulfilling its responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function and independent audits. The Audit Committee also has the responsibility and authority for the appointment, compensation, retention, evaluation, termination and oversight of the independent registered public accounting firm, and pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee held four regular meetings during the last fiscal year, all of which were attended by representatives from Ernst & Young, LLP, the Company’s independent registered public accounting firm, to consider the scope of the annual audit and issues of accounting policy and internal control. The Chairman of the Audit Committee also met telephonically with Company management and representatives from Ernst & Young LLP eight times during the 2007 fiscal year; such meetings were held prior to each public release of Company quarterly and annual financial information.

The Executive Compensation Committee is currently composed of, and for the entire 2007 fiscal year was composed of, Carl B. Marbach (Chairman) and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE’s standards for independence. In addition, each committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Executive Compensation Committee, among other things, sets compensation for the Named Executive Officers and administers (in some cases along with the Board of Directors) the Toll Brothers, Inc. Cash Bonus Plan (the “Cash Bonus Plan”), the Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the “Executive Officer Cash Bonus Plan”), the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007) (the “Employee Plan”), and the Toll Brothers, Inc. Supplemental Executive Retirement Plan (the “SERP”). It also administers the Toll Brothers, Inc. Key Executives and Non-Employee Directors Stock Option Plan (1993) (the “1993 Plan”), the Toll Brothers, Inc. Stock Option and Incentive Plan (1995) (the “1995 Plan”) and the Toll Brothers, Inc. Stock Incentive Plan (1998) (the “1998 Plan”),which plans have been inactive except for exercises of existing stock option grants. The Executive Compensation Committee held four meetings during the 2007 fiscal year, some of which took place over multiple days.

The Nominating and Corporate Governance Committee is currently composed of, and for the entire 2007 fiscal year was composed of, Edward G. Boehne (Chairman), Robert S. Blank and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for, among other things, the recommendation to the Board of Directors of director nominees for election to the Board of Directors, the evaluation of the size of the Board of Directors, the evaluation and recommendation to the Board of Directors of the compensation of the non-employee directors, the establishment and updating of corporate governance guidelines, the review and approval of related party transactions and acting on behalf of the Board of Directors with respect to certain administrative matters. The Nominating and Corporate Governance Committee, along with the Board of Directors, also administers the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007) (the “Director Plan”). The Nominating and Corporate Governance Committee held four meetings during the 2007 fiscal year.

The Public Debt and Equity Financing Committee is currently composed of, and for the entire 2007 fiscal year was composed of, Richard J. Braemer (Chairman), Robert S. Blank and Bruce E. Toll. The Public Debt and Equity Financing Committee’s primary responsibility is to carry out any functions previously approved by the Board of Directors relating to the authorization, terms, sale, registration or repurchase of debt securities of the Company or its affiliates. This committee did not meet during the 2007 fiscal year.

Each director attended at least 75% of the meetings of the Board of Directors and its committees of which he was a member during the 2007 fiscal year.

Director Compensation

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending compensation for non-management directors to the Board of Directors.

Components of Director Compensation

Non-management directors are compensated in cash, stock options, and restricted stock for their services as directors.

•	Cash. Each non-management director, other than Bruce E. Toll, receives cash fees for each Board of Directors and Board committee meeting he attends. Cash fees paid for meetings held during fiscal 2007 were as follows:

Each full day Board of Directors meeting	$5,000
Each half day Board of Directors meeting	$2,500
Each telephonic Board of Directors meeting	$1,750
Each Board committee meeting	$1,750

•	Stock Options. All non-management directors receive annual equity compensation in the form of stock options for service on the Board of Directors and on Board committees. Stock options are granted on December 20 of each year, for service during the immediately preceding fiscal year. Each option grant made to a non-management director vests equally over a two year period, with the potential for automatic vesting upon a change of control of the Company and continued vesting upon death, disability or retirement of the director. In order to receive compensation for Board committee service, the relevant Board committee must meet at least once during the fiscal year.

Stock options granted to non-management directors during fiscal 2007 were for services rendered during fiscal 2006 and were granted under the 1998 Plan as follows:

Service on the Board of Directors:	Option grant to acquire 15,000 shares
Member or Chairman of the Audit Committee	Option grant to acquire 1,000 shares
Member or Chairman of the Nominating and Corporate Governance Committee	Option grant to acquire 1,000 shares
Member or Chairman of the Executive Compensation Committee	Option grant to acquire 500 shares

•	Restricted Stock Awards. Non-management directors receive annual equity compensation in the form of restricted stock awards for service on certain Board committees. Restrictions on shares of restricted stock granted as director compensation lapse over two years, although all restrictions immediately lapse upon a change of control of the Company or upon the death or disability of the director. In order to receive compensation for Board committee service, the relevant Board committee must meet at least once during the fiscal year.

Shares of restricted stock granted to non-management directors during fiscal 2007 were for services rendered during fiscal 2006 and were granted under 1998 Plan as follows:

Chairman of the Audit Committee	200 shares
Member of the Audit Committee	100 shares
Chairman of the Nominating and Corporate Governance Committee	200 shares
Member of the Nominating and Corporate Governance Committee	100 shares
Chairman of the Executive Compensation Committee:	100 shares

•	Perquisites and Benefits. Non-management directors did not receive perquisites or other benefits from the Company during fiscal 2007, except for Mr. Bruce E. Toll, as discussed in the section below entitled “Other Director Compensation Arrangements”.

Other Director Compensation Arrangements

The Company and Bruce E. Toll are parties to an Advisory and Non-Competition Agreement (the “Advisory Agreement”), dated as of November 1, 2004, as amended and extended as of June 13, 2007, which currently expires on October 31, 2010. The purpose of the Advisory Agreement is to provide the Company with the valuable and special knowledge, expertise and services of Mr. Toll, one of the Company’s co-founders, on a continuing basis, as well as to ensure that Mr. Toll does not compete with the Company. The Advisory Agreement provides, among other things, that (a) the Company will retain Mr. Toll as Special Advisor to the Chairman until October 31, 2010 at an annual compensation rate of $675,000, (b) he will be paid $675,000 for each of the three years following the term (or termination) of the Advisory Agreement so long as he does not violate certain non-competition and other provisions, and (c) he will be entitled to health and retirement benefits available to the Company’s named executive officers. Pursuant to the terms of the Advisory Agreement, Mr. Toll was designated a participant in the SERP, which provides an annual benefit of $230,000 for 20 years, provided that no payments will be made to Mr. Toll under the SERP until the expiration of the three-year non-competition period following the term (or termination) of the Advisory Agreement. In fiscal 2007, the Company accrued $133,973 for his benefit under the SERP. During fiscal 2007, the Company provided Bruce E. Toll with perquisites with an estimated value of approximately $26,240, which are described in greater detail in the Director Compensation Table below. These perquisites were reviewed by the Executive Compensation Committee as part of its review of perquisites paid to the Company’s named executive officers and were found to be reasonable and consistent with past practices.

Director Compensation Table

The following table sets forth information concerning the compensation for fiscal year 2007 awarded to or earned by the non-management directors. Management directors are not compensated for their service as directors. The compensation received by the management directors for their services as employees of the Company is shown in the Summary Compensation Table contained in this proxy statement.

Director Compensation during Fiscal Year 2007

				Change in
				Pension
				Value and
	Fees			Nonqualified
	Earned or	Stock	Option	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation
Name	($)	($)(1)(2)(3)	($)(4)(5)(6)	Earnings ($)	($)		Total ($)

Robert S. Blank	23,000	3,528	297,717	—	—		324,245
Edward G. Boehne	30,000	10,585	316,324	—	—		356,909
Richard J. Braemer	16,000	N/A	279,110	—	—		295,110
Roger S. Hillas	23,000	3,528	297,717	—	—		324,245
Carl B. Marbach	30,000	7,056	307,021	—	—		344,077
Stephen A. Novick	30,000	3,528	302,416	—	—		335,944
Paul E. Shapiro	33,500	7,056	297,717	—	—		338,273
Bruce E. Toll	N/A	N/A	279,110	(7)	701,240	(8)	980,350

(1)	Annual restricted stock grants to non-management directors are made during the first quarter of each fiscal year for service on the Board during the immediately preceding fiscal year. The awards vest 50% on the first anniversary of the award and 50% on the second anniversary of the award. The grant date fair values of the awards are based upon the closing price of the Company’s common stock on the date of the awards. Each non-management director, other than Mr. Braemer and Mr. Bruce E. Toll, received a grant of restricted stock during fiscal year 2007. Each grant was made on December 20, 2006 and the grant date fair value of each award was as follows: Mr. Blank, $3,182; Mr. Boehne, $9,546; Mr. Hillas, $3,182; Mr. Marbach, $6,364; Mr. Novick, $3,182; and Mr. Shapiro, $6,364. Mr. Braemer and Mr. Bruce E. Toll do not hold any unvested stock awards.

(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 in accordance with FAS 123R for restricted stock awards. The amount recognized for financial statement reporting purposes is based on the grant date fair value of the awards (see footnote 1 above) and the period upon which the awards vest.

(3)	The non-management directors held the following amounts of unvested restricted stock awards at October 31, 2007: Mr. Blank, 150 shares; Mr. Boehne, 450 shares; Mr. Hillas, 150 shares; Mr. Marbach, 300 shares; Mr. Novick, 150 shares; and Mr. Shapiro, 300 shares.

(4)	The annual stock option grants to non-management directors are made during the first quarter of each fiscal year for service on the Board during the immediately preceding fiscal year. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 9 to the Company’s Audited Financial Statements for fiscal year 2007, included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

(5)	Each non-management director received a stock option grant during fiscal year 2007. Each grant was made on December 20, 2006 and the grant date fair value of each award, computed in accordance with FAS 123R, was as follows: Mr. Blank, $264,640; Mr. Boehne, $281,160; Mr. Braemer, $248,100; Mr. Hillas, $264,640; Mr. Marbach, $272,910; Mr. Novick; $272,910; Mr. Shapiro, $264,640; and Mr. Bruce E. Toll, $248,100.

(6)	The non-management directors held stock options to acquire the following amounts of Company common stock at October 31, 2007: Mr. Blank, 314,000 shares; Mr. Boehne, 237,000 shares; Mr. Braemer, 426,000 shares; Mr. Hillas, 381,000 shares; Mr. Marbach, 401,000 shares; Mr. Novick, 117,000 shares; Mr. Shapiro, 417,000 shares; and Mr. Bruce E. Toll, 243,000. We provide complete information on the beneficial ownership of Company stock for each of our directors under “Security Ownership of Principal Stockholders and Management” on page 2 of this proxy statement.

(7)	Due to a change in actuarial assumptions regarding Mr. Bruce E. Toll’s retirement age and a change in the assumption related to the discount rate from October 31, 2006 to October 31, 2007, the present value of Mr. Bruce E. Toll’s accumulated plan benefit decreased by $80,590. The terms of the Advisory Agreement provide for his participation in the SERP.

(8)	“All Other Compensation” consists of the following annual compensation and perquisites provided pursuant to the Advisory Agreement. See “Other Director Compensation Arrangements” above.

Annual compensation	$675,000
Contributions to 401(k) Plan	11,550
Health insurance	11,657
Club dues	3,033

Total	$701,240

Changes to Director Compensation Commencing in Fiscal Year 2008

During fiscal 2007, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, changes to the Company’s director compensation structure. Cash fees for meetings held during fiscal 2008 will remain the same as fees for meetings held during fiscal 2007 and fiscal 2006. Equity compensation for services rendered in fiscal 2007, which will be awarded during fiscal 2008, will be as set forth below. Equity compensation awarded during fiscal 2008 and beyond will be paid under the Director Plan, with the exception of equity awards made to Mr. Bruce E. Toll, which will be paid under the Employee Plan.

Equity Compensation for Board Service for Non-Management Directors*

Annual award for service on the Board of Directors	• Option grant to acquire 15,000 shares

Additional Equity Compensation for Board Committee Membership for Non-Management Directors*

Audit Committee Chairman	• Option grant to acquire 1,250 shares
• Award of 250 shares of restricted stock

Audit Committee Member	• Option grant to acquire 1,000 shares
• Award of 100 shares of restricted stock

Executive Compensation Committee Chairman	• Option grant to acquire 1,000 shares
• Award of 200 shares of restricted stock

Executive Compensation Committee Member	• Option grant to acquire 1,000 shares
• Award of 100 shares of restricted stock

Nominating and Corporate Governance Committee Chairman	• Option grant to acquire 1,000 shares
• Award of 200 shares of restricted stock

Nominating and Corporate Governance Committee Member	• Option grant to acquire 1,000 shares
• Award of 100 shares of restricted stock

Public Debt and Equity Financing Committee Chairman or Member	• Option grant to acquire 500 shares

*	In order to receive compensation for Board committee service, the relevant Board committee must meet at least once during the fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF
ROBERT I. TOLL, BRUCE E. TOLL AND JOEL H. RASSMAN.

PROPOSAL TWO

APPROVAL OF THE TOLL BROTHERS, INC. CEO CASH BONUS PLAN

On December 12, 2007, the Board of Directors adopted, upon the recommendation of the Executive Compensation Committee and subject to stockholder approval, the Toll Brothers, Inc. CEO Cash Bonus Plan (the “New CEO Bonus Plan”), to provide a bonus program for the Company’s Chief Executive Officer, Robert I. Toll. The New CEO Bonus Plan will replace the Company’s existing bonus plan for the CEO.

Background

The Board of Directors and the Executive Compensation Committee have determined that the Company’s CEO should be compensated through a mix of salary, bonus and long-term incentive compensation. Historically, cash bonuses were determined pursuant to the terms of the Cash Bonus Plan, as amended and most recently approved by stockholders at the 2005 Annual Meeting of Stockholders. Following the fiscal 2007 year, the Executive Compensation Committee undertook a complete review of the Company’s bonus program for the CEO in light of the expiration, at the end of that fiscal year, of certain features of the Cash Bonus Plan. The Executive Compensation Committee’s objective was to create a CEO bonus program that will continue to reward the CEO for achieving desired financial and operational goals of the Company, and compensate the CEO fairly in the context of all of his accomplishments; in this connection, the Executive Compensation Committee, mindful of the current severe downturn in the homebuilding industry, sought to develop a bonus program that would work effectively in all economic climates, reducing the need for the Executive Compensation Committee to decrease bonus awards or potentially award bonus compensation outside the parameters of an established, stockholder-approved plan. The Executive Compensation Committee also desired to simplify the CEO’s bonus program, making it more transparent and easier to comprehend, implement and administer. The Executive Compensation Committee believes the New CEO Bonus Plan is linked appropriately to Company operating and financial performance, contains an effective mechanism to allow the Executive Compensation Committee to measure and compensate the CEO’s individual performance based on a set of pre-established performance goals, is a clear and concise bonus program that can be easily understood, and will achieve the Executive Compensation Committee’s objectives as they relate to CEO compensation.

Material Provisions of the New CEO Bonus Plan

The material provisions of the New CEO Bonus Plan are as follows:

1. Participant.   The sole participant in the New CEO Bonus Plan is Robert I. Toll, the Company’s chief executive officer.

2. Effective Date; Term.   Subject to the approval of the New CEO Bonus Plan by stockholders, the New CEO Bonus Plan shall be effective for the Company’s fiscal year ending October 31, 2008 and shall continue unless and until terminated by the Board of Directors. It will replace the existing Cash Bonus Plan.

3. Components of Bonus.   The New CEO Bonus Plan provides that a bonus will be paid to the CEO for each Plan Year (which is defined as the Company’s fiscal year) in an amount equal to the sum of:

(a) 2.0% of the Company’s income before taxes and bonus (as defined in the New CEO Bonus Plan); and

(b) The Plan Year Performance Bonus (as further described below).

4. Plan Year Performance Bonus.   The Plan Year Performance Bonus is payable to the CEO based on his achievement of pre-established performance goals. Prior to or within the first 90 days of a Performance Period (as defined in the New CEO Bonus Plan) (or, if the Performance Period is shorter than a full year, within the first 25 percent of the Performance Period), in accordance with the requirements of Section 162(m) of the Internal Revenue Code, the Executive Compensation Committee shall establish performance goals with respect to the Performance Period and an objective formula or method for computing the amount of bonus payable to the CEO if the specified performance goals are achieved. The performance goals established by the Executive Compensation Committee shall be based on one or more of the business criteria set forth in the New CEO Bonus Plan. At or after the end of each Performance Period, the Executive Compensation Committee shall determine whether and to what extent the performance goals have been achieved and shall calculate the amount of Plan Year Performance Bonus to be awarded, if any, based upon the levels of achievement of the relevant performance goals and the objective formula or method established with respect to such Performance Period. The maximum amount that can be awarded as a Plan Year Performance Bonus cannot exceed the greater of (a) $5,200,000 and (b) 1/10 of 1% of the Company’s consolidated gross revenues for such Plan Year. The Executive Compensation Committee will have no discretion to increase the amount of the Plan Year Performance Bonus, but may, in its sole discretion, reduce the amount to, or set the Plan Year Performance Bonus at, $0, based on such facts and circumstances as it deems relevant. The establishment of performance goals and the payment of the Plan Year Performance Bonus shall, in all cases, be implemented in a manner that is consistent with the requirements of Section 162(m) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

5. Cap on Bonuses.   In no event can the total bonus payable to the CEO under the New CEO Bonus Plan exceed $25,000,000.

6. Payment of Bonuses.   Bonuses under the New CEO Bonus Plan may be paid in cash, shares of Company common stock, or a combination of both at the discretion of the Executive Compensation Committee. Payment of shares shall be made in the form of an unrestricted stock award under the terms of the Employee Plan. The number of shares that may be paid as a bonus shall be determined by dividing the dollar amount to be paid in stock by the per share closing price of the Company’s common stock on the NYSE on the last business day of the Company’s fiscal year for which such bonus payment is being made. Bonuses shall be paid during the last week of December or first week of January after the close of the fiscal year with respect to which the bonus is to be paid.

7. Amendment and Termination of the New CEO Bonus Plan.   The New CEO Bonus Plan may be terminated or revoked by action of the Executive Compensation Committee at any time and may be amended from time to time by the Executive Compensation Committee, provided that no termination, revocation or amendment may, without the prior written approval of the CEO, reduce the amount of bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the maximum amount payable under the New CEO Bonus Plan shall be effective without disclosure to and approval by the stockholders. The New CEO Bonus Plan may be amended by the Executive Compensation Committee as it deems appropriate in order to comply with the provisions of Section 162(m) of the Code.

The foregoing description of the Cash Bonus Plan is qualified in its entirety by reference to the provisions of the New CEO Bonus Plan, which is included as Addendum A to this proxy statement.

Upon approval by stockholders of the New CEO Bonus Plan, the existing Cash Bonus Plan shall be terminated by the Board. If the New CEO Bonus Plan is not approved by stockholders, the existing Cash Bonus Plan will continue in effect and Mr. Toll will be entitled to receive an annual cash bonus in fiscal 2008 and thereafter based on the formula contained in the Cash Bonus Plan, provided, however, that such bonus amount will not be subject to adjustment based on the stock conversion feature described in the Cash Bonus Plan due to such feature’s expiration at the end of fiscal year 2007, and such bonus amount shall be paid entirely in cash, because the provision allowing for payment in cash and in stock also expired at the end of fiscal year 2007.

New Plan Benefits

If the New CEO Bonus Plan had been in effect for fiscal year 2007, Mr. Robert I. Toll would have been entitled to receive a bonus of approximately $1,360,800, which is equal to 2.0% of the Company’s fiscal 2007 income before taxes and bonuses to Mr. Toll. Mr. Toll also could have potentially received a Plan Year Performance Bonus of up to $5,200,000 if the Committee had established performance goals under that component of the New CEO Bonus Plan and if Mr. Toll had met such performance goals.

Required Vote

To be approved, this proposal must receive an affirmative majority of the votes cast at the Meeting. The Company has been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock he beneficially owns in favor of approval of the New CEO Bonus Plan. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.”

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL TWO

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE TOLL BROTHERS, INC.
STOCK INCENTIVE PLAN FOR EMPLOYEES (2007)

In December 2006, the Board of Directors of the Company adopted the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007) (the “Employee Plan”), making shares of stock in the Company available for grants of options (“Options”) and awards of stock (“Awards”), subject to the terms and conditions set forth in the Employee Plan. The Employee Plan was approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders held on March 14, 2007. The Employee Plan is intended, by means of issuing Options and Awards, to form a part of the Company’s overall compensation program for employees (including executive officers) of the Company and of its affiliates, and to serve as a particular incentive for all such employees to devote themselves to the future success of the Company.

Amendment to Employee Plan

Effective as of December 12, 2007, the Board of Directors approved an amendment to the Employee Plan (the “Employee Plan Amendment”), subject to the approval of the amendment by the Company’s stockholders, to

•	permit issuance of “Stock Appreciation Rights” or “SARs,”

•	permit issuance of “Restricted Stock Units” or “RSUs,” and

•	permit issuance of either RSUs or Awards to be made on terms and conditions that would qualify such issuance as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

SARs provide the recipient with an economically equivalent benefit as an Option. RSUs provide the recipient with an economically equivalent benefit as an Award. If the Employee Plan Amendment is approved by the Company’s stockholders, issuances of SARs, issuances of RSUs, and issuances of performance-based Awards and/or RSUs will be permitted, in addition to other issuances already provided for under the Employee Plan. Under the terms of the Employee Plan, as amended by this Employee Plan Amendment, and provided the Employee Plan Amendment is approved by the Company’s stockholders, the compensation attributable to “performance-based” Awards and/or RSUs will be deductible by the Company for federal income tax purposes without regard to the limitations on deductibility otherwise imposed under Code Section 162(m) more generally on compensation paid to certain “covered employees” in excess of $1,000,000 in any one taxable year.

Purpose of the Amendment

The Board of Directors believes that the Employee Plan Amendment is desirable and in the best interests of the Company. The Employee Plan Amendment will provide added flexibility to the Company to design a compensation program that:

•	permits the Company to condition the vesting of Awards and RSUs on the achievement of objective performance-based goals;

•	furthers the interests of the Company and its stockholders by rewarding achievement of specified performance goals associated with performance-based Awards and RSUs;

•	provides employees with an additional opportunity to acquire or increase their proprietary interest in the Company;

•	provides employees with an additional incentive to enter into or remain in the employ of the Company and to devote themselves to the Company’s success; and

•	permits the Company to recognize the contributions made to the Company by its employees.

The Board of Directors also believes that the Company will benefit through the issuance of performance-based Awards and RSUs that constitute deductible compensation expense and are therefore more tax-efficient than Awards and RSUs that are not subject to the achievement of performance-based goals.

Material Provisions of the Employee Plan, as Amended

The material provisions of the Employee Plan, as amended, are as follows:

1. Number of Shares.   An aggregate maximum of ten million shares of the Company’s common stock may be issued under the Employee Plan, of which no more than three million shares shall be available for issuing Awards and RSUs under the Employee Plan, subject to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split, or similar transaction with respect to the common stock (in such event, the Executive Compensation Committee has the authority to determine what adjustments are appropriate). The Amendment does not change the number of shares available under the Employee Plan.

2. Administration.   The Employee Plan is currently administered by the Executive Compensation Committee of the Board of Directors (without the participation by any member of the Board of Directors on any matters pertaining to him or her).

3. Eligibility.   All employees of the Company or its affiliates (including employees who are members of the Board of Directors or of a board of directors of any affiliate) are eligible under the terms of the Employee Plan to receive incentive stock options (“ISO”), non-qualified stock options (“NQSO”), SARs, RSUs, Awards and performance-based RSUs and Awards. The Executive Compensation Committee, in its sole discretion, determines whether an individual qualifies to receive any issuance under the Employee Plan. As of January 15, 2008, approximately 4,400 employees of the Company and its affiliates would have been eligible to participate in the Employee Plan.

4. Term of Employee Plan.   No issuance may be made under the Employee Plan after December 13, 2016.

5. Issuances.   Each issuance under the Employee Plan will be set forth in an Option or SAR document that will specify the number of shares subject to the issuance. An employee may receive more than one issuance and may be issued Options (ISOs or NQSOs), RSUs, Awards, performance-based RSUs or Awards, or a combination of each. In no event, however, will Options or SARs to acquire more than 1,000,000 shares of the Company’s common stock be issued to any individual employee during any one calendar year.

6. Term of Options and SARs.   In general, any Options or SARs issued under the Employee Plan will terminate on the first to occur of the following events:

(a) The end of the term specified in the Option or SAR document. This may not be more than ten years from the date of issuance (and may not be more than five years from that date in the case of an ISO that is issued to an employee who, as of the date of the issuance, owns or is treated as owning under certain rules applicable under the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or of any affiliate of the Company).

(b) The end of the three-month period (or the end of a shorter period set forth in the Option or SAR document for this purpose by the Executive Compensation Committee) from the date the employee’s employment with the Company or its affiliates terminates other than by reason of the employee’s disability or death.

(c) The end of the one-year period from the date the employee’s employment with the Company terminates by reason of the employee’s death or disability.

(d) The occurrence of the date, if any, which is established by the Executive Compensation Committee as an accelerated expiration date in the event of a “Change in Control” (as defined below) provided an employee who received an Option or SAR is given written notice at least 30 days before the date so fixed.

(e) The occurrence of the date established by the Executive Compensation Committee as an accelerated expiration date after a finding by the Executive Compensation Committee that a change in the financial accounting treatment for an Option or SAR issuance (as compared with the accounting treatment of an Option or SAR issuance in effect on the date the Employee Plan was adopted) has or may in the foreseeable future have an adverse effect on the Company. In such circumstances, the Executive Compensation Committee may take any other action (including accelerating the exercisability of the Option or SAR issuance) which it deems necessary.

(f) A finding by the Executive Compensation Committee, after full consideration of the facts presented on behalf of both the Company and employee, that the employee has breached the terms of his or her employment with the Company or an affiliate, or has been engaged in any sort of disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service or has disclosed trade secrets of the Company or an affiliate. In such event, the employee will also automatically forfeit all shares subject to Option or SAR issuances previously exercised that have not yet been delivered to the employee and the employee will receive a refund of any amounts paid for such shares.

During the period following an employee’s termination of employment with the Company or its affiliates, the employee may only exercise his or her Option or SAR to acquire the shares which could have been acquired under that Option or SAR as of the date the employee’s employment with the Company or its affiliates terminated.

Notwithstanding the general termination provisions described above, the Executive Compensation Committee has the authority under the Employee Plan to permit an Option or SAR to continue to vest following an employee’s termination of employment, and may extend the period during which an Option or SAR may be exercised to a date no later than the date of the expiration of the grant term originally specified in the Option or SAR document.

7. Option Exercise Price.   The option exercise price for all Options will in all cases be at least equal to the fair market value of the shares subject to the Option determined on the date of issuance. In the case of an ISO issued to an employee who, as of the date of the issuance, owns or is treated as owning under certain rules applicable under the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or of any affiliate of the Company, the option exercise price will be at least equal to 110% of the fair market value of the shares subject to the ISO. Under the Employee Plan, fair market value generally is the last reported sale price of shares on the relevant date on the NYSE or on such other national securities exchange where the Company’s common stock is listed. If the Company’s common stock is not listed on a national securities exchange or included in the NASDAQ National Market System, fair market value will be the mean between the last reported “bid” and “asked” prices for such shares on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as otherwise reported in a customary financial reporting service, as applicable. In all events, determinations as to the fair market value of the Company’s stock will be made by the Executive Compensation Committee.

8. Payment of Exercise Price.   An employee may pay for shares in cash, certified or cashier’s check, or by such mode of payment as the Executive Compensation Committee may approve, including payment through a broker. The Executive Compensation Committee also has the authority to provide in an Option document that the employee may make payment for his or her shares in whole or in part using shares of the Company’s common stock held by the employee for more than one year, subject to the Executive Compensation Committee’s right to refuse to accept such shares as payment, at its sole discretion. In addition, the Employee Plan permits the payment for shares to be made in whole or in part by relinquishing a portion of the shares that would otherwise be issued on exercise of the grant, and further permits the withholding of shares sufficient to pay amounts required to be made available to satisfy federal, state and local tax withholding requirements.

9. Documents Governing Issuance; Restriction on Transferability; Other Provisions.   All issuances will be evidenced by a document containing provisions consistent with the Employee Plan and such other provisions as the Executive Compensation Committee deems appropriate. No Option or SAR issued under the Employee Plan may be transferred, except by will, the laws of descent and distribution or, in the case of a non-qualified stock option, pursuant to a “qualified domestic relations order,” within the meaning of the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, the Executive Compensation Committee may permit a NQSO to be transferred by the employee to a “family member,” as such term is defined in the Instructions to Form S-8 as published by the SEC. The Executive Compensation Committee also has the authority under the Employee Plan to include other terms and conditions in issuing documents to the extent such terms and conditions are not inconsistent with applicable provisions of the Employee Plan.

10. Stock Appreciation Rights.   The Employee Plan provides any employee to whom an NQSO may be issued may also be issued an SAR. Each SAR issued under the Employee Plan shall convey to the recipient rights that are in all respects the economic equivalent of an NQSO and shall include in the SAR document all of the material terms and conditions that would be included in a corresponding Option document, including the number of shares of Common Stock deemed to be subject to the SAR, the exercise price (which cannot be less than the fair market value per share of the underlying shares of Common Stock determined as of the date the SAR is issued), the time or times at which the SAR may be exercised, and an expiration date. The economic benefit to the recipient of an SAR shall be equal to the value of the shares of Common Stock underlying the SAR as of the date the SAR is exercised, reduced by the deemed exercise price of the SAR applicable to the portion of the SAR being exercised. On exercise, the holder of the SAR shall be entitled to receive either cash or shares of Common Stock, having a value equal to the value of the SAR (or portion being exercised). Whether the recipient of an SAR is entitled to cash or shares of Common Stock upon exercise may be specified in the SAR document. For all purposes of the Employee Plan, SARs are to be treated as though each SAR constituted an issuance of a NQSO for a number of Option Shares equal to the number of shares of Common Stock designated as underlying the SAR. Thus, the Employee Plan’s prohibition on issuances of Options to acquire more than 1,000,000 shares of the Company’s common stock to any individual employee during any one calendar year is to be applied by treating the shares of Common Stock underlying a SAR as though the SAR constituted an Option for that number of shares.

11. Awards.   Under the terms of the Employee Plan, the Executive Compensation Committee has the authority to make Awards, in which case the terms are set forth in a written “Award Agreement.” These Awards will be consistent with the terms of the Employee Plan and may have such other terms or conditions (including conditions which may result in a forfeiture) which the Executive Compensation Committee deems appropriate, which may be established on a case by case basis. The restrictions, if any, on an Award may lapse (i.e., the Award may become vested) at specific times or on the occurrence of events. This vesting may occur as to all of the shares subject to an Award or may occur in installments. The Executive Compensation Committee also has the authority under the Employee Plan to shorten or waive any condition or restriction with respect to all or any portion of an Award. Any shares issued under an Award will become fully vested and transferable if they have not been forfeited as of the date the grantee becomes disabled or dies. The Award Agreement will specify the following information: (a) the number of shares issued, (b) the purchase price, if any, to be paid by the recipient, (c) the date on which shares issued are to be transferred, (d) the terms and conditions under which the shares may be forfeited, and (e) the manner in which the restrictions, if any, will lapse (i.e., become vested).

Once the shares of common stock issued under an Award become fully vested, a stock certificate for those shares will be delivered free of all restrictions other than those that may be imposed by law or under the terms of any shareholders agreement in effect at the time. If an Award includes any fractional shares, the Company may, at its option, pay the fair market value of the fractional share rather than deliver a certificate for the fractional share.

If the shares of common stock issued under an Award are subject to restrictions and the recipient files an election with the Internal Revenue Service to include the fair market value of any shares of common stock issued pursuant to an Award in gross income without regard to such restrictions, the recipient must promptly provide a copy of that election to the Company, along with the amount of any federal, state, local or other taxes required to be withheld in order to enable the Company to claim an income tax deduction with respect to such election.

If the Executive Compensation Committee determines that the recipient of an Award or RSU has breached the terms of his or her employment with the Company or an affiliate, or has been engaged in disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment, or has disclosed trade secrets or confidential information of the Company or any of its affiliates, the shares subject to the Award that have not previously become fully vested or for which certificates have not yet been delivered will be forfeited. The Company has the right to withhold delivering any certificates for any shares pending the resolution of an inquiry that could lead to a finding resulting in a forfeiture.

The Executive Compensation Committee generally has the right to amend the terms of outstanding Awards, subject to the consent of the recipient if the proposed amendment is not favorable to him or her. This requirement for the recipient’s consent does not apply if the amendment to the Award is made in connection with a Change of Control of the Company.

12. Restricted Stock Units.   The Employee Plan provides that the Executive Compensation Committee is authorized to grant RSUs to any person eligible to receive an Award. An RSU constitutes the economic equivalent of a share of restricted stock that may be granted as an Award and represents the right in the recipient to receive, at the time the RSU vests (or at such later date as may be specified under the terms of the relevant RSU document), a cash payment equal to the value of a number of shares of the Company’s common stock, or to receive delivery of that number of shares in kind. To the extent an RSU provides for payment of cash or delivery of shares of the Company’s common stock at a time later than the date the RSU recipient vests in his or her RSUs, the arrangement will constitute a form of nonqualified deferred compensation that is subject to certain requirements under Code Section 409A. Under the terms of the Employee Plan, RSUs that represent a form of nonqualified deferred compensation are intended to have provision for payment of cash or delivery of shares of the Company’s common stock that are compliant with the distribution requirements of Code Section 409A. This may require, therefore, that delivery of payment be made on a specified date, or by reference to the occurrence of an event that is a permitted distribution event (e.g., separation from service) under Code Section 409A, and may require a delay of delivery or payment for a period of six months if the RSU recipient is a key employee and the distribution event is his or her separation from service.

13. Performance-Based Awards and RSUs.   The Employee Plan provides that the Executive Compensation Committee may issue Awards or RSUs which include vesting requirements based specifically on the attainment of one or more performance targets applicable to such Award or RSU. If a recipient of a performance-based Award or

RSU terminates his or her employment with the Company prior to the date on which the applicable performance target or targets have been met or prior to the satisfaction of any other applicable conditions or requirements, the performance-based Award or RSU is immediately forfeited. In addition, the Executive Compensation Committee has the authority, at its sole discretion, to cause any performance-based Awards and/or RSUs to be forfeited, in whole or in part, at any time prior to its determination that the Award or RSU has become vested. The Executive Compensation Committee does not have the authority to cause any performance-based Award or RSU to become vested if applicable performance target(s) are not achieved.

In order to issue a performance-based Award or RSU, the Executive Compensation Committee must establish one or more performance targets for the applicable performance period. In all cases, the performance target(s) established with respect to any performance period must be established within the first 90 days of the performance period or, if shorter, within the first twenty-five percent (25%) of the performance period. Performance targets may vary for different recipients. Performance targets established under the Employee Plan must consist of one or more goals as to which an objective method or methods is available for determining if it has been achieved. Additionally, the Committee must establish an objective method for computing the portion of a particular performance-based Award or RSU that may be treated as vested as a result of attaining such performance target(s).

The performance target(s) may be established with reference to the Company as a whole, any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or any combination. The business criteria upon which performance targets may be based are the following: debt ratings, debt to capital ratio, generation of cash, issuance of new debt, establishment of new credit facilities, retirement of debt, return on assets, return on capital, return on equity, attraction of new capital, cash flow, earnings per share, net income, pre-tax income, pre-tax pre-bonus income, operating income, gross revenue, net revenue, gross homebuilding margin, net margin, pre-tax margin, share price, total stockholder return, acquisition of assets, acquisition of companies, creation of new performance and compensation criteria for key personnel, recruiting and retaining key personnel, customer satisfaction, employee morale, acquisition or disposition of other entities or businesses, acquisition or disposition of assets, hiring of strategic personnel, development and implementation of Company policies strategies and initiatives, creation of new joint ventures, new contracts signed, increasing the Company’s public visibility and corporate reputation, development of corporate brand name, overhead cost reductions, unit deliveries, or any combination of or variations on the foregoing. The performance targets based on these business criteria may be measured, where the Executive Compensation Committee deems appropriate, before or after any applicable write-offs, and may be measured in comparison to a budget approved by the Executive Compensation Committee, a peer group established by the Executive Compensation Committee or a stated goal established by the Executive Compensation Committee. The performance targets may also be modified at the discretion of the Executive Compensation Committee to take into account significant items or events, and may be adjusted to reflect the opening or expanding of new geographic regions or development of new business lines. In addition, to the extent consistent with requirements for characterizing compensation as “performance-based” under Section 162(m) of the Code and applicable regulations, performance targets may also be based upon the recipient’s attainment of business objectives with respect to any of the business criteria described above, or in the implementation of policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility.

In no event will any recipient of performance-based Awards or RSUs be eligible to receive more than 350,000 shares of the Company’s common stock as a performance-based Award, or the economic equivalent of such shares in the case of a performance-based RSU, during any one calendar year. Where a performance period is not equal to a calendar year, or where there are overlapping performance periods within a calendar year, this limitation will be applied by the Committee in any manner that is consistent with the limitation set forth herein and consistent with the provisions of Section 162(m) of the Code and applicable regulations. For these purposes, Awards and RSUs will be taken into account on an aggregated basis.

14. Provisions Relating to a “Change of Control” of the Company.   In the event of a Change of Control (as defined below), the Executive Compensation Committee may take whatever action with respect to outstanding Options, SARs, Awards or RSUs that it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date of any Options or SARs to a date no earlier than 30 days after notice of the acceleration is given to the recipient. In addition to the foregoing and to the extent applicable, issuances made pursuant to the Employee Plan will become immediately fully vested, will become exercisable in full, and all restrictions, if any, as may be applicable to shares issued under the Employee Plan, will lapse, immediately prior to a Change of Control.

A “Change of Control” occurs under the Employee Plan on the date any of the following events occurs:

(a) The consummation of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated.

(b) The consummation of a sale or other disposition of all or substantially all of the assets of the Company.

(c) The consummation of a merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the common stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of common stock entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of common stock immediately before the merger or consolidation.

(d) Any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Employee Plan is effective, shall have been the beneficial owner of at least fifteen percent of the outstanding common stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent of the outstanding shares of the common stock.

(e) Directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four months (unless the nomination for election of each new director who was not a director at the beginning of such twenty-four month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

15. Amendments to Documents and the Employee Plan.   Subject to the provisions of the Employee Plan, the Executive Compensation Committee may amend any document issued under the Employee Plan, subject to the consent of the recipient if the amendment is not favorable to the recipient and is not being made pursuant to provisions of the Employee Plan relating to a “Change of Control” of the Company. The Board of Directors may amend the Employee Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date of the Employee Plan, decrease the minimum Option Price of an ISO issued under the Employee Plan or increase the maximum number of shares as to which Options SARs, Awards or RSUs may be issued.

16. Tax Aspects of the Employee Plan.   The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to Options issued under the Employee Plan as of the date hereof.

Taxation of Incentive Stock Options.  A recipient of an ISO will not recognize regular taxable income upon either the issuance or exercise of the ISO. The Optionee will recognize capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the Optionee does not dispose of those shares within two years from the date the ISO was issued or within one year after the shares were acquired by such Optionee. If the Optionee satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the issuance or exercise of an ISO. For regular federal income tax purposes, the maximum rate of tax applicable to capital gains is dependent on the length of time the shares have been held at the time of sale. If the shares have been held for more than one year, the current maximum regular federal tax rate applicable to the gain on the sale generally will be 15%. If the shares have been held for one year or less, the gain on the sale will be taxed at the maximum tax rate (currently 35%) applicable to other taxable income generally.

As a general rule, if the Optionee disposes of the shares acquired through the exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), the gain recognized by the Optionee on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be treated as capital gain, with the maximum federal tax rate determined by reference to the length of time the Optionee held the shares prior to the disposition, as discussed above.

The amount by which the fair market value of a share at the time of exercise exceeds the Option exercise price will be included in the computation of such Optionee’s “alternative minimum taxable income” in the year the Optionee exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an Optionee pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid may be allowed as a credit against regular tax liability in subsequent years. The Optionee’s basis in the shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

Taxation of Non-Qualified Stock Options.  A recipient of a NQSO will not recognize taxable income at the time of issuance, and the Company will not be allowed a deduction by reason of the issuance. Such an Optionee will generally recognize ordinary income in the taxable year in which the Optionee exercises the NQSO in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such Options over the option exercise price of the Option. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of the shares subject to the Option, an Optionee will recognize capital gain or loss equal to the difference between the amount realized on disposition and the Optionee’s basis in the share (which ordinarily would be the fair market value of the share on the date the Option was exercised). The maximum federal tax rate applicable to such capital gain is determined by reference to the length of time the Optionee held the shares prior to the disposition, as discussed above.

Taxation of SARs and RSUs.  A recipient of an SAR or an RSU will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. In the case of an SAR, the recipient will generally recognize ordinary income in the taxable year in which he or she exercises the SAR and receives payment (either in cash or in the form of the Company’s common stock) equal to the excess of the cash received upon exercise or the fair market value of the shares underlying the SAR over the deemed Option Price associated with the SAR for such underlying shares. In the case of an RSU, the recipient will generally recognize ordinary income equal to the value of the number of shares of Company common stock represented by the RSU at the time cash payment is made, or the shares are transferred, to the recipient. The Company will, subject to various limitations, be allowed a deduction in the same amount that is treated as taxable income to a recipient of an RSU or SAR.

Withholding.  Whenever the Company would otherwise transfer a share of Company common stock under the terms of the Employee Plan, the Company has the right to require the recipient to make available sufficient funds to satisfy all applicable federal, state and local withholding tax requirements as a condition to the transfer, or to take whatever other action the Company deems necessary with respect to its tax liabilities. In addition, the Executive Compensation Committee may withhold from shares otherwise issued or transferred to an employee a number of shares sufficient to pay amounts required to be made available to satisfy federal, state and local tax withholding requirements.

Deductibility of Executive Compensation Under the Million Dollar Cap Provisions of the Internal Revenue Code.  Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the “million dollar cap”). The IRS has also issued Treasury Regulations which provide rules for the application of the “million dollar cap” deduction limitation. Income which is treated as “performance-based compensation” under these rules will not be subject to the limitation on deductibility imposed by Code Section 162(m). In order for income that is recognized as ordinary compensation income on the exercise of a NQSO to be treated as “performance-based compensation” under these rules (i.e., not subject to the deduction limitations of the “million dollar cap”), the NQSO must be granted under a plan which complies in form with certain rules, the plan must be administered consistent with those rules, and the NQSO must meet certain requirements. The Company believes the Employee Plan and the NQSO and SARs comply in form with the applicable “performance-based compensation” rules. It is the intention of the Board of Directors to continue to cause the Employee Plan to be administered by “outside directors” consistent with the rules applicable to plan administration to the extent that is possible and to the extent other considerations do not cause the Board of Directors to conclude that such compliance with the administrative rules is not in the best interests of the Company. It is, therefore, anticipated that ordinary compensation income attributable to NQSO and SARs issued under the Employee Plan as amended generally will be treated as “performance-based compensation” exempt from the “million dollar cap” rules unless circumstances at the time of any such issuance causes the Board of Directors to determine that compliance with the applicable requirements is not in the best interest of the Company. The Board of Directors also anticipates that it will, in such event, take such steps as it deems appropriate in order to avoid to the extent practicable any detrimental impact of the “million dollar cap.” In addition, the Employee Plan, as amended, includes provisions that permit issuances to be made in the form of “performance-based” Awards and RSUs. These issuances are intended to result in compensation income to the recipients only if the performance targets established with respect to those Awards or RSUs are attained. Assuming the Employee Plan Amendment is approved, and assuming that the performance-based Awards and RSUs are implemented as they are intended and consistent with the terms of the Employee Plan Amendment, this income should qualify as “performance-based compensation” that is exempt from the “million dollar cap” rules.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any executive officers or employees under the Employee Plan Amendment are not currently determinable since no specific grants have been decided upon.

Required Vote

To be approved, this proposal must receive an affirmative majority of the votes cast at the Meeting. The Company has been advised that Mr. Robert I. Toll and Mr. Bruce E. Toll intend to vote the shares they beneficially own in favor of the approval of the Employee Plan Amendment. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.”

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL THREE

PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO THE TOLL BROTHERS, INC.
STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (2007)

In December 2006, the Board of Directors of the Company adopted the Toll Brothers, Inc. Stock Incentive Plan for Non-employee Directors (2007) (the “Director Plan”), making shares of stock in the Company available for grants of options (“Options”) and awards of stock (“Awards”), subject to the terms and conditions set forth in the Director Plan. The Director Plan was approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders held on March 14, 2007. The Director Plan is intended, by means of issuing Options and Awards, to form a part of the Company’s overall compensation program for non-employee members of the Board of Directors (“Non-employee Director”) of the Company and of its affiliates, and to serve as a particular incentive for all such Non-employee Directors to devote themselves to the future success of the Company.

Amendment to Director Plan

Effective as of December 12, 2007, the Board of Directors approved an amendment to the Director Plan (the “Director Plan Amendment”), subject to approval by the Company’s stockholders, to permit the issuance of “Stock Appreciation Rights” or “SARs,” and to permit issuances of “Restricted Stock Units” or “RSUs.” SARs provide the recipient with an economically equivalent benefit as an Option. RSUs provide the recipient with the economically equivalent benefit as an Award.

The Board of Directors believes that the Director Plan Amendment is desirable and in the best interests of the Company. The Director Plan Amendment will provide added flexibility to the Company in the design of a compensation program for Non-employee Directors.

Material Provisions of the Director Plan, as Amended

The material provisions of the Director Plan, as amended, are as follows:

1. Number of Shares.  An aggregate maximum of two million shares of the Company’s common stock may be issued under the Director Plan, of which no more than 100,000 shares shall be available for issuing Awards and RSUs under the Director Plan, subject to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, or similar transaction with respect to the common stock (in such event, the Nominating and Corporate Governance Committee has the authority to determine what adjustments are appropriate). The Amendment does not change the number of shares available under the Director Plan.

2. Administration.  The Director Plan is currently administered by the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors (without the participation by any member of the Board of Directors on any matters pertaining to him or her).

3. Eligibility.  All Non-employee Directors are eligible under the terms of the Director Plan to receive Awards, non-qualified stock options (“NQSO”), SARs, and RSUs. The Governance Committee, in its sole discretion, determines whether an individual qualifies to receive any issuance under the Director Plan. As of December 31, 2007, seven Non-employee Directors were eligible to participate in the Director Plan.

4. Term of Director Plan.  No issuance may be made under the Director Plan after December 13, 2016.

5. Issuances.  Each issuance under the Director Plan will be set forth in a document that will specify the number of shares subject to the grant. A Director may receive more than one issuance and may be issued NQSOs, SARs, RSUs, and Awards, or a combination of each.

6. Term of Options and SARs.  In general, any Option or SAR issued under the Director Plan will terminate on the first to occur of the following events:

(a) The end of the term specified in the Option or SAR document, which may not be more than ten years from the date of issuance.

(b) The end of the three-month period (or the end of a shorter period set forth in the Option or SAR document for this purpose by the Governance Committee) from the date the Director’s service on the Board of Directors or its affiliates terminates other than by reason of the Director’s disability or death.

(c) The end of the one-year period from the date the Director’s service on the Board of Directors of the Company terminates by reason of the Director’s death or disability.

(d) The occurrence of the date, if any, which is established by the Governance Committee as an accelerated expiration date in the event of a “Change in Control” (as defined below) provided a Director who received an Option or SAR issuance is given written notice at least 30 days before the date so fixed.

(e) The occurrence of the date established by the Governance Committee as an accelerated expiration date after a finding by the Governance Committee that a change in the financial accounting treatment for an Option or SAR issuance (as compared with the accounting treatment of an Option or SAR issuance in effect on the date the Director Plan was adopted) has or may in the foreseeable future have an adverse effect on the Company. In such circumstances, the Governance Committee may take any other action (including accelerating the exercisability of the Option or SAR issuance) which it deems necessary.

(f) A finding by the Governance Committee, after full consideration of the facts presented on behalf of both the Company and the Director, that the Director has breached his or her fiduciary duty to the Company or an affiliate, or has been engaged in any sort of disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service or has disclosed trade secrets of the Company or an affiliate. In such event, the Director will also automatically forfeit all shares subject to Options or SARs previously exercised that have not yet been delivered to the Director and the Director will receive a refund of any amounts paid for such shares.

During the period following a Director termination of service with the Company or its affiliates, the Director may only exercise his or her Option or SAR to acquire the shares which could have been acquired under that Option or SAR as of the date the Director’s service with the Company or its affiliates terminated.

Notwithstanding the general termination provisions described above, the Governance Committee has the authority under the Director Plan to permit an Option or SAR to continue to vest following a Director’s termination of service, and may extend the period during which an Option or SAR may be exercised to a date no later than the date of the expiration of the term originally specified in the Option or SAR document.

7. Option Exercise Price.  The option exercise price for all Options will in all cases be at least equal to the fair market value of the shares subject to the Option determined on the date of issuance. Under the Director Plan, fair market value generally is the last reported sale price of shares on the relevant date on the NYSE or on such other national securities exchange where the Company’s common stock is listed. If the Company’s common stock is not listed on a national securities exchange or included in the NASDAQ National Market System, fair market value will be the mean between the last reported “bid” and “asked” prices for such shares on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as otherwise reported in a customary financial reporting service, as applicable. In all events, determinations as to the fair market value of the Company’s stock will be made by the Governance Committee.

8. Payment of Exercise Price.  A Director may pay for shares in cash, certified or cashier’s check, or by such mode of payment as the Governance Committee may approve, including payment through a broker. The Governance Committee also has the authority to provide in an Option document that the Director may make payment for his or her shares in whole or in part using shares of the Company’s held by the Director for more than one year, subject to the Governance Committee’s right to refuse to accept such shares as payment, at its sole discretion. In addition, the Director Plan, as amended, permits the payment for shares to be made in whole or in part by relinquishing a portion of the shares that would otherwise be issued on exercise of the grant, and further permits the withholding of shares sufficient to pay amounts required to be made available to satisfy federal, state and local tax withholding requirements.

9. Documents Governing Issuance; Restriction on Transferability; Other Provisions.  All issuances will be evidenced by a document containing provisions consistent with the Director Plan and such other provisions as the Governance Committee deems appropriate. No Option or SAR issued under the Director Plan may be transferred, except by will, the laws of descent and distribution or pursuant to a “qualified domestic relations order,” within the meaning of the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, the Governance Committee may permit a NQSO to be transferred by the Director to a “family member,” as such term is defined in the Instructions to Form S-8 as published by the SEC. The Governance Committee also has the authority under the Director Plan to include other terms and conditions in the issuing document to the extent such terms and conditions are not inconsistent with applicable provisions of the Director Plan.

10. Stock Appreciation Rights.  The Director Plan provides that any Non-employee Directors to whom a NQSO may be issued may also be issued an SAR. Each SAR issued under the Plan shall convey to the recipient rights that are in all respects the economic equivalent of an NQSO and shall include in the SAR document all of the material terms and conditions that would be included in a corresponding Option document, including the number of shares of Common Stock deemed to be subject to the SAR, the exercise price (which cannot be less than the fair market value per share of the underlying shares of Common Stock determined as of the date the SAR is issued), the time or times at which the SAR may be exercised, and an expiration date. The economic benefit to the recipient of an SAR shall be equal to the value of the shares of Common Stock underlying the

SAR as of the date the SAR is exercised, reduced by the deemed exercise price of the SAR applicable to the portion of the SAR being exercised. On exercise, the holder of the SAR shall be entitled to receive either cash or shares of Common Stock, having a value equal to the value of the SAR (or portion being exercised). Whether the recipient of an SAR is entitled to cash or shares of Common Stock upon exercise may be specified in the SAR document. For all purposes of the Director Plan, SARs are to be treated as though each SAR constituted an issuance of an NQSO for a number of Option Shares equal to the number of shares of Common Stock designated as underlying the SAR.

11. Awards.  The terms of the Director Plan provides that the Governance Committee has the authority to make Awards, in which case the terms are set forth in a written “Award Agreement.” These Awards will be consistent with the terms of the Director Plan and may have such other terms or conditions including conditions which may result in a forfeiture) which the Governance Committee deems appropriate, which may be established on a case by case basis. The restrictions, if any, on an Award may lapse (i.e., the Award may become vested) at specific times or on the occurrence of events. This vesting may occur as to all of the shares subject to an Award or may occur in installments. The Governance Committee also has the authority under the Director Plan to shorten or waive any condition or restriction with respect to all or any portion of an Award. Any shares issued under an Award will become fully vested and transferable if they have not been forfeited as of the date the recipient becomes disabled or dies. The Award Agreement will specify the following information: (a) the number of shares issued, (b) the purchase price, if any, to be paid by the recipient, (c) the date on which shares issued are to be transferred, (d) the terms and conditions under which the shares may be forfeited, and (e) the manner in which the restrictions, if any, will lapse (i.e., become vested).

Once the shares of common stock issued under an Award become fully vested, a stock certificate for those shares will be delivered free of all restrictions other than those that may be imposed by law or under the terms of any shareholders agreement in effect at the time. If an Award includes any fractional shares, the Company may, at its option, pay the fair market value of the fractional share rather than deliver a certificate for the fractional share.

If the shares of common stock issued under an Award are subject to restrictions and the recipient of such an Award files an election with the Internal Revenue Service to include the fair market value of any shares of common stock issued pursuant to an Award in gross income without regard to such restrictions, the recipient must promptly provide a copy of that election to the Company, along with the amount of any federal, state, local or other taxes required to be withheld in order to enable the Company to claim an income tax deduction with respect to such election.

If the Governance Committee determines that the recipient of an Award has breached his or her fiduciary duty to the Company or an affiliate, or has been engaged in disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service on the Board of Directors, or has disclosed trade secrets or confidential information of the Company or any of its affiliates, the shares subject to the Award that have not previously become fully vested or for which certificates have not yet been delivered will be forfeited. The Company has the right to withhold delivering any certificates for any shares pending the resolution of an inquiry that could lead to a finding resulting in a forfeiture.

The Governance Committee generally has the right to amend the terms of outstanding Awards, subject to the consent of the recipient of the Award if the proposed amendment is not favorable to him or her. This requirement for the recipient’s consent does not apply if the amendment to the Award is made in connection with a Change of Control of the Company.

12. Restricted Stock Units.  The Director Plan provides that the Governance Committee is authorized to issue RSUs to any person eligible to receive an Award. An RSU constitutes the economic equivalent of a share of restricted stock that may be issued as an Award and represents the right in the recipient to receive, at the time the RSU vests (or at such later date as may be specified under the terms of the relevant RSU document), a cash payment equal to the value of a number of shares of the Company’s common stock, or to receive delivery of that number of shares in kind. To the extent an RSU provides for payment of cash or delivery of shares of the Company’s common stock at a time later than the date the recipient vests in his or her RSUs, the arrangement will constitute a form of nonqualified deferred compensation that is subject to certain requirements under Code Section 409A. Under the terms of the Director Plan, RSUs that represent a form of nonqualified deferred compensation are intended to have provision for payment of cash or delivery of shares of the Company’s common stock that are compliant with the distribution requirements of Code Section 409A. This may require, therefore, that delivery of payment be made on a specified date, or by reference to the occurrence of an event that is a permitted distribution event (e.g., separation from service) under Code Section 409A.

13. Provisions Relating to a “Change of Control” of the Company.  In the event of a Change of Control (as defined below), the Governance Committee may take whatever action with respect to outstanding Options, SARs, Awards or RSUs that it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date of any Options or SARs to a date no earlier than 30 days after notice of the acceleration is given to the Directors. In addition to the foregoing and to the extent applicable, issuances pursuant to the Director Plan will become immediately fully vested, will become exercisable in full, and all restrictions, if any, as may be applicable to shares issued pursuant to the Director Plan, will lapse, immediately prior to a Change of Control.

A “Change of Control” occurs under the Director Plan on the date any of the following events occurs:

(a) The consummation of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated.

(b) The consummation of a sale or other disposition of all or substantially all of the assets of the Company.

(c) The consummation of a merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the common stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of common stock entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of common stock immediately before the merger or consolidation.

(d) Any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Director Plan is effective, shall have been the beneficial owner of at least fifteen percent of the outstanding common stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent of the outstanding shares of the common stock.

(e) Directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four months (unless the nomination for election of each new director who was not a director at the beginning of such twenty-four month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

14. Amendments to Documents and the Director Plan.  Subject to the provisions of the Director Plan, the Governance Committee may amend any document issued under the Director Plan, subject to the consent of the Director if the amendment is not favorable to the Director and is not being made pursuant to provisions of the Director Plan relating to a “Change of Control” of the Company. The Board of Directors may amend the Director Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company, within twelve months before or after such action, extend the expiration date of the Director Plan, or increase the maximum number of shares as to which Options, Awards, SARs or RSUs may be issued.

15. Tax Aspects of the Director Plan.  The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to Options granted under the Director Plan as of the date hereof.

Taxation of Non-Qualified Stock Options.  A recipient of a NQSO will not recognize taxable income at the time of issuance, and the Company will not be allowed a deduction by reason of the issuance. Such a Director will generally recognize ordinary income in the taxable year in which the Director exercises the NQSO in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such Options over the option exercise price of the Option. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of the shares subject to the Option, a Director will recognize capital gain or loss equal to the difference between the amount realized on disposition and the Director’s basis in the share (which ordinarily would be the fair market value of the share on the date the Option was exercised). The maximum federal tax rate applicable to such capital gain is determined by reference to the length of time the Director held the shares prior to the disposition. If the shares have been held for more than one year, the current maximum federal capital gains rate generally will be 15%, but if the shares have been held for one year or less, the gain on the sale will be taxed at the same maximum tax rate (currently 35%) applicable to other taxable income generally.

Taxation of SARs and RSUs.  A recipient of an SAR or an RSU will not recognize taxable income at the time of issuance, and the Company will not be allowed a deduction by reason of the issuance. In the case of an SAR, the recipient will generally recognize ordinary income in the taxable year in which he or she exercises the SAR and receives payment (either in cash or in the form of the Company’s common stock) equal to the cash received upon exercise or the excess of the fair market value of the shares underlying the SAR over the deemed Option Price associated with the SAR for such underlying shares. In the case of an RSU, the recipient will generally recognize ordinary income equal to the value of the number of shares of Company common stock represented by the RSU at the time cash payment is made, or the shares are transferred, to the recipient. The Company will, subject to various limitations, be allowed a deduction in the same amount that is treated as taxable income to a grantee of an RSU or SAR.

Withholding.  Whenever the Company would otherwise transfer a share of Company common stock under the terms of the Director Plan, the Company has the right to require the recipient to make available sufficient funds to satisfy all applicable federal, state and local withholding tax requirements as a condition to the transfer, or to take whatever other action the Company deems necessary with respect to its tax liabilities. In general, under current tax rules, there is no withholding obligation triggered by reason of the compensation of Non-employee Directors.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any Non-employee Director under the Director Plan Amendment are not currently determinable because no specific grants have been decided upon.

Required Vote

To be approved, this proposal must receive an affirmative majority of the votes cast at the Meeting. The Company has been advised that Mr. Robert I. Toll and Mr. Bruce E. Toll intend to vote the shares they beneficially own in favor of the approval of the Director Plan Amendment. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.”

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL FOUR

PROPOSAL FIVE

APPROVAL OF PLAN AMENDMENTS TO AUTHORIZE A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES OTHER THAN EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors has determined that it would be in the best interest of the Company to implement a stock option exchange program for all current employees of the Company and its subsidiaries (“Employees,” which excludes Robert I. Toll, Zvi Barzilay and Joel H. Rassman (collectively, the “Named Executive Officers” or “NEOs”) and members of the Board of Directors) who hold non-qualified and incentive stock options (the “Option Exchange Program”). The Board of Directors has approved an amendment, subject to stockholder approval, to the 1998 Plan and the Employee Plan (together, the “Plans”) to expressly permit the Company to offer its Employees the opportunity to exchange outstanding non-qualified and incentive stock options under the Plans that are 25% or more underwater (i.e., where the fair market value of the shares underlying such options is 75% or less of the option exercise price on the date of determination (“Underwater Options”)) for new stock options covering fewer shares with an exercise price not less than the fair market value of the Company’s common stock on the grant date of the new options.

The Company’s compensation philosophy is intended to attract, retain and motivate employees using an appropriate mix and various levels of cash and equity compensation. Stock options for the Company’s employees are very important in the implementation of this philosophy. The decline over recent months in the Company’s stock price has posed a major challenge to the overall goal of retaining and motivating employees upon whom the Company and stockholders rely to help move the Company forward in these challenging times for the homebuilding industry. Many of the stock options that were granted in recent years now have exercise prices that are higher than the trading price in recent months of the Company’s common stock and, as such, are ineffective as retention or incentive tools for future performance. As of January 15, 2008, the Record Date for the Meeting, Employees held stock options to purchase over 4.7 million (approximately 3.9 million pursuant to the 1998 Plan and approximately 800,000 pursuant to the Employee Plan) shares of the Company’s common stock with exercise prices above the fair market value of the Company’s common stock on that date ($16.15 per share), including options to purchase approximately 2.8 million shares that were then Underwater Options. The Board of Directors has determined that the magnitude of this problem weakens significantly the effectiveness of the Company’s long-term incentive program and detracts from the effectiveness of overall compensation.

The Option Exchange Program has been designed to reinstate, as of a current date, the retention and motivational value of the Company’s stock option program and to balance the interests of Employees and stockholders, by offering Employees an opportunity to exchange Underwater Options for options to purchase fewer shares at a per share exercise price equal to the fair market value of the Company’s common stock on the date of issuance. The Company has incorporated market “best practices” to address what it considers to be the key concerns of stockholders. These include the following:

•	Options exchanged under the Option Exchange Program will reduce the overall number of shares underlying outstanding options (“overhang”).

•	The Company’s Named Executive Officers and directors will not be eligible to participate in the Option Exchange Program.

•	Only outstanding stock options that are underwater by 25% or more will be eligible for the Option Exchange Program.

•	Exchange ratios will be set with the intention that each new stock option will have a value that is equal to the value (established in accordance with a generally accepted option valuation method) of the exchanged stock option.

•	The expiration date of each new option will be identical to the expiration date of the exchanged option.

•	Participation in the Option Exchange Program will be entirely at the election of the Employee; any Employee who chooses not to participate will continue to hold his or her current stock options.

•	The exchange of options under the Option Exchange Program will be a non-taxable event for U.S. Federal income tax purposes.

Set forth below are summaries of the Option Exchange Program and the amendments to the Plans.

Description of Option Exchange Program

1. Offer to Exchange Options.  Under the proposed Option Exchange Program, Employees will be given the opportunity to exchange their Underwater Options for new stock options representing the right to purchase fewer shares at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of issuance of the new options.

If the amendments permitting the Option Exchange Program are approved by stockholders, the Executive Compensation Committee will determine whether and when to initiate or terminate the Option Exchange Program or any exchange offer made to implement the Option Exchange Program. The Option Exchange Program may be implemented by one or more separate exchange offers prior to March 12, 2009, at the discretion of the Executive Compensation Committee; however, in no event may more than one offer to exchange be made for any outstanding option. Under any exchange offer, any new options will be granted pursuant to the Plan under which the options tendered for exchange were granted.

Participation in the Option Exchange Program will be voluntary. Because there is no assurance that any profit realized on a new option issued under the Option Exchange Program will be greater than the profit that the Employee would have realized had he or she retained his or her options and not exchanged them in the Option Exchange Program, there is no way for the Company to predict how many Employees will participate or how many options will be tendered.

2. Eligible Employees.  The Option Exchange Program will only be open to Employees who hold Underwater Options (as described in the next paragraph). As of January 15, 2008, approximately 500 Employees would have been eligible to participate in the Option Exchange Program. None of the Named Executive Officers or members of the Board of Directors of the Company will be permitted to participate in the Option Exchange Program.

3. Eligible Options.  The options eligible for exchange under any exchange offer made pursuant to the Option Exchange Program will be the outstanding non-qualified and incentive stock options granted to Employees by the Company under the Plans that are Underwater Options, based on the fair market value of the Company’s common stock as of a date specified by the terms of the exchange offer, which will not be more than ten business days prior to the exchange offer.

4. Exchange Ratio.  Each Underwater Option tendered for exchange will be exchanged for a new option representing the right to purchase a number of shares of the Company’s common stock such that the new option will have a value equal to the value of the tendered option (in accordance with a generally accepted option valuation method), based on the fair market value of the Company’s common stock as of a date immediately prior to commencement of the exchange offer. Exchange ratios will vary based on the exercise price and remaining term of the tendered option, as well as the fair market value of the Company’s common stock used for purposes of the valuation. The Executive Compensation Committee will determine the appropriate exchange ratio for any exchange offer under the Option Exchange Program, to the extent the Executive Compensation Committee deems necessary, in consultation with its independent compensation consultant or other expert.

5. Exercise Price of New Options.  Each new option issued pursuant to the Option Exchange Program will have an exercise price not less than the fair market value of the Company’s common stock as of the new grant date.

6. Vesting of New Options.  The new options will be vested and will continue to vest to the same extent and proportion as the tendered options.

7. Term of New Options.  Each new option will have the same expiration date as the option tendered for exchange.

8. Other Terms and Conditions of New Options.  The other terms and conditions of each new option will be substantially similar to those of the tendered option it replaces. Each new option will be granted pursuant to the Plan under which the original option was granted and, accordingly, will be governed by the terms of that Plan.

9. Reduction of Overhang.  The proposed Option Exchange Program is designed to help reduce the Company’s existing overhang and the potential dilutive effect on stockholders. In addition, shares underlying options tendered for exchange under each Plan shall not be available for future issuance under such Plan, except to the extent they are issuable upon exercise of new options issued in exchange therefor. If the Option Exchange Program is approved by stockholders, no shares will be available for issuance under the 1998 Plan other than shares issuable upon exercise of pre-existing options that are not exchanged for new options and new options issued under the Option Exchange Program.

10. Implementation of the Option Exchange Program.  If stockholders approve the amendments to the Plans set forth below to allow the Option Exchange Program, Employees will be offered the opportunity to participate in the Option Exchange Program under one or more offers to exchange filed with the Securities and Exchange Commission and distributed to all Employees holding Underwater Options. No option eligible for exchange pursuant to a consummated offer to exchange, and no new option granted pursuant to the Option Exchange Program, may be tendered pursuant to any subsequent offer to exchange made pursuant to the Option Exchange Program. Employees will be given a period of at least 20 business days in which to accept an offer. For those Employees who accept the offer, their Underwater Options will be cancelled immediately upon expiration of the offer period and new options will be granted and option documents distributed promptly thereafter. The Option Exchange Program and any exchange offer thereunder may be commenced, if at all, and terminated at the discretion of the Executive Compensation Committee.

11. U.S. Federal Income Tax Consequences.  The Company expects that each option exchange offer pursuant to the Option Exchange Program will be treated as a non-taxable event for U.S. federal income tax purposes. No income should be recognized for U.S. Federal income tax purposes by the Company or its option holders upon the cancellation of the existing options or the grant of the replacement options.

Amendments to the Plans

In order to permit the Company to implement the Option Exchange Program in compliance with applicable NYSE rules, the Board of Directors authorized Company management to amend the Plans, subject to approval of the amendments by the Company’s stockholders at the meeting. The amendment to the 1998 Plan is as follows:

“16. Option Exchange Program.  Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 5 hereof, the Company, by action of the Executive Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through one or more option exchange offers prior to March 12, 2009, provided that in no event may more than one offer to exchange be made for any outstanding option. Under any option exchange offer, Eligible Employees will be offered the opportunity to exchange Eligible Options (the “Surrendered Options”) for new Options (the “New Options”), as follows: (1) each New Option shall have a “value” (determined in accordance with a generally accepted option valuation method as of a date prior to the commencement of any exchange offer) equal to the value of the Surrendered Option; (2) the Executive Compensation Committee shall determine an exchange ratio for the Option Exchange Program consistent with the foregoing pursuant to which (a) each New Option shall represent the right to purchase fewer Option Shares than the Option Shares underlying the Surrendered Option, and (b) the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of issuance of the New Option; (3) each Surrendered Option or portion thereof that is fully vested shall be exchanged for a New Option or portion thereof that is fully vested, and each Surrendered Option or portion thereof that is unvested shall be exchanged for a New Option or portion thereof with a vesting schedule that is the same as the Surrendered Option; and (4) each New Option shall have the same expiration date as the Surrendered Option. All other material terms of each New Option shall be substantially similar to the Surrendered Option exchanged therefor. “Eligible Employees” means employees of the Company other than executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). “Eligible Options” means any Option other than a New Option where, as of a date specified by the terms of any exchange offer (which date shall be not more than ten business days prior to any exchange offer), the fair market value per share of the shares of Common Stock underlying the Option is 75% or less of the per share exercise price of the Option. Subject to the foregoing, the Executive Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.”

The amendment to the Employee Plan is as follows:

“17. Option Exchange Program.  Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 5 hereof, the Company, by action of the Executive Compensation Committee, may effect an option exchange program (the “Option Exchange Program”), to be commenced through one or more option exchange offers prior to March 12, 2009, provided that in no event may more than one offer to exchange be made for any outstanding option. Under any option exchange offer, Eligible Employees will be offered the opportunity to exchange Eligible Options (the “Surrendered Options”) for new Options (the “New Options”), as follows: (1) each New Option shall have a “value” (determined in accordance with a generally accepted option valuation method as of a date prior to the commencement of any exchange offer) equal to the value of the Surrendered Option; (2) the Executive Compensation Committee shall determine an exchange ratio for the Option Exchange Program consistent with the foregoing pursuant to which (a) each New Option shall represent the right to purchase fewer Option Shares than the Option Shares underlying the Surrendered Option, and (b) the per share exercise price of each New Option shall be not less than the fair market value of a share of Common Stock on the date of issuance of the New Option; (3) each Surrendered Option or portion thereof that is fully vested shall be exchanged for a New Option or portion thereof that is fully vested, and each Surrendered Option or portion thereof that is unvested shall be exchanged for a New Option or portion thereof with a vesting schedule that is the same as the Surrendered Option; and (4) each New Option shall have the same expiration date as the Surrendered Option. All other material terms of each New Option shall be substantially similar to the Surrendered Option exchanged therefor. “Eligible Employees” means employees of the Company other than executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). “Eligible Options” means any Option other than a New Option where, as of a date specified by the terms of any exchange offer (which date shall be not more than ten business days prior to any exchange offer), the fair market value per share of the shares of Common Stock underlying the Option is 75% or less of the per share exercise price of the Option. Subject to the foregoing, the Executive Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.”

Other material terms of the Employee Plan are discussed in Proposal Three contained in this proxy statement.

New Plan Benefits

The benefits that will be received by or allocated to Employees under the Option Exchange Program are not currently determinable because the exchange ratio has not been established.

Vote Required

To be approved, this proposal must receive an affirmative majority of the votes cast at the Meeting. The Company has been advised that it is the intention of Mr. Robert I. Toll and Mr. Bruce E. Toll to vote the shares of common stock they beneficially own in favor of approval. See “Voting Securities and Security Ownership — Security Ownership of Principal Stockholders and Management.” The approval of this proposal is not dependent on the approval of any other proposal to be considered by stockholders at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL FIVE.

PROPOSAL SIX

RATIFICATION OF THE RE-APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee recommends ratification of its re-appointment of Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2008. Ernst & Young LLP has audited the Company’s consolidated financial statements since 1984.

Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

The following table sets forth the fees paid to Ernst & Young LLP for professional services for the fiscal years ended October 31, 2007 and 2006:

	2007	2006

Audit Fees (1)	$926,034	$940,970
Audit-Related Fees (2)	82,593	195,850
Tax Fees (3)	119,057	27,500
All Other Fees (4)	4,000

	$1,131,684	$1,164,320

(1)	“Audit Fees” include fees billed for (a) the audit of Toll Brothers, Inc. and its consolidated subsidiaries, (b) the attestation of the independent registered public accounting firm with respect to the effectiveness of internal control over financial reporting, (c) the review of quarterly financial information, (d) the stand-alone audits of certain of its subsidiaries and (e) the issuance of consents in various filings with the SEC.

(2)	“Audit-Related Fees” include fees billed for audits of various joint ventures in which the Company has an interest, and the Toll Brothers Realty Trust Group.

(3)	“Tax Fees” include fees billed for consulting on tax planning matters.

(4)	“All Other Fees” includes fees for consulting for certain joint ventures.

The Audit Committee negotiates the annual audit fee directly with the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter the Audit Committee reviews the matters worked on by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees were approved by the Audit Committee for fiscal 2007.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL SIX

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

The standards applied by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, generally provide that a director is not independent if:

(1) the director is, or has been within the last three years, an employee of the Company, or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home) is, or has been within the last three years, an executive officer, of the Company;

(2) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3) (a) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(4) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues, and

(6) the director or an immediate family member is, or within the past three years has been, an affiliate of, another company in which, in any of the last three years, any of the Company’s present executive officers directly or indirectly either:

(a) owned more than five percent of the total equity interests of such other company, or

(b) invested or committed to invest more than $900,000 in such other company. In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with the NYSE rules, to the effect that no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that the Company’s current “independent” directors are: Robert S. Blank, Edward G. Boehne, Richard J. Braemer, Roger S. Hillas, Carl B. Marbach, Stephen A. Novick and Paul E. Shapiro. As part of the Board’s process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

Independent and Non-Management Directors

•	A majority of the members of the Company’s Board of Directors have been determined to meet the NYSE’s standards for independence. See “Director Independence,” above.

•	The Company’s independent directors and non-management directors hold meetings separate from management. Edward G. Boehne is currently acting as chairman at meetings of the independent directors and the non-management directors. During fiscal 2007, the independent directors met four times and the non-management directors met once.

Audit Committee

•	All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence,” above.

•	The Board of Directors has determined that all members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Edward G. Boehne possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE, and is an “audit committee financial expert” within the meaning of the applicable SEC rules. For a description of Mr. Boehne’s relevant experience, see Proposal One.

•	The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. The charter can be obtained free of charge from the Company’s website, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling the Director of Investor Relations at (215) 938-8000.

•	Ernst & Young LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.

•	The Company’s internal audit group reports directly to the Audit Committee.

•	The Audit Committee Chairman meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of the Company’s internal control over financial reporting.

•	The Audit Committee has adopted a Complaint Monitoring Procedure Policy to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Executive Compensation Committee

•	All members of the Executive Compensation Committee have been determined to meet the appropriate NYSE standards for independence. See “Director Independence,” above. Further, each member of the Executive Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	The Executive Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter can be obtained free of charge from the Company’s website, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling the Director of Investor Relations at (215) 938-8000.

Nominating and Corporate Governance Committee

•	All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See “Director Independence,” above.

•	The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter can be obtained free of charge from the Company’s website, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling the Director of Investor Relations at (215) 938-8000.

•	The Nominating and Corporate Governance Committee is authorized to consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should follow the procedures described in this proxy statement under the caption “Procedures for Nominating or Recommending for Nomination Candidates for Director.” Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are to be investigated, interviewed and evaluated by the Committee, which, then, reports to the Board of Directors. No distinctions are to be made as between internally-recommended candidates and those recommended by stockholders. All candidates shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating and Corporate Governance Committee’s judgment, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with the size, complexity, reputation and success of the Company.

Corporate Governance Guidelines

•	The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. The guidelines can be obtained free of charge from the Company’s website, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling the Director of Investor Relations at (215) 938-8000.

Codes of Business Conduct and Ethics

•	Management has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which may be reported to the Audit Committee. Copies of the code and any waiver or amendment to such code can be obtained free of charge from the Company’s website, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling the Director of Investor Relations at (215) 938-8000.

•	The Company operates under an omnibus Code of Ethics and Business Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. Upon employment with the Company, all employees are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge from the Company’s website, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling the Director of Investor Relations at (215) 938-8000.

Compensation Committee Interlocks and Insider Participation

The only individuals who served as members of the Executive Compensation Committee during the fiscal year ended October 31, 2007 were Carl B. Marbach and Stephen A. Novick, the current members of the committee. Both Mr. Marbach and Mr. Novick are independent directors; neither has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K and neither has ever served as an officer of the Company or any of its subsidiaries.

Personal Loans to Executive Officers and Directors

The Company complies with and operates in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of its directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

It is the policy of the Company’s Board of Directors that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2007 Annual Meeting of Stockholders except Bruce E. Toll, who notified the Chairman of the Board in advance of his inability to attend.

Communication With the Board of Directors

Any person who wishes to communicate with the Board of Directors, or specific individual directors, including the chairman of the non-management directors or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of General Counsel, Toll Brothers, Inc., at the address appearing on the first page of this proxy statement. Communications directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of such non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

This compensation discussion and analysis (“CD&A”) is intended to provide an overview and analysis of each element of compensation that we pay or award to, or that is earned by, our named executive officers (“NEOs”). For our 2007 fiscal year, our NEOs were:

•	Robert I. Toll, our Chairman and Chief Executive Officer (“CEO”)

•	Zvi Barzilay, our President and Chief Operating Officer (“COO”)

•	Joel H. Rassman, our Executive Vice President, Chief Financial Officer and Treasurer (“CFO”)

We believe that our ability to retain and motivate NEOs who possess the skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long-term value for our stockholders. Base salaries, annual incentive bonuses, long-term equity compensation and competitive benefits are the primary tools used by the Company to retain and motivate our NEOs to deliver maximum performance in comparison to our competitors and enhanced value to our stockholders. Our compensation philosophy, further described below, recognizes the value of rewarding our NEOs for their past performance and motivating them to continue to excel in the future. Our Board’s Executive Compensation Committee, which administers the compensation program for our NEOs, has developed and maintains a compensation program that rewards superior performance and seeks to encourage actions that drive our business strategy. An overriding objective is to maintain the continuity of our executive management team.

This CD&A addresses the following topics:

•	our compensation governance practices;

•	the philosophy and objectives of our executive compensation program;

•	the process used to determine compensation for our NEOs;

•	the individual elements of our executive compensation program;

•	the rationale for using each element of executive pay;

•	the method for determining the level of each individual element;

•	the benefits, employment agreements, change in control provisions and other plans available to our NEOs; and

•	the direction of the Company’s compensation program for fiscal 2008.

Compensation Governance — Executive Compensation Committee

The compensation program for our NEOs is administered by the Executive Compensation Committee of our Board of Directors.

Executive Compensation Committee Membership and Independence

The Executive Compensation Committee is composed of Carl B. Marbach (Chairman) and Stephen A. Novick, each of whom is “independent” under NYSE listing standards, an “outside director,” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”), and a “non-employee” director, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. We believe that the Executive Compensation Committee’s independence provides an objective perspective on the various elements that could be included in an executive compensation program and allows for independent consideration and judgment regarding the elements that best achieve the Company’s compensation objectives. The Executive Compensation Committee has had significant experience in overseeing our compensation program and successfully linking it to the objectives of our business.

Role of Executive Compensation Committee

In general, the scope of the Executive Compensation Committee’s authority is determined by the Board of Directors. The Executive Compensation Committee operates under a charter adopted by the Board of Directors; the Executive Compensation Committee reviews the charter annually and determines whether to recommend changes to the charter to the full Board. A copy of the charter is available at www.tollbrothers.com. The Executive Compensation Committee is responsible for all aspects of executive compensation, including, among other things:

•	establishing the Company’s compensation philosophy and objectives;

•	overseeing the implementation and development of the Company’s compensation programs;

•	establishing individual performance goals and objectives for our NEOs;

•	evaluating the job performance of the NEOs in light of those goals and objectives;

•	establishing equity compensation awards for the NEOs and generally for all other employees;

•	annually determining, reviewing and approving all elements and levels of compensation for the Company’s NEOs; and

•	approving, overseeing and administering (in some cases, along with the Board of Directors) the Company’s equity compensation plans and programs, including stock incentive plans.

The Executive Compensation Committee meets, at a minimum, on a semi-annual basis, and at additional meetings as needed. During fiscal 2007, in carrying out the Executive Compensation Committee’s responsibilities, including its role in the preparation and review of this CD&A and the development of a new CEO bonus program, the Executive Compensation Committee held four meetings, some of which took place over multiple days. The Executive Compensation Committee members also had numerous telephone discussions throughout the year with Company management and each other. In addition, compensation matters are discussed during meetings of the full Board of Directors, as well as, from time to time, during meetings of the Independent Directors, at which Executive Compensation members are present.

Role of Executive Officers

Mr. Marbach works with our CFO, General Counsel and Director of Internal Audit to establish Executive Compensation Committee meeting agendas and determine which members of Company management or outside advisors should attend meetings. At various times during the year, the Company’s CFO, General Counsel and Director of Internal Audit, as well as other members of the legal and finance departments, are invited by the Executive Compensation Committee to attend relevant portions of the Executive Compensation Committee meetings in order to provide information regarding the Company’s strategic objectives and financial performance, legal and regulatory issues that impact the Executive Compensation Committee’s function, or other topics. The Executive Compensation Committee met in executive session on multiple occasions during fiscal 2007. The CEO, who is available to the Executive Compensation Committee upon its request, did not attend any formal Executive Compensation Committee meetings during fiscal 2007, but did speak with the Executive Compensation Committee members from time to time. Throughout the year the Executive Compensation Committee requests various types of other information from management, including information about other homebuilding companies or the homebuilding industry in general. The CEO annually makes recommendations to the Executive Compensation Committee regarding potential equity compensation and overall compensation levels for the CFO and COO. The CEO also provides recommendations to the Executive Compensation Committee both prior to the establishment of the individual performance goals for the COO and CFO by the Executive Compensation Committee, as well as during the Executive Compensation Committee’s subsequent evaluation of whether those goals were met. The Executive Compensation Committee then exercises its discretion in determining actual awards to the COO and CFO. The Executive Compensation Committee sets the CEO’s compensation independently.

Use of Compensation Consultants

The Executive Compensation Committee may, in its discretion, retain the services of a compensation consultant to advise it and assist it in the performance of its functions. During fiscal 2007, the Executive Compensation Committee interviewed a number of compensation consultants and decided to engage Mercer (US) Inc. (“Mercer”). Mercer was engaged by, receives instructions from, and reports to, the Executive Compensation Committee. The Executive Compensation Committee requested Mercer’s advice on a variety of issues, including compensation strategy, market comparisons, pay and performance alignment versus industry peers, executive pay trends and potential compensation plan designs and modifications.

Compensation Philosophy and Objectives

The Company’s compensation policies for NEOs are based on the philosophy that compensation should reflect both the financial performance of the Company and the individual performance of the executive. The Executive Compensation Committee also believes that long-term incentives should be a significant factor in the determination of compensation, particularly because the business of homebuilding, including evaluating and purchasing land, obtaining approvals and completing development, as well as many of the actions and decisions of the Company’s NEOs to successfully manage a homebuilding business, require a long time horizon before the Company realizes a benefit.

The Executive Compensation Committee’s primary objectives when setting compensation for our NEOs are:

•	Set compensation levels that are sufficiently competitive such that the Company will motivate and reward the highest quality individuals to contribute to the Company’s goals, objectives and overall financial success. By keeping compensation competitive, during both times of growth and contraction in our industry, the Executive Compensation Committee is attempting to motivate and reward our NEOs.

•	Retain executives and encourage continued service to the Company. The Executive Compensation Committee believes the Company and its stockholders have greatly benefited from the continued employment of our NEOs over a long period of time — the CEO since he co-founded our predecessor operations in 1967, the COO since 1980 and the CFO since 1984. Our NEOs are highly talented individuals who have been leaders in contributing to the Company’s goals, objectives and overall success and who have been recognized as leaders in our industry. The long-term knowledge of our industry that our NEOs possess is invaluable to the Company, particularly during difficult economic periods, such as that currently being experienced by homebuilders. The Executive Compensation Committee seeks to encourage and maintain management continuity.

•	Incentivize executives to achieve continuing improvements in the Company’s financial results, performance and condition over both the short-term and the long-term, which may include maximizing potential profits or minimizing potential losses, depending on relevant economic conditions. The Executive Compensation Committee attempts to provide both short-term and long-term compensation for current performance, as well as to provide financial incentive to achieve long-term goals. Short-term compensation is typically in the form of annual incentive bonuses, and long-term compensation is typically in the form of stock options. Because of the nature of its business and the way the Company operates its business and implements its strategies, many decisions made, or actions taken, today will not result in improved financial performance by the Company for, in some cases, three to five years or longer. Accordingly, the Executive Compensation Committee seeks to motivate and reward NEOs for decisions made today that may not produce immediate results, but will likely have a positive long-term effect, by providing both short-term and long-term compensation.

•	Align executive and stockholder interests. The Executive Compensation Committee believes that using equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our NEOs with those of our stockholders, which include the use of such compensation to motivate and reward long-term vision. When management and stockholder interests are aligned, the Executive Compensation Committee believes it makes management more sensitive to the concerns of our stockholder base and increases management’s focus on creating long-term growth and value.

•	Obtain, whenever appropriate, tax deductibility for the Company. The Executive Compensation Committee believes that obtaining tax-deductibility is generally a favorable feature for an executive compensation program, from the perspective of the Company, the NEO and the stockholders. Although the Executive Compensation Committee, where it deems appropriate, may award compensation to NEOs that will not be tax-deductible by the Company, it generally strives to structure compensation plans for NEOs to comply with the Code requirements for deductibility of performance-based compensation.

The Executive Compensation Committee seeks to be creative in its choice of methods to achieve these objectives, using a variety of compensation elements described below.

Element	Purpose	Characteristics

Base Salary	Compensate NEOs for performing their roles and assuming their levels of executive responsibility. Intended to provide a basic level of compensation, it is necessary to recruit and retain executives.	Fixed component. Annually reviewed by the Executive Compensation Committee and adjusted, if necessary.
Annual Incentive Bonuses	Promote improvement of the Company’s financial results, performance and condition over what would otherwise be achieved. Intended to be a short-term incentive to drive achievement of performance goals in a particular fiscal year, without being a deterrent to the achievement of long-term Company goals and initiatives.	Performance-based bonus opportunity based on the achievement of certain goals, which may be individual performance goals, Company performance goals, or a combination of the two. Where applicable, goals are typically established annually and bonus amounts awarded will vary based on performance.
Long-Term Incentive Compensation	Promote the achievement of the Company’s long-term financial goals and stock price appreciation. Align NEO and stockholder interests, promote NEO retention and reward NEOs for superior Company performance over time.	Granted annually by the Executive Compensation Committee in the form of stock options and stock awards. Amounts actually earned by each NEO will vary and will depend on stock price appreciation.
Benefits and Perquisites, including Retirement Benefits	Provide health and welfare benefits during employment and replacement income upon retirement. Designed to attract, retain and reward NEOs by providing an overall benefit package similar to those provided by comparable companies.	Health and welfare benefits are a fixed component that may vary based on employee elections. Perquisites and other benefits may vary from year to year. Retirement benefits will also vary based on compensation and years of service to the Company.

Compensation Decision Making Process

The Executive Compensation Committee reviews and makes determinations regarding base salary, annual incentive bonuses, long-term equity awards and benefits and perquisites on an annual basis. For fiscal 2007, the Executive Compensation Committee met at the beginning of the fiscal year to establish a base salary for each NEO and set individual and Company performance goals for the COO and CFO. The CEO’s annual incentive bonus for fiscal 2007 was determined solely in reliance on the formula in his bonus plan. After the end of fiscal 2007, the Executive Compensation Committee met again to determine and certify annual incentive compensation under the Company’s bonus plans and to determine long-term incentive compensation awards for the NEOs. Due to Company performance during fiscal 2007, the formula in the CEO bonus plan did not yield a fiscal 2007 bonus for the CEO. The COO and CFO were also not entitled to the Company formularized performance-based component of their bonuses for fiscal 2007, but did each receive a bonus under the individual performance-based component, as more fully described in this CD&A. The compensation decision making process is more fully described below.

Market Comparisons

The Executive Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and industry compensation levels. The Executive Compensation Committee does not believe that it is appropriate to establish compensation levels based only on market or industry practices. The Executive Compensation Committee believes, however, that information regarding pay practices at other companies is useful in two respects. First, it recognizes that the Company’s compensation practices must be generally competitive for executive talent in both the homebuilding industry and the market overall. Second, this marketplace information is one of the many factors that the Executive Compensation Committee considers in assessing the reasonableness of compensation. While the Executive Compensation Committee factors peer compensation levels and practices into its compensation decisions, it does not target compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies.

The Executive Compensation Committee, with assistance from Mercer, periodically compares NEO compensation against a peer group of publicly-traded homebuilding companies. The peer group, which is periodically reviewed and updated by the Executive Compensation Committee and Mercer, consists of companies against which the Executive Compensation Committee believes we compete for talent and market share. The companies currently comprising the peer group are:

Beazer Homes USA, Inc. Centex Corporation D. R. Horton, Inc. Hovnanian Enterprises, Inc. KB Home	Lennar Corporation M. D. C. Holdings, Inc. M/I Homes, Inc. Meritage Homes Corporation NVR, Inc.	Pulte Homes, Inc. The Ryland Group, Inc. Standard Pacific Corp. Technical Olympic USA, Inc. WCI Communities, Inc.

For comparison purposes, our net income, market capitalization and total shareholder return were at the high end of the peer group for fiscal 2006, the last fiscal year for which data is available. In 2007, the Executive Compensation Committee reviewed a comparison of our CEO’s 2006 actual total compensation and projected 2007 total compensation to the 2006 actual total compensation of the CEOs of the homebuilding peer group. The Executive Compensation Committee did not have similar data for fiscal 2007, as many of the companies in our peer group had not yet reported their financial results and compensation actions for fiscal 2007. The Executive Compensation Committee considers the Company’s financial and total shareholder return performance in relation to its peers, as well as other factors such as management ownership, founder status of our CEO, and overall financial performance in evaluating market data.

In addition, Mercer prepared comparisons for the Executive Compensation Committee of our CEO’s 2006 actual total compensation and projected 2007 total compensation against chief executive officer compensation within the Mercer 350, which is a group of 350 large-cap general industrial and service companies with a median market cap of $10 billion, and against chief executive officer compensation of the subset of companies within the Mercer 350 that fall within the consumer goods industry classification. The Executive Compensation Committee met with Mercer both with, and without, one or more members of Company management, during fiscal 2007 and thereafter. Mercer selected these two groups to give the Executive Compensation Committee a perspective on market practice related to pay levels for CEOs and the mix of pay offered to CEOs outside of the homebuilding industry.

Setting Company Performance Goals

Early in the fiscal year, the Executive Compensation Committee, working with senior management, reviewed the Company’s projected performance for fiscal 2007. The Executive Compensation Committee set the Company performance-based component for COO and CFO annual incentive bonuses using a formula based on ending stockholders’ equity for fiscal 2006 and the Company’s pre-tax income during fiscal 2007. This formula is consistent with past practice and the Executive Compensation Committee determined it was appropriate to continue this practice in fiscal 2007. The CEO annual incentive bonus is also based on Company performance, but the Executive Compensation Committee does not annually set a formula for the CEO’s annual incentive bonus, since the bonus formula for the CEO is contained in the CEO’s stockholder-approved bonus plan.

Setting Individual Performance Goals

As it set Company performance goals, the Executive Compensation Committee also set individual performance goals for the COO and CFO. The Executive Compensation Committee first established a Company revenue threshold for payment of any bonuses to the COO and CFO based on achievement of individual performance goals. Individual goals for the COO and CFO were then established in accordance with the terms of the Company’s executive officer bonus plan, and were intended by the Executive Compensation Committee to measure each individual’s performance of identified Company objectives and initiatives. The CEO’s current stockholder-approved bonus plan is based solely on Company performance; there is no individual performance component.

Tally Sheets

After the end of the fiscal year, the Executive Compensation Committee reviewed tally sheets prepared by management at the Executive Compensation Committee’s request that set forth all components of the NEOs’ fiscal 2007 compensation. These components included base salary and bonus. The tally sheets also contained information with respect to stock options granted, grant date fair value of such options and actual value of such options, as well as the value of all perquisites and other compensation. The tally sheets show a five-year historical comparison of all elements of NEO compensation and were helpful to the Executive Compensation Committee in determining the NEOs’ fiscal 2007 compensation and the Executive Compensation Committees consideration of future NEO compensation.

Compensation Components

Base Salary

Base salaries for the NEOs are established by the Executive Compensation Committee on an annual basis. For fiscal 2007, the Executive Compensation Committee established a base salary for the CEO of $1,300,000, and for the COO and the CFO of $1,000,000. When establishing annual base salaries, the Executive Compensation Committee takes into account each NEO’s performance of his role and responsibilities and the compensation of comparable executives at other public homebuilding companies in our peer group. The Executive Compensation Committee believes that its compensation objectives — particularly incentivizing executives to achieve continuing improvements in the Company’s long and short term financial results and performance, encouraging continued service to the Company and aligning executive and stockholder interests — are more effectively met when the majority of an executive’s compensation package is comprised of performance-based bonuses and long-term incentive compensation. The Executive Compensation Committee has not raised the CEO’s base salary since fiscal 2004, the COO’s since fiscal 2003 and the CFO’s since fiscal 2005, and these base salaries will not be raised for fiscal 2008. For fiscal 2007, most of the NEOs’ base compensation was tax deductible for the Company and we expect the same to be true for fiscal 2008.

Annual Incentive Bonus — CEO

An annual incentive bonus is currently paid to the CEO under the terms of the Company’s stockholder-approved Cash Bonus Plan. Amounts payable under the Cash Bonus Plan are designed to be “performance-based” compensation, and, therefore, exempt from the limitations on tax deductibility under Section 162(m).

As amended in 2005, the Cash Bonus Plan is based on a formula that measures the relationship between the Company’s pre-tax, pre-CEO bonus income in a fiscal year and ending stockholders’ equity for the prior fiscal year, and awards a percentage of that amount as an annual cash bonus to the CEO. If pre-tax, pre-CEO bonus income in a fiscal year does not exceed 10% of ending stockholders’ equity for the prior fiscal year, the CEO is not eligible for a bonus. The Executive Compensation Committee chose the formula comparing pre-tax income to ending stockholders’ equity and containing a 10% payment hurdle because, at the time it was adopted, the Company was out-performing its estimates and the Executive Compensation Committee wanted a bonus plan that would require the

Company to earn a designated amount of income before any bonus accrued to the CEO. If the formula yields a bonus amount, a stock conversion feature is applied, which effectively adjusts the bonus amount for changes in the Company’s stock price. The stock conversion feature is used to further align the interests of the CEO with the stockholders by providing a mechanism by which stock price is a factor in annual incentive compensation, as well as by rewarding long-term vision which results in an increase in stock price. After adjustment using the stock conversion feature, the bonus is paid 60% in cash, and 40% in shares of the Company’s common stock, aligning the interests of the stockholders and the CEO as noted above. All bonus awards under the current Cash Bonus Plan are capped at 2.9% of the Company’s pre-tax/pre-CEO bonus income for the fiscal year as to which the bonus amount is being calculated. The Executive Compensation Committee has no discretion to increase potential bonus awards under the Cash Bonus Plan without stockholder approval. The Executive Compensation Committee may decrease bonus awards under the Cash Bonus Plan, subject to the CEO’s consent.

The Cash Bonus Plan, as amended in 2005, resulted in substantial bonuses to the CEO for fiscal 2005 and 2006, due to significant increases in Company income and stock appreciation during those years. The Executive Compensation Committee has the discretion to decrease any bonus awards under the Cash Bonus Plan, provided that the CEO consents to such decrease, and the Executive Compensation Committee exercised this discretion and reduced the CEO bonus award under the Cash Bonus Plan for fiscal 2005 and 2006, in each instance with the CEO’s consent. The Executive Compensation Committee and Mr. Toll agreed to reduce the awards calculated under the Cash Bonus Plan for fiscal 2005 and 2006 because, notwithstanding that the awards were calculated in accordance with the stockholder-approved formula, Company performance during those years resulted in bonuses that were greater than the Executive Compensation Committee anticipated when it adopted the Cash Bonus Plan.

Because the Cash Bonus Plan is based on a formula that compares the Company’s income before taxes in relation to beginning stockholders’ equity, it results in significant bonus awards during years when the Company financial performance is exceptional, as was the case in fiscal 2005 and 2006, and reduces or completely eliminates bonus awards in years when the Company’s income before taxes does not perform as well in relation to beginning stockholders’ equity, as was the case in fiscal 2007. Following the 2007 fiscal year, the Executive Compensation Committee undertook a complete review of the Cash Bonus Plan in light of the expiration at the end of that fiscal year of the stock conversion feature and other factors. Such other factors included the Executive Compensation Committee’s recognition that the formula and stock conversion features in the Cash Bonus Plan may be complex and difficult for investors to understand and the Executive Compensation Committee’s experience in fiscal 2005 and 2006 in reducing the awards produced by the Cash Bonus Plan’s bonus formula. The Executive Compensation Committee believes the severe conditions currently facing the homebuilding industry require creative solutions from the Company’s leaders and the application of different talents and personal resources. Recognizing the issues presented by the current formula and stock conversion feature in the Cash Bonus Plan, the Executive Compensation Committee is proposing a new CEO bonus program, which has been approved by the Board and is being submitted to stockholders for approval at this Annual Meeting. The new CEO bonus program is further described below under “Looking Forward — Fiscal 2008.”

Annual Incentive Bonus — COO and CFO

Since 2001, annual incentive bonuses have been paid to the COO and CFO under the terms of the Executive Officer Cash Bonus Plan. The awards paid under the Executive Officer Cash Bonus Plan are designed to be a comprehensive component of annual compensation, so that an executive’s annual compensation is dependent on both Company financial results and a set of goals established annually by the Executive Compensation Committee relating to the executive’s contributions to the Company’s economic and strategic objectives, and rewards the efforts required of the executive and the executive’s ability to develop, execute and implement short-term and long-term corporate goals for the current fiscal year. The Executive Officer Cash Bonus Plan has been approved by the Company’s stockholders, most recently in 2005, in order to allow the Company to pay the COO and CFO bonuses that constitute performance-based compensation under Section 162(m).

The Executive Officer Cash Bonus Plan is designed to permit the Company to pay its executive officers incentive compensation based upon the achievement of pre-established performance goals. It is administered by the Executive Compensation Committee, which, in accordance with the requirements of Section 162(m), at the beginning of each performance period, establishes performance goals and performance objectives and determines computation formulas or methods for determining each participant’s bonus for the performance period, which is typically the full fiscal year. Prior to, or at the time of, establishment of the performance goals for a performance period, the Executive Compensation Committee designates the specific executives who will participate in the Executive Officer Cash Bonus Plan for that performance period. The only participants in the Executive Officer Cash Bonus Plan since its adoption have been the COO and the CFO, although the Executive Compensation Committee has the discretion to add other participants. At or after the end of each performance period, the Executive Compensation Committee determines whether the pre-established performance goals and objectives have been satisfied during the performance period. The actual bonus award to any participant for a performance period is then determined based upon the pre-established computation formulas and/or methods. The Executive Compensation Committee has no discretion to increase the amount of any participant’s bonus under the Executive Officer Cash Bonus Plan as so determined, but may reduce the amount of, or totally eliminate, the bonus if the Executive Compensation Committee determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate.

The Executive Officer Cash Bonus Plan limits the maximum amount of any participant’s bonus for any fiscal year to the lesser of (a) 350% of the participant’s annual base salary as in effect at the beginning of that fiscal year or (b) $3,500,000. It also limits the aggregate amount of all bonuses payable in any plan year under the Executive Officer Cash Bonus Plan to 10% of the Company’s average annual income before taxes for the preceding five fiscal years. In recent years when determining the amount of bonus to award to the COO and CFO for a fiscal year, the Executive Compensation Committee has reviewed the maximum amount for which each is eligible based on the two components and the terms of the Executive Officer Cash Bonus Plan, and has exercised its discretion to award bonuses that were less than the maximum allowable amount.

For fiscal 2007, the Executive Compensation Committee again determined that incentive bonuses payable to the COO and CFO under the Executive Officer Cash Bonus Plan would be composed of two components — a Company performance-based component and an individual performance-based component. The Executive Compensation Committee wanted to tie annual compensation to both Company performance as well as the Executive Compensation Committee’s assessment of each executive officer’s individual performance, based upon the set of goals established for each executive officer at the beginning of fiscal 2007. In addition, in order for the COO and CFO to be eligible for the maximum amount payable under the individual performance-based component of their individual bonuses for fiscal 2007, the Executive Compensation Committee determined that Company revenues for fiscal 2007 had to equal at least $3 billion. The Executive Compensation Committee also established caps for each bonus component: the formularized Company performance-based component for each executive officer was capped at $875,000, which is 25% of the maximum total bonus amount payable under the Executive Officer Cash Bonus Plan for fiscal 2007, and the individual performance-based component for each executive officer was capped at $2,625,000, which is 75% of the maximum total bonus amount payable under the Executive Officer Cash Bonus Plan for fiscal 2007.

Formularized Company Performance-Based Component for Fiscal 2007 Bonuses for COO and CFO.  For fiscal 2007, the Executive Compensation Committee established the formularized Company performance-based component for the COO and CFO equal to 58% and 42%, respectively, of a “bonus pool.” The amount of the “bonus pool” was determined by a formula based on the relationship between ending stockholders’ equity for fiscal 2006 and the Company’s pre-tax income during fiscal 2007, which was consistent with past practice and the formula contained in the Cash Bonus Plan. By application of the formula, the “bonus pool” was equal to the sum of the following percentages, and capped at 0.50% of the Company’s adjusted pre-tax income for fiscal 2007:

•	1.50% of the Company’s adjusted pre-tax income for fiscal 2007 in excess of $341,592,600 (i.e., 10% of ending stockholders equity for fiscal 2006), and up to, but not in excess of, $683,185,200;

•	2.25% of the Company’s adjusted pre-tax income for fiscal 2007 in excess of $683,185,200, and up to, but not in excess of $1,024,777,800; and

•	3.50% of the Company’s adjusted pre-tax income for fiscal 2007 in excess of $1,024,777,800.

According to the formula, no bonus payments would be made to the COO and CFO under the formularized Company performance-based component for fiscal 2007 unless the Company’s adjusted pre-tax income for fiscal

2007 exceeded $341,592,600, which was 10% of ending shareholders’ equity for fiscal 2006. Because the Company’s adjusted pre-tax income for fiscal 2007 did not exceed $341,592,600, the COO and CFO did not receive any bonus for fiscal 2007 under the Company performance-based component.

Individual Performance-Based Component for Fiscal 2007 Bonuses for COO and CFO.  For fiscal 2007, the Executive Compensation Committee established that eligibility for the full $2,625,000 payable to each executive officer under the individual performance-based component of the Executive Officer Cash Bonus Plan was conditioned upon the achievement by the Company of at least $3 billion in revenues in fiscal 2007. If revenues were less than $3 billion but more than $1 billion, the amount of bonus payable under the individual performance-based component would be proportionately reduced by the percentage that revenues were less than $3 billion. If revenues were below $1 billion, no bonus would be payable under the individual performance-based component. If Company revenues dictated that there was eligibility for an individual performance-based component, the Executive Compensation Committee then evaluated whether each executive officer achieved certain individual performance goals established by the Executive Compensation Committee. The Executive Compensation Committee would determine how much bonus, if any, was payable under the individual performance-based component based on this evaluation.

The individual performance goals established by the Executive Compensation Committee for the COO for fiscal 2007 were primarily concentrated in the area of operational oversight, which the Executive Compensation Committee believed should have been the COO’s chief area of focus during 2007. The individual performance goals for the COO included: developing, implementing and overseeing a system to achieve operational and land development cost reductions, recommending techniques and strategies for improved operational performance and ensuring solutions developed by the COO and other members of senior management are implemented throughout the Company’s geographic regions, and ultimate oversight of and responsibility for all Company operating divisions and all administrative departments that support the homebuilding function.

The individual performance goals for the CFO for fiscal 2007 were primarily concentrated in the areas of financial oversight and investor relations, which the Executive Compensation Committee believed should have been the CFO’s chief areas of focus during fiscal 2007. The individual performance goals for the CFO included: spearheading the Company’s timely, accurate and effective implementation of new accounting pronouncements and other initiatives required by regulations to which the Company is subject, developing new, and enhancing existing, relationships with investors, banks and analysts, and ultimate oversight of and responsibility for financial conference calls, investor presentations, quarterly financial statements and cash flow projections.

The Executive Compensation Committee met in December 2007 and certified that the Company had achieved at least $3 billion in revenues during fiscal 2007 and, therefore, the full $2,625,000 was available for payment of the individual performance-based component of each executive officer’s bonus. The Executive Compensation Committee then evaluated the COO’s and CFO’s performance during fiscal 2007 to determine whether, and to what extent, each had met his individual performance goals. The Executive Compensation Committee reviewed the goals it had established for each of the COO and CFO for fiscal 2007, reviewed evidence supporting the accomplishment of these goals and met with the CEO to discuss the COO’s and CFO’s performance during fiscal 2007. The Executive Compensation Committee determined Mr. Barzilay met the individual performance goals that were set for him, and awarded Mr. Barzilay an individual performance bonus of $1,520,000, and determined that Mr. Rassman met the individual performance goals that were established for him for fiscal 2007 and awarded Mr. Rassman an individual performance bonus of $1,220,000. In establishing these bonus amounts, the Executive Compensation Committee noted that fiscal 2007 was a difficult year for the Company and for the homebuilding industry in general, but it believed that the leadership and performance of each of the COO and CFO under those circumstances was exemplary and should be rewarded.

Long-Term Incentive Compensation

The long-term incentive compensation component of the compensation of NEOs has been designed to provide NEOs with incentives to enhance stockholder value through their efforts. No constant criteria are used by the Executive Compensation Committee from year to year in the granting of stock options or stock awards. The Executive Compensation Committee makes a subjective determination of the effectiveness of each NEO and the extent of the NEO’s contributions to the Company’s success and, based on that determination, awards equity compensation.

Equity compensation to any Company employee, including our NEOs, may be either in the form of stock options or stock awards, in accordance with the terms of the Company’s stock option and incentive plans. All equity compensation grants made after March 13, 2007 are under the Employee Plan, which was approved by the Company’s stockholders in March of 2007. All fiscal 2007 equity compensation grants prior to March 13, 2007 were made in accordance with the 1998 Plan, the terms of which are substantially similar to the Employee Plan.

The Employee Plan is administered by the Executive Compensation Committee. The Executive Compensation Committee’s primary purposes and objectives when granting equity compensation to our NEOs under the Employee Plan are to:

•	constitute a part of the Company’s overall compensation program for NEOs and to serve as a particular incentive for NEOs to devote themselves to the future success of the Company;

•	provide NEOs with any opportunity to increase their proprietary interest in the Company;

•	provide NEOs with additional incentive to remain in the employ of the Company; and

•	protect the Company by providing for forfeiture of the grant in the event that the NEO retires, or otherwise leaves the employ of the Company and competes with the Company.

The Employee Plan permits granting of incentive stock options, non-qualified stock options and stock awards. No employee may be granted options to acquire more than 1,000,000 shares during any calendar year.

The Executive Compensation Committee met on December 12, 2006 and determined to grant equity compensation to the NEOs in the following amounts:

NEO	Equity Compensation Granted During Fiscal 2007

Robert I. Toll	option to acquire 550,000 shares of common stock
Zvi Barzilay	option to acquire 150,000 shares of common stock
Joel H. Rassman	option to acquire 90,000 shares of common stock

The Executive Compensation Committee chose to grant options to the NEOs in order to further the Executive Compensation Committee’s objectives of motivating the NEOs to achieve long-term financial results — particularly improved financial performance that would ultimately cause an increase in the price of the Company’s stock. Because the options are granted with exercise prices equal to the fair market value of the underlying common stock on the date of the grant, any value that ultimately accrues to the NEO is based entirely upon the Company’s performance, as perceived by investors who establish the market price of the Company’s common stock. In addition, the Executive Compensation Committee believes equity compensation provides NEOs with additional incentive to remain in the employ of the Company, provides NEOs with any opportunity to increase their proprietary interest in the Company, and gives overall NEO compensation an appropriate balance between long-term and short-term compensation. In determining the number of shares able to be acquired by each NEO upon exercise of the option, the Executive Compensation Committee noted that annual incentive compensation for the NEOs for fiscal 2007 may be substantially reduced or eliminated, based on the projected Company performance levels at the time the Executive Compensation Committee made the grants. Therefore, the Executive Compensation Committee sought to supplement the lack of annual incentive compensation with increased long-term incentive compensation to better retain the NEOs.

The term of an option is generally 10 years from the date of the grant and options generally vest equally over a four year period, beginning on the first anniversary of the date of the grant. Option exercise prices are equal to the fair market value of the Company’s common stock on the date of the grant, which has been determined by the Executive Compensation Committee to be the closing price of the Company’s common stock on the NYSE on the date of the grant. Options granted to NEOs will continue to vest and be exercisable upon death, disability or retirement of the NEO. Our NEOs generally have not exercised options when they became fully vested based on the vesting schedule contained in the option grant documents, tending instead to hold their options for most of the ten year term before exercising. In addition, all stock options, vested and unvested, that are granted to NEOs are subject to forfeiture in the event that after the NEO retires, or otherwise leaves the employ of the Company, the NEO competes with the Company.

The Company cannot grant, and has not granted, discounted options under the terms of the Employee Plan or any other equity compensation plan. The Company has never back-dated any stock options. The Company’s traditional grant date for all equity compensation is December 20 of each year for all employees, including NEOs; all determinations with regard to such grants have been made in advance of that date. We grant equity compensation on a set date each year and we do not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

The Executive Compensation Committee has traditionally refrained from granting stock awards to NEOs, because such awards would not qualify as performance-based compensation for purposes of Section 162(m). Because the Executive Compensation Committee believes stock awards may play a significant role in helping the Executive Compensation Committee achieve its compensation objectives, the Executive Compensation Committee has recommended to the Board, and the Board has approved, an amendment to the Employee Plan that would provide for the granting of stock awards and units that would meet the requirements of performance-based compensation under Section 162(m). The amendment to the Employee Plan is being submitted to stockholders for approval at this Annual Meeting, and is more fully described under Proposal Three in this proxy statement.

Benefits and Perquisites

The Company provides all of its employees, including our NEOs, with certain employee benefits. These include the opportunity to save for retirement through the Toll Brothers 401(k) Savings Plan (the “401(k) Plan”), which is more fully described below, and various health and welfare benefit programs, including medical, dental, life and short-term disability insurance. We share the cost of these benefit programs with our employees. Our NEOs participate in these programs on the same terms as our other employees. These programs are intended to promote the health and financial security of our employees, and are provided at competitive market levels to attract, retain and reward employees.

Retirement Benefits.  The Company provides various plans to meet the retirement needs of its NEOs. Retirement plans are an important part of the overall compensation scheme because we seek to provide our NEOs with the ability to plan for their future while keeping them focused on the present success of the Company.

401(k) Savings Plan.  All employees, including our NEOs, after one year of service with the Company, are eligible to participate in the 401(k) Plan. The 401(k) Plan is a qualified retirement savings plan under Section 401(k) of the Code. Plan participants may contribute a portion of their compensation, subject to IRS regulations and certain limitations applicable to “highly compensated employees,” as such term is defined in the Code. The Company matches a portion of each participant’s contribution and also makes an annual discretionary contribution to each active participant’s account. All of the NEOs are participants in the 401(k) Plan. During fiscal 2007, the Company contributed $11,550 in matching and discretionary contributions to each NEO’s 401(k) Plan account.

Supplemental Executive Retirement Plan.  The Company maintains the SERP, which also provides retirement benefits to our NEOs. The SERP was adopted by the Board of Directors in 2005 and is administered by the Executive Compensation Committee. The Board’s intention when adopting the SERP was to provide competitive retirement benefits, to protect against reductions in retirement benefits due to tax law limitations on qualified plans, and to encourage continued employment or service with the Company.

All of the NEOs are participants in the SERP. The SERP, which is currently an unfunded plan, generally provides for an annual benefit, payable for 20 years following retirement, once a participant has completed 20 years of service with the Company and reached “normal retirement age,” which is age 62 under the SERP. The annual benefits to our NEOs under the SERP as of the end of fiscal 2007 are set forth in the table below.

Participant	Annual Benefit

Robert I. Toll	$500,000
Zvi Barzilay	$260,000
Joel H. Rassman	$250,000

Benefits under the SERP will cease if the participant competes with the Company following retirement. Participants are eligible for benefits under the SERP if they have completed 20 years of service with the Company, and their service with the Company ends prior to reaching normal retirement age due to death or disability. In addition, participants are eligible for benefits under the SERP if they have 20 years of service with the Company and are terminated by the Company without cause prior to reaching normal retirement age. As of the date of this proxy statement, all of the NEOs have completed the requisite 20 years of service to the Company, and the CEO and CFO have reached normal retirement age.

In December 2007, the Executive Compensation Committee recommended, and the Board approved, an amendment to the SERP to provide for increases in annual retirement benefits to the NEOs for each year of service to the Company after age 62. Effective for each NEO on his birthday during fiscal 2008, annual retirement benefits under the SERP shall increase by 10% of the applicable annual benefit amount set forth above, and shall continue to increase each year by 10% of the applicable annual benefit amount set forth above, effective on each NEO’s birthday each year for ten years or until the NEO retires or his service with the Company ends due to death or disability. In order to be eligible for the annual increase in any given year, the NEO must be employed by the Company on his birthday during such year, have completed twenty years of service with the Company on or prior to his birthday during such year, and have reached normal retirement age on or prior to his birthday during such year.

The Executive Compensation Committee, in an effort to provide competitive benefits to our NEOs and in furtherance of its objective of encouraging continued service to the Company, determined that an increase in retirement benefits was warranted due to each of our NEOs’ length of service with the Company. In determining the amount of the increase, the Executive Compensation Committee consulted with Mercer regarding trends in executive retirement benefits, both in the homebuilding industry and among the Fortune 1000. Based on data provided by Mercer, the Executive Compensation Committee believes that the increases in retirement benefits under the SERP to our NEOs effectively bring our NEOs’ retirement benefits more in line with prevailing trends and will cause the SERP to continue to provide competitive retirement benefits to our NEOs.

Perquisites.  We provide our NEOs with limited perquisites and personal benefits that the Company and the Executive Compensation Committee believe are consistent with our executive compensation philosophy and objectives. Perquisites are provided to the NEOs to assist them in meeting expectations and fulfilling their duties to the Company. Each fiscal year, the Executive Compensation Committee reviews and approves those perquisites which are to be provided to our NEOs. The Executive Compensation Committee believes the perquisites for fiscal 2007 — which included auto and gas allowances, insurance, telephone and internet services and tax and financial statement preparation, and are more fully described in the Summary Compensation Table in this proxy statement — are reasonable, consistent with past practices and consistent with general practices in our industry. Perquisites did not constitute a material portion of the compensation paid to the NEOs for fiscal 2007.

Deferred Compensation Plan.  Our NEOs may elect to defer receipt of all or part of their cash compensation pursuant to the Toll Bros., Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to offer eligible employees an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation, post-employment, supplemental retirement and related benefits. The Deferred Compensation Plan is open to those management and highly compensated employees identified by the Company from time to time; all of the NEOs are eligible to participate in the Deferred Compensation Plan. Under the Deferred Compensation Plan, NEOs may elect to defer compensation during any calendar year by completing and delivering a deferral election form to the Company prior to the beginning of the year. They may select a fixed payment date or dates for payment of the deferred amounts, or elect to have such amounts paid upon termination of employment with the Company. The Company has the right under the Deferred Compensation Plan to make discretionary contributions for the benefit of any participant in the plan. The Company did not make any discretionary contributions under the Deferred Compensation Plan for any NEO in fiscal 2007.

During fiscal 2007, Zvi Barzilay and Joel H. Rassman elected to defer compensation under the Deferred Compensation Plan; Robert I. Toll did not participate in the Deferred Compensation Plan during fiscal 2007. Compensation that is deferred under the Deferred Compensation Plan earns various rates of return, depending upon when the compensation was deferred and the length of time it has been deferred. Interest earned during fiscal 2007 on any NEO deferred compensation is included under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table in this proxy statement, and further information about NEO deferred compensation is contained in the Nonqualified Deferred Compensation at October 31, 2007 table in this proxy statement.

Employment Agreements, Change of Control Provisions and Severance Payments

The Company does not have a severance plan for our NEOs. Other than our CFO, none of our NEOs has an employment agreement with the Company, nor are they entitled to any sort of cash severance payment upon termination or separation from the Company. Our equity compensation plans and our SERP provide for the acceleration of certain benefits in the event of a change of control of the Company.

CFO Agreement

The Company and our CFO, Joel H. Rassman, are parties to an Agreement, dated June 30, 1988 (the “CFO Agreement”). The CFO Agreement is an amended and restated version of an agreement that was a condition to Mr. Rassman’s employment with the Company in 1984. The purpose of the CFO Agreement is to provide Mr. Rassman with certain protections in the event his employment with the Company terminates.

The CFO Agreement provides for a one-time payment of at least $250,000, with the potential for an additional one-time payment to Mr. Rassman in the event he (a) is terminated by the Company without cause, (b) leaves the employ of the Company after a material reduction in duties or benefits or (c) leaves the employ of the Company due to his compensation being less than $350,000. The CFO Agreement also provides for payment of three months’ base salary in the event Mr. Rassman is terminated for cause. In addition, the CFO Agreement provides that in the event of Mr. Rassman’s death, his widow will be entitled to receive two month’s base salary and, in certain circumstances, his legal representatives may be entitled to an additional amount which shall not exceed $350,000.

Change of Control Benefits

Under the terms of our equity compensation plans and our SERP, awards and benefits are generally subject to special provisions upon a defined “change of control” transaction. Upon a change in control of the Company, any outstanding options, restricted stock, deferred cash or other plan awards will generally immediately vest and any restrictions will immediately lapse.

Internal Pay Equity

The Executive Compensation Committee reviews internal pay equity as part of its overall compensation analysis. The Executive Compensation Committee has not established a formal policy regarding the ratio of total compensation of the CEO to that of the other NEOs, but it reviews all elements of compensation for our NEOs to ensure that appropriate equity exists. The Executive Compensation Committee believes that the difference between CEO compensation and the compensation of the other NEOs is appropriate, given the greater responsibilities of the CEO, the role Mr. Robert I. Toll plays as our founder, visionary leader and Chairman of the Board, and his prominence and position as a leader within our industry.

Tax and Accounting Implications

Tax Regulations.  Section 162(m) generally disallows a tax deduction to a public company for compensation over $1 million paid to certain “covered employees” (its chief executive officer and to any of its three other most highly-compensated executive officers). Performance-based compensation will not be subject to the deduction limitation if certain requirements set forth in the Code and applicable Treasury Regulations are met. The Company generally structures its compensation plans for our NEOs to comply with the performance-based compensation exemption requirements of Section 162(m); however, since corporate objectives may not always be consistent with the requirements for full deductibility, the Board of Directors and the Executive Compensation Committee may award non-deductible compensation to the Company’s NEOs as they deem appropriate. During fiscal 2007, the Executive Compensation Committee believes that all compensation paid to our NEOs, except for $300,000, was deductible under Section 162(m).

Accounting Considerations.  When making decisions about executive compensation, the Executive Compensation Committee also considers how elements of compensation will impact the Company’s financial results. We accrue our NEOs’ salaries and cash bonus awards as an expense when earned by the officer. For stock options, Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), Share Based Payment, requires us to recognize compensation expense for all share-based payment arrangements, based upon the grant date fair value of those awards.

Looking Forward — Fiscal 2008

The recent downturn experienced in the homebuilding industry has adversely affected the financial results of all home builders, including the Company. Because our current Cash Bonus Plan has been solely based on Company financial performance, the industry downturn has totally eliminated a 2007 cash bonus for our CEO. The Executive Compensation Committee reviewed, as part of its deliberations on executive compensation for fiscal 2008 and beyond, our executive compensation program in the context of the fiscal 2007 experience and the need to tailor future compensation to the conditions and demands inherent in the current depressed state of the homebuilding industry. Its objective was to consider our executive compensation programs in a way that includes both Company financial performance and customized, individualized performance goals for each NEO that address the leadership characteristics needed in changing and challenging economic climates, while obtaining tax deductibility for the Company for as much of the NEOs’ compensation as practicable.

New CEO Bonus Plan.  The Executive Compensation Committee, in addressing these considerations with its outside compensation consultant, Mercer, has developed a new CEO Cash Bonus Plan (“New CEO Plan”). The Executive Compensation Committee reviewed our current Cash Bonus Plan and the chief executive officer compensation programs at our industry peers. The Executive Compensation Committee’s objective was to create a CEO bonus program that will continue to reward the CEO for achieving desired financial and operational goals of the Company, and compensate the CEO fairly in the context of all of his accomplishments; in this connection, the Executive Compensation Committee, mindful of the current severe downturn in the homebuilding industry, sought to develop a bonus program that would work effectively in all economic climates, reducing the need for the Executive Compensation Committee to decrease bonus awards or issue compensation outside the parameters of the plan. The Executive Compensation Committee also desired to simplify the CEO’s bonus program, making it more transparent and easier to comprehend, implement and administer. The Executive Compensation Committee believes the New CEO Plan is linked appropriately to Company operating and financial performance, contains an effective mechanism to allow the Executive Compensation Committee to measure and compensate the CEO’s individual performance based on a set of pre-established performance goals, is a clear and concise bonus program that can be easily understood, and will achieve the Executive Compensation Committee’s objectives as they relate to CEO compensation. The Executive Compensation Committee and Mercer sought the assistance of management in satisfying their need for financial and other information and comment during this process.

As noted, the New CEO Plan has two components — a Company performance component, and an individualized performance component. The Company performance component is 2.0% of the Company’s pre-tax, pre-CEO bonus income for the applicable fiscal year. Mercer advised the Executive Compensation Committee that the calculation of annual incentive bonuses based upon a percentage of pre-tax income is a common measurement. In addressing the percentage to be used to calculate the Company performance component, the Executive Compensation Committee reviewed historical bonus amounts paid to the CEO under the current CEO Plan, historical Company performance information, and compensation programs for other chief executive officers in our industry. The Executive Compensation Committee chose 2.0% of the Company’s pre-tax, pre-CEO bonus income, because it believes that it will produce a meaningful Company performance component that is in line with the prevailing practice in our industry, where percentages of pre-tax, pre-bonus income used to determine annual incentive bonuses generally range from 1.0% to 2.5%. The Executive Compensation Committee believes the Company performance component of the New CEO Plan is simple to understand and calculate, complementary to, and not overlapping with, the individualized performance component, and fair to the CEO and the Company.

The Executive Compensation Committee also chose to exclude from the New CEO Plan the stock conversion feature that is part of the current CEO Plan. The stock conversion feature was unique within our industry, required various amendments throughout the years to adjust the ramifications of actual Company results and caused the

Executive Compensation Committee, in certain years, to seek significant reductions in the amount of the eventual bonus award. Removing the stock conversion feature eliminates an additional compensation factor which is based solely on stock appreciation and, instead focuses a portion of the CEO compensation program more squarely on the achievement of Company income, which the Executive Compensation Committee believes is a better measure of the Company’s performance.

The Executive Compensation Committee added an individualized performance component to the New CEO Plan because it believes the CEO’s achievement of such goals will, in the long-term, enhance the Company’s financial performance and strengthen the Company’s financial condition, while giving the Executive Compensation Committee flexibility with respect to the type and amount of CEO compensation. The individual performance component will be determined on an annual basis by the Executive Compensation Committee, based on the CEO’s achievement of certain customized, individualized goals established annually in advance by the Executive Compensation Committee. The individual performance component can be paid in cash, in shares of the Company’s common stock (valued at the time of determination of the bonus amount due), or both; the method of payment will be determined by the Executive Compensation Committee at the time it sets the performance goals for the applicable fiscal year. In no event can the total amount of bonus paid under the individual performance component exceed the greater of $5,200,000 or 1/10 of 1% of Company’s gross revenues for the applicable fiscal year, regardless of the form of payment. The Executive Compensation Committee, in its sole discretion, shall have the power to reduce or eliminate, but not increase, the bonus payable under the individual performance component.

In addition, there is a limitation applicable to the aggregate bonus amount under the New CEO Plan. In no event shall the sum of the Company performance component and the individual performance component (cash and fair market value of stock) exceed $25,000,000.

The Executive Compensation Committee believes the New CEO Plan is more transparent and more responsive to market conditions, yet still tied to Company financial performance. The addition of the individualized performance component will give the Executive Compensation Committee flexibility within the plan, and allow the Executive Compensation Committee to compensate the CEO for performance, which the Executive Compensation Committee will have the flexibility to redefine and re-customize each fiscal year in consideration of the then-existing and then-perceived market and industry circumstances and which will, in the Executive Compensation Committee’s opinion, eventually lead to improved financial performance and strength for the Company.

The New CEO Plan is more fully described under Proposal Two in this proxy statement, and the full text of the New CEO Plan is attached as Addendum A to this proxy statement. If approved by stockholders, the New CEO Plan will be effective for fiscal 2008.

Individual Performance Goals for CEO.  As noted above, the New CEO Plan contains an individualized performance component. The amount of bonus payable to the CEO under such component is determined by evaluating the CEO’s performance in light of individual performance goals established by the Executive Compensation Committee for the CEO. The individual performance goals adopted by the Executive Compensation Committee for the CEO for fiscal 2008 are set forth below. If the New CEO Plan is approved by stockholders, these goals are the metrics the Executive Compensation Committee will use to determine what, if any, bonus is payable to the CEO under the individualized performance component of the New CEO Plan for fiscal 2008.

The individualized performance component of the CEO’s bonus is conditioned upon the Company’s achievement of a specified level of net revenues. If the net revenues goal is achieved, the CEO is eligible for a bonus, which may not exceed the maximum amount set forth in the New CEO Plan. However, the Executive Compensation Committee may reduce the maximum amount otherwise payable under this component based upon such facts and circumstances that the Executive Compensation Committee deems relevant, including the extent to which the CEO has achieved those certain individual goals established for him by the Executive Compensation Committee.

The individual goals established by the Executive Compensation Committee for the CEO are based on various factors including, among other things, development and implementation of a program to manage overhead costs, developing strategies and directing a program aimed at enhancing management efficiency and creating and directing one or more programs to promote and enhance the Company’s visibility and reputation, particularly in the financial, banking and capital markets. The Executive Compensation Committee believes these individual goals properly address performance in the context of current conditions in the homebuilding industry.

The individualized performance component of the CEO bonus for fiscal 2008 is subject to all applicable limitations of the New CEO Plan.

Individual Performance Goals for COO and CFO.  As described above, our COO and CFO are eligible for annual cash incentive bonuses pursuant to the Executive Officer Cash Bonus Plan. At the beginning of each fiscal year, the Executive Compensation Committee sets individual performance goals for the COO and CFO under that plan.

In December 2007, the Executive Compensation Committee determined that potential bonuses under the Executive Officer Cash Bonus Plan for the fiscal year ending October 31, 2008 for the COO and CFO shall consist of two components. The first component of the potential bonus is based on a specified percentage of the Company’s adjusted pre-tax, pre-bonus, pre-writedown income (i.e., before inventory and asset writedowns), subject to a maximum amount, which maximum amount may be reduced, but not increased, in the Commission’s discretion. The second component of the potential bonus relates to individual goals established by the Executive Compensation Committee for each of the participants and is conditioned upon the Company’s achievement of a specified level of net revenues. If the net revenues goal is achieved, each participant is eligible for a bonus, which may not exceed a maximum amount. However, the Executive Compensation Committee may reduce the maximum amount otherwise payable under this component based upon such facts and circumstances that the Executive Compensation Committee deems relevant, including the extent to which the participant has achieved certain individual goals established for such participant by the Executive Compensation Committee.

The individual goals established by the Executive Compensation Committee for the COO are based on various factors including, among other things, managing overhead costs and cash flow and developing strategies for management enhancement and Company operations. The individual goals established by the Executive Compensation Committee for the CFO are based on various factors including, among other things, managing overhead costs, overseeing and enhancing the Company’s relationship with the financial markets and developing financial strategies for the Company and its subsidiaries. Several of the individual goals established by the Executive Compensation Committee for each participant address performance in the context of current conditions in the homebuilding industry.

The total bonus payable to each participant for fiscal 2008 is subject to all applicable limitations of the Executive Officer Cash Bonus Plan. As noted above, the Executive Officer Cash Bonus Plan limits the maximum amount of any participant’s bonus for any fiscal year to the lesser of (a) 350% of the participant’s annual base salary as in effect at the beginning of that fiscal year or (b) $3,500,000. It also limits the aggregate amount of all bonuses payable in any plan year under the Executive Officer Cash Bonus Plan to 10% of the Company’s average annual income before taxes for the preceding five fiscal years. In addition to the Executive Officer Cash Bonus Plan limits, bonuses for fiscal 2008 for the COO and CFO are also subject to a separate cap for each component.

The following Executive Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors of the Company has reviewed and discussed with Company management the Compensation Discussion and Analysis section of this proxy statement, as required by Item 402(b) of the SEC’s Regulation S-K. Based on such review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.

Carl B. Marbach (Chairman)
Stephen A. Novick

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Fiscal 2007

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
			Option	Incentive Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Robert I. Toll	2007	1,300,000	7,031,846	—	—	94,987	8,426,833
Chairman of the Board and Chief Executive Officer
Zvi Barzilay	2007	1,000,000	2,521,944	1,520,000	170,212	55,699	5,267,855
Chief Operating Officer and President
Joel H. Rassman	2007	1,000,000	1,675,002	1,220,000	164,338	55,857	4,115,197
Executive Vice President, Chief Financial Officer and Treasurer

(1)	The value of option awards is the compensation expense recognized in our financial statements attributable to options granted in fiscal 2007 and prior years, calculated in accordance with SFAS 123(R). Further information regarding the valuation of stock options can be found in Note 9 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2007.

(2)	Mr. Toll did not earn an award for fiscal 2007 under the terms of the Cash Bonus Plan. The awards for Messrs. Barzilay and Rassman were earned based upon the terms of the Executive Officer Cash Bonus Plan.

(3)	Due to a change in actuarial assumptions regarding Mr. Toll’s retirement age and a change in the assumption related to the discount rate from October 31, 2006 to October 31, 2007, the present value of Mr. Toll’s accumulated plan benefit decreased by $151,850. Mr. Toll did not participate in the Deferred Compensation Plan during fiscal 2007. The amounts represent the increased actuarial present value of accumulated benefits under the SERP for Messrs. Barzilay and Rassman and the amount of interest earned on their respective balances in the Deferred Compensation Plan. For Mr. Barzilay, the increased actuarial present value of his accumulated benefit under the SERP was $90,178, and the total amount of interest earned on his balance in the Deferred Compensation Plan was $80,034. For Mr. Rassman, the increased actuarial present value of his accumulated benefit under the SERP was $86,710, and the total amount of interest earned on his balance in the Deferred Compensation Plan was $77,628.

(4)	“All Other Compensation” consists of:

	Robert	Zvi	Joel H.
	I. Toll	Barzilay	Rassman

Tax and financial statement preparation and review	$34,799	$8,658	$7,404
Company contribution to 401(k) plan	11,550	11,550	11,550
Health, life and disability insurance premiums	18,891	15,538	18,804
Auto and gas expenses	25,821	16,779	16,793
Telecommunication and internet expenses	2,203	2,174	306
Club dues	1,523	—	—
Use of Company guesthouse	—	1,000	1,000

	$94,787	$55,699	$55,857

Fiscal 2007 Grants of Plan-Based Awards

													All Other		All Other		Grant
													Stock		Option		Date
													Awards:		Awards:	Exercise	Fair
													Number of		Number of	or Base	Value of
		Estimated Possible Payouts Under					Estimated Possible Payouts						Shares of		Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards					Under Equity Incentive Plan Awards						Stocks or		Underlying	Option	Option
	Grant	Threshold		Target		Maximum	Threshold		Target		Maximum		Units		Options	Awards	Awards
Name	Date	($)		($)		($)	($)		($)		($)		(#)		(#)	($/Sh)	($)

Robert I. Toll	(1)	$0	(2)	$10,518,625	(3)	(4)	$0	(2)	$7,012,417	(3)		(4)
	12/20/06														550,000	31.82	5,665,000
	1/5/07												96,586	(5)			0(5)
Zvi Barzilay	12/12/06	$0	(6)	$1,520,000	(7)	$3,500,000
	12/20/06														150,000	31.82	1,705,500
Joel H. Rassman	12/12/06	$0	(6)	$1,220,000	(7)	$3,500,000
	12/20/06														90,000	31.82	1,008,900

(1)	Awards to Mr. Toll are made pursuant to the terms of the Cash Bonus Plan. The Cash Bonus Plan was adopted by the Board and approved by stockholders in fiscal 2005. Potential awards are calculated pursuant to the formula contained in the Cash Bonus Plan, and are not set or established annually.

(2)	The Cash Bonus Plan does not include a threshold amount. Pursuant to the formula used for calculating bonus awards under the Cash Bonus Plan, the award to Mr. Toll in any fiscal year could be as low as $0. The formula in the Cash Bonus Plan did not yield a bonus award to Mr. Toll for performance during fiscal 2007, as reflected in the Summary Compensation Table in this proxy statement.

(3)	The Cash Bonus Plan does not include a target amount. The amounts shown are equal to the award paid to Mr. Toll for performance during fiscal 2006. Awards under the Cash Bonus Plan are paid 60% in cash and 40% in shares of the Company’s common stock. For performance during fiscal 2007, the formula in the Cash Bonus Plan did not yield a bonus award for Mr. Toll, as reflected in the Summary Compensation Table in this proxy statement. For a detailed discussion of the formula and criteria applied for such performance-based awards, please see “Compensation Discussion and Analysis” in this proxy statement.

(4)	The maximum award under the Cash Bonus Plan was not able to be determined at the beginning of fiscal 2007. The Cash Bonus Plan caps bonus awards to Mr. Toll for any fiscal year at 2.9% of the Company’s pre-tax, pre-CEO bonus income for such fiscal year. The formula in the Cash Bonus Plan did not yield a bonus amount for Mr. Toll for performance during fiscal 2007, as reflected in the Summary Compensation Table in this proxy statement.

(5)	In December 2006, the Executive Compensation Committee and Mr. Toll agreed to revise Mr. Toll’s bonus payment for fiscal 2006 to provide $1,800,000 of cash and $1,200,000 of unrestricted Company common stock valued as of the date of the bonus payment be exchanged for shares of restricted Company common stock on the date of the bonus payment. On January 5, 2007, the date of his fiscal 2006 bonus payment, Mr. Toll exchanged $3,000,000 of cash and unrestricted stock he received as part of his fiscal 2006 bonus award for 96,586 restricted shares, or $3,000,000 worth, of the Company’s common stock. The price per share paid by Mr. Toll for the restricted stock was $31.06, the closing price of the Company’s common stock on the NYSE on January 5, 2007. The restricted stock Mr. Toll received vested 50% on the first anniversary of the exchange and the balance will vest on the second anniversary of the exchange, unless Mr. Toll retires, dies or becomes disabled (as such terms are defined in the stock award document), at which time the shares will immediately vest. Because Mr. Toll had reached normal retirement age prior to January 5, 2007, the shares were deemed to be fully vested as of that date. The closing price of the Company’s common stock on the NYSE on October 31, 2007 was $22.91.

(6)	Awards to Mr. Barzilay and Mr. Rassman are made pursuant to the terms of the Executive Officer Plan. The Executive Officer Plan does not include a threshold amount; awards in any fiscal year could be as low as $0.

(7)	The Executive Officer Cash Bonus Plan does not include a target amount and when the Executive Compensation Committee met on December 12, 2006 to establish performance goals for fiscal 2007 under the Executive Officer Plan for each of Mr. Barzilay and Mr. Rassman, it did not establish a target amount for fiscal 2007 awards. The amounts shown are equal to the respective awards paid to each of Mr. Barzilay and Mr. Rassman for their performance during fiscal 2006. For a detailed discussion of the formula and criteria applied for such performance-based awards, please see “Compensation Discussion and Analysis” in this proxy statement.

All equity compensation granted to the NEOs during fiscal 2007 was awarded under the terms and conditions of the 1998 Plan.

The stock options awarded to Mr. Toll, Mr. Barzilay and Mr. Rassman all have an exercise price of $31.82, the closing price of the Company’s common stock on the NYSE on December 20, 2006, the date of the grants. Mr. Toll’s options vest equally over four years, beginning on the first anniversary of the date of the grant. Of the options granted to Mr. Barzilay, 120,000 vest equally over four years, beginning on the first anniversary of the date of the grant, and the remaining 30,000 vest equally over four years, beginning on the second anniversary of the date of the grant. Of the options granted to Mr. Rassman, 60,000 vest equally over four years, beginning on the first anniversary of the date of the grant, and the remaining 30,000 vest equally over four years, beginning on the second anniversary of the date of the grant. If Mr. Toll or Mr. Rassman retires or terminates his employment with the Company due to death or disability, all options will continue to vest on their normal vesting schedule and will continue to be exercisable for the full option term, as if the NEO were still employed by the Company. If Mr. Barzilay terminates his employment with the Company due to death or disability, all options will continue to vest on their normal vesting schedule and will continue to be exercisable for the full option term, as if the NEO were still employed by the Company. However the NEOs will forfeit all unvested options or unexercised vested options if they retire or otherwise leave the employ of the Company and directly or indirectly compete with the Company. Upon a change of control of the Company as defined in the 1998 Plan, the Committee may act to cause all unvested options to immediately vest and become exercisable.

Outstanding Equity Awards at October 31, 2007

		Option Awards					Stock Awards
			Option Awards
		Number of	Number of				Number of		Market Value
		Securities	Securities				Shares or		of Shares
		Underlying	Underlying				Units of		or Units of
		Unexercised	Unexercised		Option	Option	Stock That		Stock That
		Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Grant Date	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)

Robert I. Toll	12/30/1997	960,000			6.8594	12/30/2007
	3/13/1998	250,000			7.3750	3/13/2008
	11/2/1998	200,000			6.0000	11/2/2008
	12/20/1998	1,000,000			5.7188	12/20/2008
	12/30/1998	190,000			5.5782	12/30/2008
	12/20/1999	3,000,000			4.3750	12/20/2009
	12/20/2000	1,000,000			9.6563	12/20/2010
	12/20/2001	1,000,000			10.8800	12/20/2011
	12/20/2002	500,000			10.5250	12/20/2012
	12/20/2003	375,000	125,000	(1)	20.1350	12/20/2013
	12/20/2004	250,000	250,000	(2)	32.5500	12/20/2014
	12/20/2005	62,500	187,500	(3)	35.9700	12/20/2015
	12/20/2006		550,000	(4)	31.8200	12/20/2016
	01/05/2007						96,586	(6)	2,212,785
Zvi Barzilay	12/20/1997	84,032			6.3907	12/20/2007
	12/20/1998	382,516			5.7188	12/20/2008
	12/20/1999	619,944			4.3750	12/20/2009
	12/20/2000	240,000			9.6563	12/20/2010
	12/20/2001	480,000			10.8800	12/20/2011
	12/20/2002	250,000			10.5250	12/20/2012
	12/20/2003	190,500	63,500	(1)	20.1350	12/20/2013
	12/20/2004	120,000	120,000	(2)	32.5500	12/20/2014
	12/20/2005	30,000	90,000	(3)	35.9700	12/20/2015
	12/20/2006		120,000	(4)	31.8200	12/20/2016
	12/20/2006		30,000	(5)	31.8200	12/20/2016
Joel H. Rassman	12/20/1997	113,632			6.3907	12/20/2007
	12/20/1998	182,516			5.7188	12/20/2008
	12/20/1999	317,144			4.3750	12/20/2009
	12/20/2000	60,000			9.6563	12/20/2010
	12/20/2001	200,000			10.8800	12/20/2011
	12/20/2002	110,000			10.5250	12/20/2012
	12/20/2003	85,500	28,500	(1)	20.1350	12/20/2013
	12/20/2004	58,000	58,000	(2)	32.5500	12/20/2014
	12/20/2005	15,000	45,000	(3)	35.9700	12/20/2015
	12/20/2006		60,000	(4)	31.8200	12/20/2016
	12/20/2006		30,000	(5)	31.8200	12/20/2016

(1)	100% of options vest on December 20, 2007.

(2)	50% of options vest on each of December 20, 2007 and 2008.

(3)	33.33% of options vest on each of December 20, 2007, 2008 and 2009.

(4)	25% of options vest on each of December 20, 2007, 2008, 2009 and 2010.

(5)	25% of options vest on each of December 20, 2008, 2009, 2010 and 2011.

(6)	See footnote 5 to Fiscal 2007 Grants of Plan-Based Awards table in this proxy statement.

Option Exercises and Stock Vested During Fiscal 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

Robert I. Toll	370,000	7,667,810	96,586(1)	0(2)
Zvi Barzilay	—	—
Joel H. Rassman	—	—

(1)	See footnote 5 to the Fiscal 2007 Grants of Plan-Based Awards table in this proxy statement. Because Mr. Toll had reached normal retirement age prior to January 5, 2007, the shares were deemed to be fully vested as of that date.

(2)	Because Mr. Toll paid fair market value for the shares on January 5, 2007 and the shares were deemed to be fully vested as of that date, there was no value realized by Mr. Toll on vesting.

Pension Benefits at October 31, 2007

		Number of Years	Present Value	Payments During
		of Credited	of Accumulated	Last Fiscal
Name	Plan Name(1)	Service (#)(2)	Benefit ($)(3)	Year ($)

Robert I. Toll	SERP	20	5,900,000	0
Zvi Barzilay	SERP	20	3,068,000	0
Joel H. Rassman	SERP	20	2,950,000	0

(1)	For a discussion of the material terms of the SERP, please see “Compensation Discussion and Analysis — Benefits and Perquisites — Supplemental Executive Retirement Plan” in this proxy statement.

(2)	Twenty years is the maximum number of years of credited service under the SERP.

(3)	For a description of the SERP and the assumptions used in the calculation of the present value of plan benefits, see Note 11, “Employee Retirement and Deferred Compensation Plans” in the notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

Nonqualified Deferred Compensation at October 31, 2007

Under the Deferred Compensation Plan, NEOs may elect to defer all or part of their cash compensation during any calendar year by completing and delivering a deferral election form to the Company prior to the beginning of the year. Compensation that is deferred under the Deferred Compensation Plan earns various rates of return, depending on the length of time of the deferral. Interest rates are established by a majority of the board of directors of Toll Bros., Inc., a wholly owned subsidiary of the Company that administers the Deferred Compensation Plan, and are reviewed and adjusted annually for new deferrals. When establishing interest rates, the directors review the rates charged to the Company for borrowings, as well as interest rates generally available in the market. During fiscal 2007, interest rates for amounts deferred under the Deferred Compensation Plan ranged from 5.0% to 8.0%, based upon when the compensation was deferred and the length of time it has been or was to be deferred. For more information on the Deferred Compensation Plan, see “Compensation Discussion and Analysis — Benefits and Perquisites — Deferred Compensation Plan” in this proxy statement.

The amounts reported in the table below under “Executive Contributions in Last FY” are fiscal 2006 bonuses which were to be paid in fiscal 2007 and which the applicable NEO elected to defer. The amounts reported in the table below under “Aggregate Earnings in Last FY” are also included under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” in the Summary Compensation Table in this proxy statement. The amounts reported in the table below under “Aggregate Balance at Last FYE” consist of compensation that was earned and deferred in prior years and the interest accrued on such deferred amounts.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
Name	FY ($)	FY ($)	FY ($)	Distributions ($)	FYE ($)

Robert I. Toll	—	—	—	—	—
Zvi Barzilay	228,000	—	80,034	—	1,228,748
Joel H. Rassman	305,000	—	77,628	—	1,238,054

Potential Payments upon Termination or Change of Control

The Company does not have a severance plan for our NEOs. None of our NEOs has an employment agreement with the Company, nor are they entitled to any sort of cash severance payment upon termination or separation from the Company, other than an agreement with our CFO that provides for certain payments and benefits upon a termination or separation from the Company, as further described below. The Company does maintain plans that provide for the continuation or acceleration of benefits in the event of specified separations from employment or a change of control of the Company.

The dollar amounts or dollar values of the potential payments to the NEOs in the event of a termination of employment or change of control of the Company are disclosed in the tables below. The amounts and values shown assume that such termination of employment or change of control occurred on October 31, 2007, the last day of the Company’s 2007 fiscal year, and are based, as applicable, on a share price of $22.91, the closing price of Company’s common stock on the NYSE on October 31, 2007. These amounts and values are estimates of the amounts and values that would be paid to the NEOs upon an actual termination of employment or a change in control. The actual amounts and values can only be determined at the time of such NEO’s separation from the Company or change of control.

Below is a description of the assumptions that were used in creating the tables below. Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables. In accordance with SEC regulations, we do not report in the tables below any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our NEOs and which is available generally to all salaried employees.

Termination of Employment

Vesting of Equity Compensation Plan Awards.  Generally, unvested equity awards held by any Company employee, including the NEOs, are cancelled upon termination of employment with the Company, and the right to exercise vested stock options terminates within a specified period of time (depending on the terms of the applicable grant documents and the manner of termination) after termination of employment. However, under certain circumstances, such as retirement, death, disability or a change of control, special vesting rules apply, as described below. All unexercised stock option awards, whether vested or unvested, held by an NEO terminate immediately upon a termination of employment for cause.

Special Vesting upon Retirement.  With respect to stock options issued after December 20, 2001, if an NEO retires from service with the Company after reaching age 62, he is entitled to continued vesting and exercisability of any unvested and/or unexercised options. Options do not automatically vest upon retirement, but will continue to vest on their normal vesting schedule, as if the NEO were still employed by the Company. In addition, the NEO will have the remainder of the option term to exercise the option, rather than being forced to exercise within a specified period of time following retirement. This continued vesting and exercisability is conditioned upon the NEO refraining from competing with the Company. The tables below do not reflect a payment for unvested options upon retirement, because the options do not automatically vest.

Restricted stock awards held by an NEO fully vest and all restrictions immediately lapse upon the NEO’s retirement on or after age 62, provided the NEO refrains from competing with the Company. Mr. Robert I. Toll is the only NEO that has outstanding shares of restricted stock. The amount in the table below is the amount that would have been recognized by Mr. Toll if he had retired and sold all of his previously unvested restricted shares on October 31, 2007.

Special Vesting upon Death or Disability.  If an NEO terminates his employment with the Company due to death or disability, he is entitled to continued vesting and exercisability of any unvested and/or unexercised options. Options do not automatically vest upon death or disability, but will continue to vest on their normal vesting schedule, as if the NEO were still employed by the Company. In addition, the NEO will have the remainder of the option term to exercise the option, rather than being forced to exercise within a specified period of time following termination of employment. This continued vesting and exercisability is conditioned upon, in the event of the NEO’s disability, the NEO refraining from competing with the Company. The tables below do not reflect a payment for unvested options upon termination due to death or disability, because the options do not automatically vest.

Restricted stock awards held by an NEO fully vest and all restrictions immediately lapse upon the NEO’s termination of his employment with the Company due to death or disability, provided the NEO refrains from competing with the Company. Mr. Robert I. Toll is the only NEO that has outstanding shares of restricted stock. The amount in the table below is the amount that would have been recognized by Mr. Toll if he had terminated his employment with the Company due to death or disability and sold all of his previously unvested restricted shares on October 31, 2007.

Vesting of SERP Benefits.  Under the SERP, participants become 100% vested in their retirement benefits once they have completed 20 years of service with the Company and reached age 62. As of October 31, 2007, Robert I. Toll and Joel H. Rassman were fully vested in their SERP benefits; Zvi Barzilay will be fully vested on his 62nd birthday, which will occur during fiscal 2008. The tables below reflect the full vesting of Mr. Toll and Mr. Rassman for purposes of determining benefits payable upon any termination of employment, other than termination for cause.

In addition, if a SERP participant has not yet reached age 62, but has completed 20 years of service with the Company and dies or terminates employment due to his disability, or is terminated by the Company without cause, vesting in their SERP benefits will accelerate and they will be deemed to be fully vested and entitled to their benefits. As of October 31, 2007, each NEO had completed 20 years of service with the Company and was entitled to acceleration of his SERP benefits upon death, disability or termination without cause. The tables below reflect this acceleration.

If a SERP participant is terminated for cause, all SERP benefits are subject to forfeiture.

CFO Agreement.  As more fully described above under “Compensation Discussion and Analysis — Employment Agreements, Change of Control Provisions and Severance Payments — CFO Agreement”, Joel H. Rassman, the Company’s CFO, is entitled to certain payments in the event his employment with the Company is terminated (a) by the Company, with or without cause, (b) by Mr. Rassman, following certain actions by the Company, or (c) due to Mr. Rassman’s death. The cash severance payments to the CFO in the table below are based on the CFO’s base salary at October 31, 2007 of $1,000,000. The table below also assumes voluntary termination of employment means that Mr. Rassman notified the Company of his intention to terminate his employment within a specified period of time following (x) any material reduction or material adverse change in Mr. Rassman’s duties, (y) the removal of certain fringe benefits to Mr. Rassman or (z) any failure by the Company to provide Mr. Rassman with annual compensation, including salary and bonus, of at least $350,000. In addition, the table assumes that Mr. Rassman’s employment terminated as of October 31, 2007, and that he had received, prior to such termination, all fringe benefits to which he was entitled for fiscal 2007.

Change of Control

Immediately prior to a change of control of the Company, the Board of Directors may take action to cause all unvested outstanding stock options to fully vest and become exercisable. In addition, all shares of restricted stock fully vest and all restrictions lapse. The amounts in the table below are the amounts that would have been recognized by each NEO if (a) a change of control had occurred on October 31, 2007 and the Board of Directors had caused the unvested options to vest, and (b) he had exercised and sold all of his previously unvested in-the-money stock options and previously unvested restricted shares that vested as a result of the change of control.

Tables

Robert I. Toll

The following table describes the potential payments and benefits upon termination of employment or a change of control of the Company for Robert I. Toll had such termination or change of control occurred on October 31, 2007.

							Change in
	Termination of Employment ($)						Control ($)
			Involuntary
		Normal	Not for
Payments and Benefits	Voluntary	Retirement	Cause	For Cause	Death	Disability

Accelerated vesting of unvested equity awards:
Stock option(1)							346,875
Restricted stock(2)		2,212,785	2,212,785		2,212,785	2,212,785	2,212,785
Payment of SERP benefits(3)		10,000,000	10,000,000		10,000,000	10,000,000

Total		12,212,785	12,212,785		12,212,785	12,212,785	2,559,660

(1)	Value represents the number of in-the-money options that are unvested at October 31, 2007 multiplied by the difference of the closing price of the Company’s common stock on the NYSE on October 31, 2007 and the applicable option strike price.

(2)	See footnote 5 to the Fiscal 2007 Grants of Plan-Based Awards table in this proxy statement. Had Mr. Toll terminated his employment at October 31, 2007, the value of his restricted stock award, based upon the closing price of the Company’s common stock on the NYSE on October 31, 2007, would have been $2,212,785.

(3)	The amount of benefit shown would be paid in semi-monthly installments over a 20 year period.

Zvi Barzilay

The following table describes the potential payments and benefits upon termination of employment or a change of control of the Company for Zvi Barzilay had such termination or change of control occurred on October 31, 2007.

							Change in
	Termination of Employment ($)						Control ($)
			Involuntary
		Normal	Not for
Payments and Benefits	Voluntary	Retirement	Cause	For Cause	Death	Disability

Accelerated vesting of unvested equity awards:
Stock option(1)							176,213
Acceleration of SERP benefits(2)			5,200,000		5,200,000	5,200,000

Total			5,200,000		5,200,000	5,200,000	176,213

(1)	Value represents the number of in-the-money options that are unvested at October 31, 2007 multiplied by the difference of the closing price of the Company’s common stock on the NYSE on October 31, 2007 and the applicable option strike price.

(2)	The amount of benefit shown would be paid in semi-monthly installments over a 20 year period.

Joel H. Rassman

The following table describes the potential payments and benefits upon termination of employment or a change of control of the Company for Joel H. Rassman had such termination or change of control occurred on October 31, 2007.

							Change in
	Termination of Employment ($)						Control ($)
			Involuntary
		Normal	Not for
Payments and Benefits	Voluntary	Retirement	Cause	For Cause	Death	Disability

Accelerated vesting of unvested equity awards
Stock option(1)							79,088
Payment of SERP benefits(2)		5,000,000	5,000,000		5,000,000	5,000,000
Cash severance payment under employment agreement			250,000	250,000

Total		5,000,000	5,250,000	250,000	5,000,000	5,000,000	79,088

(1)	Value represents the number of in-the-money options that are unvested at October 31, 2007 multiplied by the difference of the closing price of the Company’s common stock on the NYSE on October 31, 2007 and the applicable option strike price.

(2)	The amount of benefit shown would be paid in semi-monthly installments over a 20 year period.

Equity Compensation Plan Information

The following table provides information as of October 31, 2007 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance.

	Number of	Weighted-	Number of Securities
	Securities	Average	Remaining Available
	to be	Exercise Price	for Future Issuance
	Issued Upon	of Outstanding	Under Equity
	Exercise of	Options,	Compensation Plans
	Options, Warrants	Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
	(In thousands)		(In thousands)

Equity compensation plans approved by
security holders	19,743	$10.90	11,946
Equity compensation plans not approved by security holders	—		—

Total	19,743	$10.90	11,946

PERFORMANCE GRAPH

The following graph and chart compares the five-year cumulative total return (assuming an investment of $100 was made on October 31, 2002 and that dividends, if any, were reinvested) from October 31, 2002 to October 31, 2007 for (a) the Company’s common stock, (b) the Standard & Poor’s S&P Homebuilding Index (the “S&P Homebuilding Index”) and (c) the Standard & Poor’s 500 Composite Stock Index (the “S&P 500 Index”):

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TOLL BROTHERS, INC.,
S&P 500 INDEX AND S&P GROUP INDEX

	2002	2003	2004	2005	2006	2007
TOLL BROTHERS, INC.	100.00	179.88	226.32	360.45	282.32	223.73
S&P INDUSTRY GROUP	100.00	186.63	229.34	310.09	248.99	128.59
S&P 500 INDEX	100.00	120.80	132.18	143.71	167.19	191.54

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees the Company’s financial reporting process on behalf of, and reports to, the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for the year ended October 31, 2007 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under U.S. generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee reviewed with the independent registered public accounting firm its independence from the Company and the Company’s management, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and reviewed and approved the compatibility of non-audit services, including tax services, with the auditors’ independence. The Audit Committee reviewed the services provided by Ernst & Young LLP and approved the fees paid to Ernst & Young LLP for all services for fiscal 2007.

The full Audit Committee met four times during fiscal year 2007. In the course of the meetings, the Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met separately with each of the internal auditors and the independent registered public accounting firm, in both cases with and without management present, to discuss the results of their examinations, their evaluations of the Company’s systems of internal control, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed the Company’s internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Audit Committee received reports throughout the year on the progress of the review of the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee obtained periodic updates from management on the process and reviewed management’s and the independent registered public accounting firm’s evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2007 filed with the Securities and Exchange Commission.

In addition to the four full Audit Committee meetings, the Audit Committee’s Chairman met eight times with the independent registered public accounting firm and management during fiscal 2007; such meetings were held prior to each public release of Company quarterly and annual financial information and the filing of such information with the SEC. In addition, the Audit Committee reviewed each of the Company’s quarterly filings on Form 10-Q and its annual filing on Form 10-K prior to the Company’s filing with the SEC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2007 for filing with the SEC. The Audit Committee’s recommendation was considered and approved by the Board of Directors. The Audit Committee also re-appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

The Audit Committee also annually reviews its charter, reports to the Board of Directors on its performance and conducts a committee self-assessment process.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Paul E. Shapiro (Chairman)
Edward G. Boehne
Roger S. Hillas
Carl B. Marbach

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require certain of the Company’s officers, as well as the Company’s directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company’s review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period November 1, 2006 through October 31, 2007 were made on a timely basis.

CERTAIN TRANSACTIONS

The Company has a written Related Party Transaction Policy (“Policy”), which provides guidelines applicable to transactions with a related party. Under the Policy, the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors is responsible for reviewing and determining whether to approve or ratify any related party transaction. Pursuant to the Policy, the Governance Committee has delegated to its Chairman the authority to review and determine whether to approve or ratify any related party transaction in which the aggregate amount involved is reasonably expected to be less than $120,000. The Policy requires that all proposed related party transactions be reported to the Company’s legal department prior to consummation. The legal department reports the transaction to the Governance Committee or its Chairman, as applicable, for review. The legal department maintains a list of all related parties and periodically distributes that list to appropriate Company officers and employees to help facilitate compliance with the Policy and the proper reporting of proposed related party transactions.

All related party transactions disclosed below were approved or ratified in accordance with the terms of the Policy.

During fiscal 2007, Mr. Robert I. Toll paid approximately $250,000 to the Company for tax services, legal advice, investment advice, car service and office space for personal use. The aforementioned services were provided by the Company and its employees and such amounts were billed at rates based on the relevant employee’s compensation or cost to the Company, as applicable, and paid throughout the year with monies deposited with the Company in advance by Mr. Toll. The Executive Compensation Committee reviewed and approved the receipt of such services by Mr. Toll.

To take advantage of commercial real estate opportunities, the Company formed Toll Brothers Realty LP (the “Trust”) in 1998. The Trust is effectively owned one-third by the Company, one-third by Mr. Robert I. Toll, Mr. Bruce E. Toll (and trusts established for the benefit of members of his family), Mr. Zvi Barzilay (and trusts established for the benefit of members of his family), Mr. Joel H. Rassman, and other current and former members of the Company’s senior management, and one-third by the Pennsylvania State Employees Retirement System (collectively, the “Shareholders”). The Shareholders had entered into subscription agreements whereby each group had agreed to invest additional capital in an amount not to exceed $1.85 million if required by the Trust. The subscription agreements were terminated in October 2007. At October 31, 2007, due to the amount of distributions the Company had received from the Trust, its investment in the Trust was $0.

The Company provides development, finance and management services to the Trust and earned fees under the terms of various agreements of approximately $5,906,200 million in fiscal 2007. The Company believes that these transactions were on terms no less favorable than it would have agreed to with unrelated parties. The Company also incurs certain costs on behalf of the Trust for which the Company is reimbursed by the Trust. These fees and reimbursements were paid to the Company throughout the year. The amount due the Company for fees and reimbursements as of October 31, 2007, was approximately $5,520,500. The largest amount due the Company from the Trust at any time during the last fiscal year was approximately $5,520,500.

In December 2007, the Company sold a condominium to a trust, the beneficiary of which is Jacob Toll, the son of Robert I. Toll, for a price of approximately $2,235,672, which reflects a discount of $93,153 from the normal purchase price. The discount is consistent with the Company’s policy of providing home purchase discounts to immediate family members of Company employees.

Prior to fiscal 2007, the Company entered into an agreement of sale to build and sell a condominium to Wendy Topkis, Bruce E. Toll’s daughter, and her husband for a purchase price of $2,468,075. In January 2008, the buyers informed the Company that they did not intend to make settlement on the condominium. The Company intends to pursue its rights under the agreement of sale.

Adam Barzilay, the son of Zvi Barzilay, was employed on a part-time basis by the Company as a Land Acquisition Manager for a portion of fiscal 2007. During his employ with the Company during fiscal 2007, Mr. Adam Barzilay received $86,121 in salary and benefits and a bonus of $46,450. Mr. Adam Barzilay also received an option to acquire 1,250 shares of the Company’s common stock, all of which was forfeited when Mr. Adam Barzilay voluntarily ended his employment with the Company in September of 2007. The Company believes that the compensation paid to Mr. Adam Barzilay during his employment with the Company was equivalent to the compensation it would pay to an unrelated individual with a similar position.

From time to time, the Company charters an aircraft for business purposes that is indirectly owned by Grey Falcon Management, L.P., a company that is ultimately owned by Robert I. Toll. The Company pays charter rates that are less than those charged to unrelated parties seeking to rent Mr. Toll’s plane. During fiscal 2007, Mr. Toll received or was entitled to receive approximately $339,500 in fees related to the chartering of his aircraft by the Company.

Ballard, Spahr, Andrews & Ingersoll, LLP, the law firm of which Richard J. Braemer, a director of the Company, is a partner, acted as counsel to the Company in various matters during fiscal 2007 and was paid aggregate fees of approximately $825,400 during fiscal 2007.

Bruce E. Toll is the Chairman of, and has an ownership interest in, Philadelphia Media Holdings, L.L.C., which is the parent company of the Philadelphia Inquirer and the Philadelphia Daily News, two newspapers where the Company routinely advertises its homes and employment opportunities. During fiscal 2007, the Company paid approximately $1,109,740 in advertising to the Philadelphia Inquirer and the Philadelphia Daily News.

For information regarding certain other transactions, see “Proposal One — Election of Directors for Terms Ending 2011 — Director Compensation.”

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in submitting a proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders may do so by following the procedures prescribed by SEC Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by October 11, 2008.

A stockholder of the Company may wish to have a proposal presented at the 2009 Annual Meeting of Stockholders, but not to have the proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Under the Company’s bylaws, except as otherwise prescribed by the presiding officer, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors, by the presiding officer, or by a stockholder entitled to vote who has delivered written notice to the Company (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 45 or more than 75 days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting — that is, with respect to the 2009 Annual Meeting of Stockholders, between November 25, 2008 and December 25, 2008. In addition, any stockholder who wishes to submit a nomination for director to the Board must deliver written notice of the nomination within the time period set forth in the previous sentence and comply with the information requirements in the bylaws relating to stockholder nominations. These requirements are separate from and in addition to (a) the SEC requirements referenced above for inclusion of a stockholder proposal in the Company’s proxy statement, and (b) the requirements set forth below for having the Company’s Nominating and Corporate Governance Committee consider a person, who has been recommended by certain stockholders, for nomination as a director. If notice of any such proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by December 25, 2008, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4 promulgated under the Securities Exchange Act of 1934 and, therefore, the persons appointed by the Company’s Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION
CANDIDATES FOR DIRECTOR

Any stockholder may submit a nomination for director by following the procedures outlined in Section 2-8 of the Company’s bylaws. In addition, the Nominating and Corporate Governance Committee has adopted a policy permitting stockholders to recommend candidates for director under certain circumstances. The Nominating and Corporate Governance Committee will only consider nominating a candidate for director who is recommended by a stockholder who has been a continuous record owner of at least 1% of the common stock of the Company for at least one year prior to submission of the candidate’s name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of stockholders. Notice must be given to the Nominating and Corporate Governance Committee with respect to a stockholder nominee no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement. In order to be considered for nomination as a candidate for election as a director at the 2009 Annual Meeting of Stockholders, a candidate recommended by a stockholder shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the view of the Nominating and Corporate Governance Committee have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling (215) 938-8000. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.

SOLICITATION OF PROXIES

The enclosed form of proxy is being solicited on behalf of the Company’s Board of Directors. The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

ANNUAL REPORT ON FORM 10-K

The Company makes available free of charge on its website, www.tollbrothers.com, the Company’s annual report on Form 10-K as filed with the SEC. The Company will provide without charge to each person whose proxy is being solicited by this proxy statement, on the written request of any such person, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its most recent fiscal year. Such written requests should be directed to Director of Investor Relations, at the address of the Company appearing on the first page of this proxy statement.

By Order of the Board of Directors

Michael I. Snyder
Secretary

Horsham, Pennsylvania
February 8, 2008

ADDENDUM A

TOLL BROTHERS, INC.

CEO Cash Bonus Plan

1.  Purpose.  The purpose of the Plan is to provide performance-based bonuses for the Participant (as defined herein). The bonuses will be paid partly in accordance with a formula that is based on the financial success of the Company (as defined herein), and partly on the basis of performance goals that can be modified from time to time, all as part of an integrated compensation program which is intended to assist the Company in motivating and retaining leadership of superior ability, industry and loyalty.

2.  Definitions.  The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

(a) “Board of Directors” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Executive Compensation Committee of the Board of Directors or such other committee as may be established by the Board of Directors for these purposes which shall consist solely of two or more Outside Directors.

(d) “Company” shall mean Toll Brothers, Inc., a Delaware corporation, and any successor thereto.

(e) “Outside Director” shall mean a member of the Board of Directors who (i) is not a current employee of the Company or any affiliate, (ii) is not a former employee of the Company or any affiliate who is receiving compensation for services (other than benefits under a tax-qualified retirement plan), (iii) was not an officer of the Company or any affiliate at any time, (iv) is not currently receiving compensation for services from the Company or any affiliate in any capacity other than as a member of the Board of Directors, and (v) is a “Non-Employee Director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

(f) “Participant” shall mean the Chief Executive Officer of the Company named in Section 3 hereof.

(g) “Performance Period” shall mean the Plan Year, or such other shorter period as may be established as a Performance Period by the Committee from time to time.

(h) “Plan” shall mean the Toll Brothers, Inc. CEO Cash Bonus Plan, as set forth herein, and as may be amended from time to time.

(i) “Plan Year” shall mean the fiscal year of the Company beginning on November 1 and ending on October 31.

3.  Participation.  Robert I. Toll is the sole Participant in the Plan.

4.  Term of Plan.  Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect for the Plan Year ending October 31, 2008 and shall continue in subsequent Plan Years until terminated by the Board of Directors.

5.  Bonus Entitlement.

(a) The Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied.

(b) The bonus payment under the Plan shall be paid to the Participant during the last week of December or the first week of January after the close of the fiscal year with respect to which the bonus is to be paid.

(c) The bonus payment under the Plan may be paid to the Participant in cash, shares of Company common stock, or a combination of both, at the discretion of the Committee. If the Committee desires to pay any portion of the bonus payment in shares of Company common stock, the Committee shall (i) determine the portion of such bonus payment to be made by transfer to the Participant of Company common stock (the “Stock Portion of the

Bonus”) no later than the last business day of the Company’s fiscal year for which such bonus payment is being made, and (ii) determine the number of shares that are to make up the Stock Portion of the Bonus by dividing the dollar amount of the Stock Portion of the Bonus by the closing price of the Company’s common stock on the New York Stock Exchange on the last business day of the Company’s fiscal year for which such bonus payment is being made. Payment of shares shall be in the form of an unrestricted stock award under the terms of the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007).

(d) No bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the stockholders of the Company and the approval of the Plan by such stockholders.

(e) The Participant’s entitlement to receive any bonus under the terms of the Plan shall be considered to be a vested right as of the last day of the relevant Plan Year. Payment of such bonus as provided for under this Section 5 is intended to ensure that payment of the Participant’s bonus is not considered to be a form of nonqualified deferred compensation for purposes of Code Section 409A by requiring that payment be made in all events in a manner that is consistent with the exception for “short-term deferrals” found in Treasury Regulation Section 1.409A-1(b)(4).

(f) Notwithstanding anything herein to the contrary, in the event of the Participant’s termination of employment by reason of his death or disability, the Committee may determine to pay all or a portion of the bonus that would have been payable had the Participant remained employed by the Company through the date the bonus would have become vested as provided above based on such facts and circumstances as the Committee deems appropriate, in its sole discretion.

6.  Plan Year Bonus; Components of Bonus.

(a) The Participant is entitled to a bonus for a Plan Year which, subject to Section 5 above and to the limitations set forth below and the other terms and conditions set forth in the Plan, is equal to the sum of the following amounts:

(i) 2.0% of Income Before Income Taxes and Bonus (as defined herein); and

(ii) The Plan Year Performance Bonus (as described in Section 7, below).

(b) Notwithstanding the foregoing, in no event shall the maximum aggregate amount payable to the Participant as a bonus under Section 6(a)(i) and (ii) in any Plan Year exceed $25,000,000.

(c) For purposes of the Plan, the term “Income Before Income Taxes and Bonus” shall mean the amount which, except for the recognition of bonuses to the Participant under the Plan, would be reported as the Company’s income before taxes in conformity with generally accepted accounting principles in the Company’s audited consolidated financial statements for the Plan Year for which the bonus is being calculated

7.  Plan Year Performance Bonus.  The Plan Year Performance Bonus shall consist of an amount determined as follows:

(a) Prior to or within the first ninety (90) days of a Performance Period (or, if shorter than a full year, within the first 25 percent of the Performance Period), the Committee shall establish, in writing, with respect to such Performance Period one or more specific Performance Goals and an objective formula or method for computing the amount of bonus compensation payable to the Participant if the specified Performance Goals are attained.

(b) The performance goals established by the Committee shall be based on one or more of the following business criteria for the Company as a whole or any of its subsidiaries, operating divisions or other operating units: debt ratings, debt to capital ratio, generation of cash, issuance of new debt, establishment of new credit facilities, retirement of debt, return on assets, return on capital, return on equity, attraction of new capital, cash flow, earnings per share, net income, pre-tax income, pre-tax pre-bonus income, operating income, gross revenue, net revenue, gross homebuilding margin, net margin, pre-tax margin, share price, total shareholder return, acquisition of assets, acquisition of companies, creation of new performance and compensation criteria for key personnel, recruiting and retaining key personnel, customer satisfaction, employee morale, acquisition or disposition of other entities or businesses, acquisition or disposition of assets, hiring of strategic personnel, development and implementation of Company policies strategies and initiatives, creation of new joint ventures, new contracts signed, increasing the Company’s public visibility and corporate reputation, development of corporate brand name, overhead cost reductions, unit deliveries, or any combination of or variations on the foregoing. The performance goals established by the Committee based on the aforementioned business criteria may be measured, where the Committee deems appropriate, before or after any applicable write-offs, and may be measured in comparison to a budget approved by the Committee, a peer group established by the Committee or a stated goal established by the Committee.

(c) The performance goals may be modified at the discretion of the Committee to take into account significant items or events, and may be adjusted to reflect the opening or expanding of new geographic regions or development of new business lines. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may be based upon the Participant’s attainment of business objectives with respect to any of the goals set forth in Section 7(b), or implementing policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility.

(d) As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Company and/or the Participant has achieved the performance goal or goals established for such Performance Period, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination. In addition, the Committee shall calculate the amount of the Participant’s Plan Year Performance Bonus for such Performance Period based upon the levels of achievement of the relevant performance goals and the objective formula or formulae established for such purposes with respect to such Performance Period.

(e) The Committee shall have no discretion to increase the amount of the Plan Year Performance Bonus, but the Committee may, at its sole discretion, determine to reduce the amount that will be considered to be the Plan Year Performance Bonus, or to set the Plan Year Performance Bonus at $0, where the Committee determines, at any time, and after taking into account such facts and circumstances as it deems relevant, that such a reduction or elimination of the Plan Year Performance Bonus is appropriate.

(f) In no event can the maximum amount that may be awarded as a Plan Year Performance Bonus under this Section 7 during any Plan Year exceed the greater of (i) $5,200,000 and (ii) 1/10 of 1% of the Company’s consolidated revenues for such Plan Year. In the event there are two or more Performance Periods ending within a single Plan Year, the Plan Year limitation shall be applied to each Performance Period consistent with the performance-based compensation regulations applicable under Code Section 162(m), such that the total amount awarded as a Plan Year Performance Bonus for all Performance Periods ending during such Plan Year shall not exceed the maximum amount set forth in this Section 7(f).

(g) The establishment of performance goals and payment of the Plan Year Performance Bonus shall, in all cases, be implemented in a manner consistent with the requirements of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. This Section 7(g) is intended to incorporate by reference certain requirements, including, but not limited to, the requirement that, in all cases, the outcome (i.e., the achievement of the relevant performance goals at a level sufficient to generate a Plan Year Performance Bonus that is more than $0) must be substantially uncertain at the time the Committee actually establishes the relevant performance goals, and that each of the performance goals must be objective, such that a third party having knowledge of the relevant facts could determine whether the goal has been met.

8.  Committee.

(a) Powers.  The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties; and

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b) Indemnity.  No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

(c) Compensation and Expenses.  Members of the Committee shall receive no separate compensation for services rendered as members of the Committee and shall only be compensated for their services as members of the Board of Directors and any other Committee of the Board of Directors which is entitled to compensation. Members of the Committee shall be entitled to receive from the Company their reasonable expenses incurred in administering the Plan.

(d) Participant Information.  The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

(e) Inspection of Documents.  The Committee shall make available to the Participant and his beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of the Participant and his beneficiary under the Plan.

9.  Effective Date, Termination and Amendment.

(a) Effective Date of Participation in Plan.  Subject to stockholder approval of the Plan, participation in this Plan shall be effective for the Plan Year ending October 31, 2008 and shall continue thereafter until the Plan is terminated.

(b) Amendment and Termination of the Plan.  The Plan may be terminated or revoked by action of the Committee at any time and amended by action of the Committee from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, may reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined pursuant to Section 6 of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the stockholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code, as they relate to the exemption for “performance-based compensation” under the limitations on the deductibility of compensation imposed under Code Section 162(m).

10.  Miscellaneous Provisions.

(a) Unsecured Creditor Status.  The Participant, when entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest now or at any time in the future.

(b) Other Company Plans.  It is agreed and understood that any benefits under the Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that the Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

(c) Separability.  If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(d) Continued Employment.  Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss the Participant, or otherwise deal with the Participant to the same extent as though the Plan had not been adopted.

(e) Incapacity.  If the Committee determines that the Participant, or any beneficiary then entitled to a benefit under this Plan, is unable to care for his affairs because of illness or accident, or is a minor, any benefit due the Participant or his beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or his beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

(f) Jurisdiction.  The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

(g) Claims.  If, pursuant to the provisions of the Plan, the Committee denies the claim of the Participant or his beneficiary for benefits under the Plan, the Committee shall provide written notice within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

(i) the specific reasons for such denial;

(ii) the specific reference to the Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

(iv) an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto.

If the Participant or his beneficiary is denied a claim for benefits, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the Participant or his beneficiary or authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision in writing in a manner calculated to be understood by the Participant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

(h)  Withholding.  The Participant or his beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

ADDENDUM B

AMENDMENT TO THE TOLL BROTHERS, INC.
STOCK INCENTIVE PLAN FOR EMPLOYEES (2007)

WHEREAS, the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) has determined to amend the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007) (the “Plan”) so as to provide for grants of stock appreciation rights (“SARs”); and

WHEREAS, the Board also desires to amend the Plan so as to provide for grants of restricted stock that will be treated as “performance-based compensation” for purposes of deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Board is authorized to amend the Plan pursuant to Section 9 of the Plan, subject to certain terms and conditions set forth therein;

NOW, THEREFORE, the Plan is hereby amended, subject to the approval of this amendment by the Company’s stockholders, as follows:

1. The Plan is hereby amended by the addition of a new Section 6(i) at the end of Section 6 to read:

“(i) Stock Appreciation Rights.  The Committee may, pursuant to this Section 6, make grants of “Stock Appreciation Rights,” or “SARs,” to any person who is eligible under the terms of the Plan to receive a Non-Qualified Stock Option. A “Stock Appreciation Right” or “SAR” is a right that allows the recipient to receive cash or stock of a value equal to the appreciation of the stock from the date of the grant of the SAR to the date the SAR is exercised. Each SAR granted under the Plan shall convey to the recipient rights that are in all respects the economic equivalent of a Non-Qualified Option granted under the terms of the Plan, and shall include in the grant document all of the material terms and conditions that would be included in a corresponding Option Document, including the number of shares of Common Stock deemed to be subject to the SAR, the Option Price (which cannot be less than the fair market value per share of the underlying shares of Common Stock determined as of the date the SAR is granted), the time or times at which the SAR may be exercised, and an expiration date. The economic benefit to the recipient of an SAR shall be equal to the value of the shares of Common Stock underlying the SAR as of the date the SAR is exercised, reduced by the deemed Option Price of the SAR applicable to the portion of the SAR being exercised. On exercise, the holder of the SAR shall be entitled to receive a payment of either cash or a distribution of shares of Common Stock, having a value equal to the value of the SAR (or portion being exercised) as described in the preceding sentence. Whether the recipient of an SAR is entitled to cash or to a distribution of shares of Common Stock upon exercise may be specified in the grant document. For all purposes of the Plan, SARs shall be treated as though each SAR constituted a grant of a Non-Qualified Stock Option for a number of Option Shares equal to the number of shares of Common Stock designated as underlying the SAR. As a consequence, and by way of example, for purposes of the limitation set forth in Section 6(a), above, on the number of Option Shares that may be subject to options granted to any one employee during any calendar year, the shares of Common Stock subject to an SAR granted to an employee during a calendar year shall reduce the number of Option Shares otherwise available for grant pursuant to Options granted to such employee during the same year.”

2. The Plan is hereby amended by the addition of a new Section 12(l) at the end of Section 12 to read:

“(l) Restricted Stock Units.  In addition to grants of Awards under this Section 12, the Committee may grant a Restricted Stock Unit (“RSU”) to any person eligible to receive an Award under this Section 12. Each RSU shall represent a right of the grantee that is the economic equivalent to a grant of an Award, and may provide for cash payment to the grantee of an amount equal to the value of an Award, or for the transfer to the grantee of a number of shares of Common Stock either immediately following the date the RSU becomes vested or at such later date as may be specified at the time the RSU is granted in the grant document. To the extent an applicable grant document provides that settlement of the grantee’s rights under an RSU is to be by means of a payment of cash or delivery of shares of the Common Stock at a time later than the date the grantee vests in such RSU, the time and manner of payment or delivery shall be specified in the grant document either as a date certain, or by reference to the grantee’s separation from service or a change in the ownership or effective control of the Company (as these terms are used for purposes of Code Section 409A) and shall include, to the extent required under Code Section 409A(a)(2)(B)(i), a delay in payment or delivery of six months where payment or delivery is by reason of the grantee’s separation from service.”

3. The Plan is hereby amended by the addition of a new Section 13 (as set forth below), and the redesignation of Sections 13, 14 and 15 of the Plan as Sections 14, 15 and 16:

“13.  Performance-Based Awards.

(a) Performance-Based Awards.  The Committee may grant Awards of Restricted Stock pursuant to the terms of this Section 13, and consistent with Section 12, above, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets (as hereinafter defined) applicable to any such Award, as set forth in this Section 13. In the event an Awardee who has been granted a Performance-Based Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met or prior to the satisfaction of any other applicable conditions or requirements have been met or satisfied, such Performance-Based Award shall be deemed immediately forfeited and extinguished. In addition, the Committee shall have the authority to cause a Performance-Based Award to be forfeited and extinguished, in whole or in part, at any time prior to the Committee’s determination that such Performance-Based Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance-Based Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant. The Committee shall have no authority to cause any Performance-Based Award to become vested in the absence of Committee certification of the achievement of any applicable Performance Target(s), as provided in Section 13(b)(ii), below.

(b) Establishment of Performance Targets.

(i) The Committee shall establish one or more Performance Targets for a Performance Period, which Performance Targets may vary for different Awardees who may be granted Performance-Based Awards.

(ii) In all cases, any Performance Target established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if the Performance Period is shorter than one year, within the first twenty five percent (25%) of such Performance Period.

(iii) Each Performance Target established under the Plan shall consist of one or more specific goals and an objective formula or method for determining whether such Performance Target has been achieved. In addition, the Committee shall establish, in connection with any Performance Targets applicable to a Performance Period, an objective method for computing the portion of a particular Performance-Based Award that may be treated as vested as a result of attaining such Performance Target.

(iv) In all cases, at the time the Committee establishes the Performance Target or Targets for a Performance Period, the attainment of such Performance Target or Targets must be substantially uncertain, consistent with the requirements of Treasury Regulation Section 1.162-27(e)(2)(i).

(c) Vesting of Performance-Based Awards.  Vesting of Performance-Based Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance-Based Award shall become vested unless and until (i) the Plan (including the provisions of this Section 13 of the Plan) is approved by the Company’s stockholders (and such stockholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), and (ii) the Committee has certified in writing that each Performance Target for the particular Performance Period for which a Performance-Based Award is granted has been achieved.

(d) Criteria to be Used in Establishing Performance Targets.  Each Performance Target established by the Committee shall be based on one or more of the following business criteria for the Company as a whole or any of its subsidiaries, operating divisions or other operating units: debt ratings, debt to capital ratio, generation of cash, issuance of new debt, establishment of new credit facilities, retirement of debt, return on assets, return on capital, return on equity, attraction of new capital, cash flow, earnings per share, net income, pre-tax income, pre-tax pre-bonus income, operating income, gross revenue, net revenue, gross homebuilding margin, net margin, pre-tax margin, share price, total stockholder return, acquisition of assets, acquisition of companies, creation of new performance and compensation criteria for key personnel, recruiting and retaining key personnel, customer satisfaction, employee morale, acquisition or disposition of other entities or businesses, acquisition or disposition of assets, hiring of strategic personnel, development and implementation of Company policies strategies and initiatives, creation of new joint ventures, new contracts signed, increasing the Company’s public visibility and corporate reputation, development of corporate brand name, overhead cost reductions, unit deliveries, or any combination of or variations on the foregoing. The Performance Targets established by the Committee based on the aforementioned business criteria may be measured, where the Committee deems appropriate, before or after any applicable write-offs, and may be measured in comparison to a budget approved by the Committee, a peer group established by the Committee or a stated goal established by the Committee. The Performance Targets may be modified at the discretion of the Committee to take into account significant items or events, and may be adjusted to reflect the opening or expanding of new geographic regions or development of new business lines. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, Performance Targets may be based upon the Awardee’s attainment of business objectives with respect to any of the criteria set forth in this Section 13(d), or implementing policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility.

(e) Performance-Based Award Limitation.  Notwithstanding anything to the contrary herein, no Awardee shall receive a Performance-Based Award for more than 350,000 Shares during any calendar year. To the extent a Performance Period is not equal to a calendar year, or where there are overlapping Performance Periods within a calendar year, this Section 13(e) limitation shall be applied by the Committee in any manner that is consistent with the limitation set forth herein and consistent with the provisions of Section 162(m) of the Code.

(f) Certain Definitions.  For purposes of the Plan, the following terms shall have the definitions set forth below:

(i) “Performance-Based Award” means an Award granted pursuant to this Section 13.

(ii) “Performance Period” means any period designated by the Committee as a period of time during which a Performance Target must be met for purposes of Section 13.

(iii) “Performance Target” means the performance target established by the Committee for a particular Performance Period, as described in Section 13(b).

(g) In addition to making grants of Performance-Based Awards under this Section 13, the Committee may make grants of RSUs under this Section 13 (“Performance-Based RSUs”), which RSUs shall become vested on such terms and conditions as are permitted with respect to Performance-Based Awards, and which shall, in all respects, be treated for purposes of the Plan and for purposes of this Section 13, in the same manner as Performance-Based Awards. The intent of this Section 13(g) is to permit the Committee to make grants either of Performance-Based Awards or of Performance-Based RSUs, at its discretion, treating both types of performance-based awards in the aggregate as subject to the rules and limitations of this Section 13 and in all regards as subject to the requirements to qualify as performance-based compensation for purposes of Code Section 162(m).”

4. In all other respects, the Plan is continued in full force and effect.

ADDENDUM C

AMENDMENT TO THE TOLL BROTHERS, INC.
STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (2007)

WHEREAS, the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) has determined to amend the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007) (the “Plan”) so as to provide for grants of stock appreciation rights (“SARs”); and

WHEREAS, the Board is authorized to amend the Plan pursuant to Section 9 of the Plan, subject to certain terms and conditions set forth therein;

NOW, THEREFORE, the Plan is hereby amended, subject to the approval of this amendment by the Company’s stockholders, as follows:

1. The Plan is hereby amended by the addition of a new Section 6(i) at the end of Section 6 to read:

“(i) Stock Appreciation Rights.  The Committee may, pursuant to this Section 6, make grants of “Stock Appreciation Rights,” or “SARs,” to any person who is eligible under the terms of the Plan to receive a Non-Qualified Stock Option. A “Stock Appreciation Right” or “SAR” is a right that allows the recipient to receive cash or stock of a value equal to the appreciation of the stock from the date of the grant of the SAR to the date the SAR is exercised. Each SAR granted under the Plan shall convey to the recipient rights that are in all respects the economic equivalent of a Non-Qualified Option granted under the terms of the Plan, and shall include in the grant document all of the material terms and conditions that would be included in a corresponding Option Document, including the number of shares of Common Stock deemed to be subject to the SAR, the Option Price (which cannot be less than the fair market value per share of the underlying shares of Common Stock determined as of the date the SAR is granted), the time or times at which the SAR may be exercised, and an expiration date. The economic benefit to the recipient of an SAR shall be equal to the value of the shares of Common Stock underlying the SAR as of the date the SAR is exercised, reduced by the deemed Option Price of the SAR applicable to the portion of the SAR being exercised. On exercise, the holder of the SAR shall be entitled to receive a payment of either cash or a distribution of shares of Common Stock, having a value equal to the value of the SAR (or portion being exercised) as described in the preceding sentence. Whether the recipient of an SAR is entitled to cash or to a distribution of shares of Common Stock upon exercise may be specified in the grant document. For all purposes of the Plan, SARs shall be treated as though each SAR constituted a grant of a Non-Qualified Stock Option for a number of Option Shares equal to the number of shares of Common Stock designated as underlying the SAR. As a consequence, and by way of example, for purposes of the limitation set forth in Section 6(a), above, on the number of Option Shares that may be subject to options granted to any one employee during any calendar year, the shares of Common Stock subject to an SAR granted to an employee during a calendar year shall reduce the number of Option Shares otherwise available for grant pursuant to Options granted to such employee during the same year.”

2. The Plan is hereby amended by the addition of a new Section 12(l) at the end of Section 12 to read:

“(l) Restricted Stock Units.  In addition to grants of Awards under this Section 12, the Committee may grant a Restricted Stock Unit (“RSU”) to any person eligible to receive an Award under this Section 12. Each RSU shall represent a right of the grantee that is the economic equivalent to a grant of an Award, and may provide for cash payment to the grantee of an amount equal to the value of an Award, or for the transfer to the grantee of a number of shares of Common Stock either immediately following the date the RSU becomes vested or at such later date as may be specified at the time the RSU is granted in the grant document. To the extent an applicable grant document provides that settlement of the grantee’s rights under an RSU is to be by means of a payment of cash or delivery of shares of the Common Stock at a time later than the date the grantee vests in such RSU, the time and manner of payment or delivery shall be specified in the grant document either as a date certain, or by reference to the grantee’s separation from service or a change in the ownership or effective control of the Company (as these terms are used for purposes of Code Section 409A) and shall include, to the extent required under Code Section 409A(a)(2)(B)(i), a delay in payment or delivery of six months where payment or delivery is by reason of the grantee’s separation from service.”

3. In all other respects, the Plan is continued in full force and effect.

C-1

PROXY
TOLL BROTHERS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders - March 12, 2008
     The undersigned stockholder of Toll Brothers, Inc. (the “Company”), revoking all previous proxies, hereby appoints ROBERT I. TOLL and ZVI BARZILAY, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania, on March 12, 2008, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters specified on the reverse side.
     This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted “FOR” the election of the three Director nominees named on the reverse side, “FOR” the approval of the Toll Brothers, Inc. CEO Cash Bonus Plan, “FOR” the approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007), “FOR” the approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007), “FOR” the approval of plan amendments to authorize a stock option exchange program for employees other than executive officers and directors, and “FOR” ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.
     If you hold your shares directly with the Company and you plan to attend the Meeting, please mark the appropriate box on this proxy card. If your shares are held for you by a bank, broker or other intermediary and you plan to attend the Meeting, please send written notice of your intention to attend to Toll Brothers, Inc., 250 Gibraltar Road, Horsham, PA 19044, Attention: Michael I. Snyder, Secretary no later than March 5, 2008. Please include with such notice: (1) your name and complete mailing address, (2) if you will be naming a representative to attend on your behalf, the name, complete mailing address and phone number of that individual, and (3) evidence of your ownership (such as the relevant portion of your bank or brokerage firm account statement or a letter from the bank, broker or other intermediary confirming your ownership). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the Meeting and all attendees must present valid photo identification to be admitted to the Meeting. For further information on the Company’s admission policy and procedures for the Meeting, please refer to the proxy statement.
The Company’s proxy materials are available online at http://ww3.ics.adp.com/streetlink/tol.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
TOLL BROTHERS, INC.
March 12, 2008
COMMON STOCK
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS TWO,
THREE, FOUR, FIVE AND SIX.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE |X|
1. Election of Directors

FOR ALL NOMINEES	WITHHOLD AUTHORITY	FOR ALL EXCEPT
	FOR ALL NOMINEES	(see instructions below)

[ ]	[ ]	[ ]
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here [X]:
     Nominees:
     [   ] Robert I. Toll
     [   ] Bruce E. Toll
     [   ] Joel H. Rassman
2. The approval of the Toll Brothers, Inc. CEO Cash Bonus Plan.
FOR [   ]      AGAINST [   ]       ABSTAIN [   ]
3. The approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007).
FOR [   ]      AGAINST [   ]     ABSTAIN [   ]
4. The approval of an amendment to the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007).
FOR [   ]       AGAINST [   ]       ABSTAIN [   ]
5. The approval of plan amendments to authorize a stock option exchange program for employees other than executive officers and directors.
FOR [   ]       AGAINST [   ]       ABSTAIN [   ]

6. The ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.
FOR [   ]       AGAINST [   ]       ABSTAIN [   ]
7. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING,
PROXY STATEMENT AND 2007 ANNUAL REPORT OF TOLL BROTHERS, INC.
MARK “X” IF YOU PLAN TO ATTEND THE MEETING.      [   ]
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]
Signature of Stockholder                                                               Dated:                      , 2008
Signature of Stockholder                                                               Dated:                      , 2008
NOTE: Please sign this Proxy exactly as your name(s) appear(s) on this proxy card . Where shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.